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                                                                  Exhibit 10.33



                                                               Execution Version



                       STOCK AND ASSET PURCHASE AGREEMENT

                                  dated as of

                               December 21, 2001

                                     among

                              JUSI HOLDINGS, INC.,

                              SPEAR & JACKSON PLC,

                               USI GLOBAL CORP.,

                                USI CANADA INC.,

                             U.S. INDUSTRIES, INC.

                                      and

                              ATT ACQUISITION CO.


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                               TABLE OF CONTENTS

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                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01. Definitions....................................................2

                                   ARTICLE 2
                               PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of Shares and Purchased Assets;
              Assumption of Assumed Liabilities.............................17
SECTION 2.02. Closing.......................................................18
SECTION 2.03. Closing Balance Sheet.........................................19
SECTION 2.04. Adjustment of Purchase Price..................................23
SECTION 2.05. Assignment of Contracts and Rights............................24

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

SECTION 3.01. Corporate Existence and Power.................................24
SECTION 3.02. Corporate Authorization.......................................25
SECTION 3.03. Governmental Authorization....................................25
SECTION 3.04. Noncontravention..............................................25
SECTION 3.05. Capitalization................................................26
SECTION 3.06. Ownership of Shares; Title to Purchased Assets................26
SECTION 3.07. Sufficiency of Assets.........................................27
SECTION 3.08. Subsidiaries..................................................27
SECTION 3.09. Financial Statements..........................................27
SECTION 3.10. Absence of Certain Changes....................................28
SECTION 3.11. No Undisclosed Material Liabilities...........................30
SECTION 3.12. Material Contracts............................................30
SECTION 3.13. Litigation....................................................32
SECTION 3.14. Compliance with Laws and Court Orders.........................32
SECTION 3.15. Real Property.................................................32
SECTION 3.16. Intellectual Property.........................................33
SECTION 3.17. Finders' Fees.................................................34
SECTION 3.18. Employees.....................................................34
SECTION 3.19. Employee Benefit Plans........................................35
SECTION 3.20. Environmental Matters.........................................39
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SECTION 3.21. Labor Matters.................................................40
SECTION 3.22. Tax Matters...................................................41
SECTION 3.23. Intercompany Accounts; Affiliate Transactions.................43
SECTION 3.24. Insurance Coverage............................................43
SECTION 3.25. Product Warranties............................................44
SECTION 3.26. Product Liability Claims; Product Safety......................44
SECTION 3.27. Customers and Suppliers.......................................44
SECTION 3.28. Canadian Seller...............................................45
SECTION 3.29. Material Change...............................................45

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 4.01. Corporate Existence and Power.................................45
SECTION 4.02. Corporate Authorization.......................................45
SECTION 4.03. Governmental Authorization....................................46
SECTION 4.04. Noncontravention..............................................46
SECTION 4.05. Financing.....................................................46
SECTION 4.06. Purchase for Investment.......................................47
SECTION 4.07. Litigation....................................................47
SECTION 4.08. Finders' Fees.................................................47
SECTION 4.09. Inspections; No Other Representations.........................47
SECTION 4.10. Investment Canada Act.........................................48
SECTION 4.11. Excise Tax Act................................................48
SECTION 4.12. Quebec Sales Tax Act..........................................48

                                   ARTICLE 5
                              COVENANTS OF SELLERS

SECTION 5.01. Conduct of the Company........................................48
SECTION 5.02. Access to Information.........................................49
SECTION 5.03. Resignations..................................................50
SECTION 5.04. Guaranty......................................................50
SECTION 5.05. Capital Expenditures..........................................50
SECTION 5.06. Settlement of Intercompany Accounts; Settlement of other
              Debt; Success Payments........................................51
SECTION 5.07. Harrisburg Ground Lease Estoppel and Landlord
              Recognition Agreement.........................................51


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                                                                            PAGE
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                                   ARTICLE 6
                               COVENANTS OF BUYER

SECTION 6.01. Access........................................................52
SECTION 6.02. Trademarks; Tradenames........................................52
SECTION 6.03. Preservation of Records.......................................52

                                   ARTICLE 7
                         COVENANTS OF BUYER AND SELLERS

SECTION 7.01. Reasonable Best Efforts; Further Assurances...................53
SECTION 7.02. Certain Filings...............................................53
SECTION 7.03. Public Announcements..........................................53
SECTION 7.04. Notices of Certain Events.....................................54
SECTION 7.05. Treasury Matters..............................................54
SECTION 7.06. Consents......................................................55
SECTION 7.07. Pre-Closing Insurance.........................................55
SECTION 7.08. Confidentiality...............................................57
SECTION 7.09. Certain Post-Closing Assistance...............................58

                                   ARTICLE 8
                               EMPLOYEE BENEFITS

SECTION 8.01. Employee and Employee Benefit Matters.........................58

                                   ARTICLE 9
                             CONDITIONS TO CLOSING

SECTION 9.01. Conditions to Obligations of Buyer and Sellers................63
SECTION 9.02. Conditions to Obligation of Buyer.............................63
SECTION 9.03. Conditions to Obligation of Sellers...........................65

                                   ARTICLE 10
                           SURVIVAL; INDEMNIFICATION

SECTION 10.01. Survival.....................................................66
SECTION 10.02. Indemnification..............................................66
SECTION 10.03. Procedures...................................................80
SECTION 10.04. Calculation of Damages.......................................81
SECTION 10.05. Assignment of Claims.........................................82
SECTION 10.06. Exclusivity..................................................82
SECTION 10.07. Indemnity Payments to Be Adjustments to Purchase Price.......83


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                                                                            PAGE
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                                   ARTICLE 11
                                   TERMINATION

SECTION 11.01. Grounds for Termination......................................83
SECTION 11.02. Effect of Termination........................................84

                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01. Notices......................................................84
SECTION 12.02. Amendments and Waivers.......................................86
SECTION 12.03. Expenses.....................................................86
SECTION 12.04. Successors and Assigns.......................................86
SECTION 12.05. Governing Law................................................87
SECTION 12.06. Jurisdiction.................................................87
SECTION 12.07. WAIVER OF JURY TRIAL.........................................88
SECTION 12.08. Counterparts; Third Party Beneficiaries......................88
SECTION 12.09. Entire Agreement.............................................88
SECTION 12.10. Captions.....................................................89
SECTION 12.11. Disclosure Schedules.........................................89
SECTION 12.12. Tax Sharing..................................................89
SECTION 12.13. Bulk Sales Legislation.......................................89
SECTION 12.14. English Language.............................................89
SECTION 12.15. Severability.................................................89

Exhibit A        Form of Escrow Agreement
Exhibit B        Form of Note
Exhibit C        Section 1445(b)(2) Form
Exhibit D        Form of Landlord Estoppel Certificate
Exhibit E        Form of Recognition Agreement
Exhibit F        Form of Assignment and Assumption Agreement
Exhibit G        Form of Tax Sharing and Indemnification Agreement


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                       STOCK AND ASSET PURCHASE AGREEMENT

         AGREEMENT dated as of December 21, 2001 between JUSI Holdings, Inc., a Delaware corporation ("US Seller"), Spear & Jackson plc, an English corporation ("True Temper Seller"), USI Global Corp., a Delaware corporation ("Global"), USI Canada Inc., an Ontario corporation ("Canadian Seller" and together with US Seller, True Temper Seller and Global, "Sellers"), U.S. Industries, Inc., a Delaware corporation ("USI") and ATT Acquisition Co., a Delaware corporation ("Buyer").

                             W I T N E S S E T H :

         WHEREAS, USI conducts its business of manufacturing and distributing non-powered lawn and garden tools through its indirect wholly owned subsidiaries, Ames True Temper, Inc., a Delaware corporation ("ATT"), IXL Manufacturing Company, Inc., a Missouri corporation ("IXL"), True Temper Limited, an Irish corporation, ("True Temper Ireland"), and the Garant division of Canadian Seller ("Garant");

         WHEREAS, US Seller owns all of the issued and outstanding shares of capital stock of ATT and IXL;

         WHEREAS, True Temper Seller owns all of the issued and outstanding shares of capital stock of True Temper Ireland;

         WHEREAS, Global owns one share of O. Ames Argentina, S.A., an Argentinian corporation and a subsidiary of ATT ("Argentina");

         WHEREAS, on the terms and subject to conditions set forth herein, each of US Seller, True Temper Seller and Global wishes to sell, assign, transfer and convey and Buyer wishes to purchase, all of the outstanding shares of capital stock of ATT, IXL, True Temper Ireland and one share of Argentina;

         WHEREAS, on the terms and subject to conditions set forth herein, Canadian Seller wishes to sell, assign, transfer and convey, and Buyer wishes to purchase and assume, all of the assets and the liabilities of Garant as set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable

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consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Adjudicated Claim" means any Claim that is supported by a final and non-appealable order of a court of competent jurisdiction or a binding decision of an arbitration panel pursuant to Section 10.02(b)(10)(b) or other binding arbitration process mutually agreed to by Sellers and Buyers.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that none of the Transferred Companies shall be considered an Affiliate of a Seller.

         "Agreement" means this Stock and Asset Purchase Agreement, together with any and all schedules, exhibits and attachments hereto.

         "Ancillary Agreements" means all agreements, instruments or certificates required to be executed pursuant to the provisions of this Agreement.

         "Applicable Remedial Objectives" means remedial objectives, levels or standards (including, by way of example and not limitation, allowable concentrations, quantities or characteristics of contaminants in soil, groundwater or other media) set forth in Environmental Laws, as same may be amended, applicable to the Real Property at issue given its use at the time of Closing. In the absence of clear remedial objectives, standards or levels with regard to Pollution Conditions relating to the physical condition of any Real Property, Applicable Remedial Objectives shall mean risk based clean up or remedial standards or criteria based upon a cancer risk of 10-4 to 10-6 . Disputes regarding Applicable Remedial Objectives shall be resolved by a Panel pursuant to Section 10.02(b)(11)(B).

         "Assumed Liabilities" means all payment and performance obligations (other than obligations arising from breaches or defaults of Canadian Seller occurring prior to the Closing Date) under the Canadian Contracts and all debts, obligations, contracts and liabilities of Garant or Canadian Seller (or any

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predecessor of Garant or Canadian Seller or any prior owner of all or part of its businesses and assets) of any kind, character or description (whether known or unknown, accrued, absolute, contingent or otherwise) primarily relating to or primarily arising out of the conduct of the Canadian Business or the ownership or operation of real property used in the Canadian Business (currently or previously), including, without limitation, those categories of debts, obligations, contracts and liabilities described in clauses (i) through (vii) set forth below:

                  (i) all liabilities set forth on the Preliminary Balance Sheet primarily relating to or primarily arising out of the Canadian Business or the Purchased Assets and all liabilities incurred thereafter to the extent not satisfied prior to the Closing Date;

                  (ii) all liabilities and obligations arising under any Canadian Contracts;

                  (iii) all Environmental Liabilities primarily relating to or primarily arising out of the Canadian Business or the Purchased Assets;

                  (iv) all liabilities and obligations arising out of any action, suit, investigation or proceeding primarily relating to or primarily arising out of the Canadian Business or the Purchased Assets before any court or arbitrator or any Governmental Authority;

                  (v) all liabilities and obligations relating to any products manufactured or sold on or prior to the Closing Date, including without limitation warranty obligations and product liabilities;

                  (vi) except as otherwise provided in Article 8, all liabilities or obligations relating to employee benefits or compensation arrangements or relating to the violation or alleged violation of any applicable employment law, regulation, policy, agreement, rule or order, including, without limitation, those related to wages, hours, health and safety, employment standards, pay equity, workers' compensation, notice of termination or pay in lieu thereof, or severance pay existing on or prior to the Closing Date with respect to any employee or former employee engaged primarily in the Canadian Business;

                  (vii) all liabilities and obligations relating to or arising out of the Purchased Assets; and

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                  (vii) all Tax liabilities and obligations relating to the
         Canadian Business and the purchase and sale of the Purchased Assets apportioned to, assumed by or to be paid by Buyer under the Tax Sharing Agreement.

         "Balance Sheet Date" means September 29, 2001.

         "Barrier Cost Difference" means for any Pollution Condition the difference between the Remedial Action Cost to remediate or otherwise correct the Pollution Condition in accordance with applicable Environmental Laws, (i) without the use of engineered barriers or institutional controls and (ii) with the use of engineered barriers or institutional controls.

         "Business" means the business, as conducted by the Transferred Companies on the Closing Date, of manufacturing and distributing non-powered lawn and garden tools under various brand names, including the brand names Ames, True Temper, Kodiak, Pony, Jackson, Woodings and IXL which include long handled tools, wheelbarrows, snow tools, hose reels, pruning tools, lawn carts, striking tools, decorative accessories and repair handles; provided, however, Business shall not include the activities conducted by True Temper Seller or any of its subsidiaries (other than True Temper Ireland).

         "Buyer Environmental Claim" means any Claim made by Buyer under Section
10.03 for indemnification with respect to Sellers' Environmental Indemnity.

         "Buyer Non-Environmental Claim" means any Claim made by Buyer under
Section 10.03 for indemnification under Section 10.02, with the exception of any Buyer Environmental Claim.

         "Canadian Business" means the business, as conducted by Garant and/or the Canadian Seller on the Closing Date, of manufacturing, assembling and distributing non-powered lawn and garden tools under the brand name Garant which include long handled tools, wheelbarrows, snow tools, striking tools and repair handles.

         "Canadian Contracts" means any agreement, lease, license, commitment, sale or purchase order, contract or other instrument to which Garant is a party or to which Canadian Seller is a party on behalf of Garant or primarily related to or arising in the conduct of the Canadian Business other than any agreement, contract or other instrument referred to in Article 8.

         "Closing Date" means the date of the Closing.


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         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Company" means each of ATT, IXL and True Temper Ireland; and collectively, ATT, IXL and True Temper Ireland shall be referred to as the "Companies".

         "Confidentiality Agreement" means the Confidentiality Agreement between Wind Point Partners IV, LP and USI dated as of May 30, 2001.

         "Environmental Cap" means $6 million.

         "Environmental Laws" means any and all statutes, laws, regulations and rules, including principles of common law, administrative and judicial orders and other legal requirements, in each case as in effect on the date hereof, that have as their principal purpose the protection of the environment or human health and safety or that relate to the handling, storage, disposal, use or exposure to Hazardous Substances.

         "Environmental Liabilities" means any Damages or obligations arising out of the operation of the Transferred Companies, the Canadian Business (as currently or previously conducted), the Purchased Assets, or the use or ownership of the Real Property, to the extent based upon (i) a violation of or liability under any Environmental Law, (ii) a failure to obtain, maintain, or comply with any Environmental Permit, directive, order or notice of violation under, or any requirement of, any Environmental Law, (iii) a Release of any Hazardous Substance at, on or under any Real Property, Purchased Asset or any environmental investigation, remediation, removal, clean-up or monitoring required under Environmental Laws or required by a Governmental Authority at or under any Real Property or Purchased Asset, or (iv) the use, generation, storage, transportation, treatment, sale or other off-site disposal of Hazardous Substances generated or otherwise used in connection with the Canadian Business (as currently or previously conducted) or by any Transferred Company or Canadian Seller (in connection with the Canadian Business or Purchased Assets).

         "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Law and relating to the Business.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.


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         "Escrow Account" shall have the meaning set forth in the Escrow
Agreement.

         "Escrow Agent" means an agent to act as escrow agent to be selected by Sellers, that is reasonably satisfactory to Buyer.

         "Escrow Agreement" means the agreement among Buyer, Sellers and Escrow Agent substantially in the form attached as Exhibit A hereto.

         "Escrow Amount" means $4.5 million payable by Buyer on the Closing Date pursuant to Section 2.02(b).

         "Excluded Assets" means:

                  (i) all the assets of Canadian Seller not primarily used in the Canadian Business, including without limitation, any such assets primarily used in its Jacuzzi division or its Progress division or in the conduct of its Jacuzzi or Progress businesses;

                  (ii) all of Garant's or Canadian Seller's cash and cash equivalents on hand and in banks to the extent not reflected on the Closing Working Capital Statement;

                  (iii) all insurance policies maintained by Canadian Seller other than those assumed pursuant to Article 8 that provide benefits to Employees of Garant or Canadian Seller;

                  (iv) the following marks and names: U.S. Industries Inc., USI or any derivative thereof;

                  (v) to the extent attributable to any time or period ending on or prior to the Closing Date, the right to receive any workers' compensation rebate, surplus or credit and any refund of Tax paid by Garant or Canadian Seller, including, without limitation, income tax, provincial sales tax and goods and services tax;

                  (vi) all books, records, files and papers, whether in hard copy or computer format, prepared in connection with this Agreement or the transactions contemplated hereby and all minute books and corporate records of Canadian Seller and its Affiliates other than those primarily used in the Canadian Business;


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                  (vii) all rights of Canadian Seller arising under this
         Agreement, the Escrow Agreement, the Tax Sharing Agreement, the Assignment and Assignment Agreement or the transactions contemplated hereby or thereby; and

                  (viii) any Purchased Assets sold or otherwise disposed of in the ordinary course of business during the period from the date hereof until the Closing Date.

         "Excluded Liabilities" means:

                  (i) any Tax liability or obligation of Canadian Seller except Tax liabilities and obligations relating to the Canadian Business and the purchase and sale of the Purchased Assets apportioned to, assumed by or to be paid by Buyer under the Tax Sharing Agreement;

                  (ii) any liability or obligation relating to employee benefits or compensation arrangements or relating to the violation or alleged violation of any applicable employment law, regulation, policy, agreement, rule or order, including, without limitation, those related to wages, hours, health and safety, employment standards, pay equity, workers' compensation or notice of termination or pay in lieu thereof, or severance pay existing on or prior to the Closing Date with respect to any employee or former employee (A) primarily engaged in the Canadian Business, to the extent provided in Article 8 or (B) of Canadian Seller who is not nor ever has been primarily engaged in the Canadian Business;

                  (iii) any liability of Canadian Seller that primarily relates to its Jacuzzi or Progress divisions; and

                  (iv) any liability or obligation relating to, or arising out of, an Excluded Asset.

         "Federal Tax" means any Tax imposed under Subtitle A of the Code with respect to which any Company or any Subsidiary has filed or will file a Tax Return.

         "Foreign Antitrust Laws" means all non-U.S. statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to regulate competition or investment or to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.


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         "GAAP" means U.S. generally accepted accounting principles.

         "Governmental Authority" means any national, federal, regional, state, provincial, municipal, other governmental or regulatory authority, administrative body or government, department, board, body, tribunal, instrumentality or commission.

         "Hazardous Substance" means any material, pollutant, contaminant or any toxic, radioactive or otherwise hazardous substance or petroleum, as such terms are regulated by, defined in, or identified pursuant to, any Environmental Law.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intellectual Property Right" means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

         "Knowledge of Sellers" or words of similar import shall mean knowledge possessed by John M. Stoner, David C. Avery, William J. Grambo, Judy A. Schuchart, Joseph Wersosky, Christopher L. Ebling, James E. McCallister, Jean Gaudreault and Domhnall Mac Domhnaill, Dave Nelson, Gary Beebe, Dean Cross, Kevin Kelley, Rick Lavender, Dave Randolph, Steve Kujovsky, Brian Imel, Jeff Foster and Rob Mayhew.

         "Knowledge of Buyer" or words of similar import shall mean knowledge possessed by Richard Kracum, Michael Solot and Tamara Polewik.

         "Known Conditions" means those risks identified as "Known Conditions" in Schedule 10.02(b)(7). All Remedial Actions for Known Conditions shall be conducted pursuant to the requirements of Section 10.02(b)(9) hereof.

         "Lenders" means Foothill Capital Corporation, AbleCo Finance LLC and any other lenders under the Credit Facility, together with their respective successors, assigns and participants.

         "Lien" means, with respect to any property or asset, any claim, restriction, mortgage, lien, pledge, charge, security interest or encumbrance, including any lien for Taxes, in respect of such property or asset.


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         "Material Adverse Effect" means a material adverse effect on the business, results of operations or financial condition of the Transferred Companies, taken as whole, except any such effect resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby or
(ii) changes in economic or political conditions generally.

         "Parent Group" means Sellers and USI, collectively.

         "Payment Default" means the failure by Sellers to pay the amount of any Undisputed Claim or Adjudicated Claim within 15 days following Buyer's written notice to Sellers requesting payment therefore.

         "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Permitted Liens" means (i) Liens reflected or reserved against in the Preliminary Balance Sheet (including in the notes thereto), (ii) except for those matters set forth in Schedule 3.15(d), Liens reflected in any title abstracts and/or surveys with respect to the Real Properties that are listed on
Schedule 3.15(c), copies of which have been previously provided to Buyer, (iii) Liens, easements, servitudes, rights-of-way, covenants, restrictions, encumbrances and other exceptions to title, including, without limitation, survey matters, that do not secure any monetary obligation (except as provided below) and do not materially detract from the value of the property subject thereto or materially interfere with the manner in which it is currently being used by the applicable Transferred Company, (iv) mechanics', materialmen's, laborers', repairmen's, and similar Liens not yet due and payable or being contested in good faith (and for which adequate accruals or reserves have been established on the Closing Balance Sheet), (v) taxes, general and special assessments not yet due and payable without penalty or interest or being contested in good faith (and for which adequate accruals or reserves have been established on the Closing Balance Sheet) and (vi) Liens that will serve as collateral for the Financing.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Post-Closing Environmental Liabilities" means any Environmental Liabilities to the extent arising out of conditions that come into existence at any time on or after the Closing Date.

         "Potential Known Conditions" means those risks identified as "Potential Known Conditions" in Schedule 10.02(b)(7). Potential Known Conditions are divided into "Group A", meaning matters with a relatively greater potential to incur Remedial Action Costs, and Group B, meaning matters with a relatively lesser potential to incur such obligations. All Remedial Actions for Potential Know Conditions shall be conducted pursuant to the requirements of Section 10.02(b)(9) hereof.

         "Pre-Closing Environmental Liabilities" means any Environmental Liabilities to the extent arising out of conditions existing at any time prior to the Closing Date.

         "Preliminary Balance Sheet" means the audited pro forma combined balance sheet of the Transferred Companies as of September 29, 2001 (with a report thereon dated September 30, 2001).

         "Purchased Assets" means any assets, properties and business, of every kind and description, owned, held or used primarily in the conduct of the Canadian Business by Garant or Canadian Seller as the same shall exist on the Closing Date, including, but not limited to, all right, title and interest of Garant or Canadian Seller in, to and under the following Purchased Assets to the extent owned, held or used primarily in the conduct of Canadian Business:

         (a) all raw materials, work-in-process, finished goods, supplies, components and other inventories;

         (b) all rights under all Canadian Contracts;

         (c) all accounts, notes and other receivables except to the extent set forth in Section 7.05;

         (d) all transferable licenses, permits or other governmental authorizations;

         (e) all bank accounts;

         (f) all books, records, files and papers, whether in hard copy or computer format;

         (g) all goodwill associated with the Canadian Business or the Purchased Assets;

         (h) all rights (including, but not limited to, leasehold rights) to the Real Property of Garant or Canadian Seller; and


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         (i) all Intellectual Property Rights of Garant or Canadian Seller;
provided, however, that an Excluded Asset shall not be a Purchased Asset.

         "Real Properties" means the Leased Properties and the Owned Properties.

         "Reference Working Capital Statement" means the working capital statement setting forth a calculation of Working Capital as of the close of business (New York City time) on September 29, 2001, set forth in Schedule 3.09(b).

         "Remedial Action" means any procedure, instrument, method, approach or technique employed, considered or implemented in order to investigate, control, treat, abate, mitigate, clean up, remedy, remove, reduce or otherwise address any Hazardous Substance or combination of Hazardous Substances and/or to address a non-compliance with any requirement of Environmental Law or requirement of a Governmental Authority pursuant to Environmental Laws (a "Compliance Matter"), including, by way of example and not limitation, risk assessments, remedial investigations, deed restrictions, physical removal of soil, water or other media, natural attenuation, bioremediation, thermal desorption, institutional controls, engineering controls, recycling, soil vapor extraction, permit application preparation, asbestos sampling and preparation and implementation of employee notification or training programs.

         "Remedial Action Cost" means any charge, cost, fee, expense, fine or penalty ("Cost") arising out of or associated in any way with any Remedial Action relating to, or with the satisfaction or payment of any Environmental Liability, including, by way of example and not limitation, (i) Costs associated with the design, purchase, licensing or installation of equipment and appurtenances which is required or reasonably necessary to conduct any Remedial Action, including but not limited to monitoring wells, pump and treat systems, etc., (ii) Costs of conducting risk assessments or similar investigations, (iii) Costs for achieving coverage under the AIG Policy (as defined in Section 10.02(b)(5) hereof), including but not limited to payment of deductibles, Insurance Copayments (as defined in Section 10.02(b)(5) hereof), (iv) Costs incurred in arranging for or obtaining coverage under the AIG Policy and Costs relating to securing or obtaining reimbursement or other recovery of charges or other Costs from Huffy or any other third party, (v) oversight or program fees, fines or other Costs imposed by any Governmental Authority, inclusive of application and labor charges associated with the entry of any Real Property or Pollution Condition (as defined in Section 10.02(b)(9)) in any voluntary cleanup program, (vi) Costs to conduct, implement or oversee any of the Phase II Studies (as defined in Section 10.02(b)(6) hereof), Field Work (as defined in Section 10.02(b)(9)), Work Plans, or any other environmental investigations or studies necessary or required for either Party to meet its obligations under Section 10.02(b), whether as a "Lead Party" or "Observing Party," as such terms are defined in Section 10.02(b)(6) hereof, (vii) Costs incurred in connection with any negotiations with any Governmental Authority or to address any Compliance Matter pursuant to Section 10.02(b)(7), (viii) any allocated share of Dispute Resolution Consultant or Panel costs and expenses (as described in Section 10.02(b)(11)), (ix) natural resource damages, (x) Costs in the defense of any Third Party Claim, (xi) all Costs incurred in the physical removal, treatment, or other manner of cleanup or other Remedial Action of soil, air, water, groundwater, surface water, building material or other media, including, by way of example, implementation of institutional controls, or (xii) Costs imposed in addressing any other Environmental Liability, including but not limited to all consulting, engineering, expert or legal Costs incurred in connection with subsections (i) through (xii) above.

         "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Substances not permitted by prevailing and applicable Environmental Laws, into air, soil, water, groundwater or other media.

         "Seller Group" means, with respect to federal income Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which the US Seller is a member and, with respect to state income or franchise Taxes, the consolidated, combined or unitary group of which the US Seller, the Companies or the Subsidiaries or any of their Affiliates is a member prior to the Closing.

         "Senior Debt Liens" means the liens in respect of the ownership interests in or the assets of the Transferred Companies created under any of the "Collateral Documents", as defined and referred to in the Amendment, Restatement, General Provisions and Intercreditor Agreement dated as of August 15, 2001 among USI, USI Global Corp., USI American Holdings, Inc., USI Atlantic Corp., Rexair Holding, Inc., Rexair, Inc., the other subsidiaries of USI party thereto, Wilmington Trust Company and David A. Vanaskey, as Collateral Trustees (the "Collateral Trustees"), Bank of America, N.A., as Debt Coordinator, USI Agent, Rexair Agent and Rexair Collateral Agent (each as defined therein) and the lenders party thereto, as amended from time to time ("Master Agreement"), for the benefit of the secured parties named therein, including without limitation the Amended and Restated Pledge and Security Agreement dated as of August 15, 2001 among USI and its subsidiaries party thereto and the Collateral Trustees and the Amended and Restated Collateral Trust Agreement dated as of August 15, 2001 among USI and its subsidiaries party thereto and the Collateral Trustees, in each case as amended from time to time.

         "Shares" means the shares of the capital stock of the Companies set forth next to the names of the Companies on Schedule 2.01(a).

         "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by a Company; provided, however, that Elgin Handles, Ltd., an Ontario corporation, shall not be a Subsidiary.

         "Tax" or "Taxes" means any tax, duty, fee, assessment, dues or charge of any nature whatsoever imposed by any government or taxing authority, domestic or foreign, including, without limitation, any gross or net income, gross or net receipts, capital gains, minimum, sales, use, ad valorem, value added, stamp, transfer, capital, gift, inheritance, franchise, withholding, payroll, employment, employment insurance, social insurance, excise, occupation, employer health, premium or property tax together with any interest, fine, penalty, addition to tax, duty, fee, assessment, dues or charge or additional amount imposed with respect thereto, and shall include any liability pursuant to Treasury Regulation ss. 1.1502-6 or any similar provision of state, local or foreign law or any tax sharing or contribution agreement and any transferee or successor liability in respect of any such tax, duty, fee, assessment, dues or charge or additional amount.

         "Transferred Company" means each of the Companies, the Subsidiaries and Garant; and the Companies, the Subsidiaries and Garant are referred to as the "Transferred Companies". Notwithstanding anything herein to the contrary, the term "Transferred Company" or "Transferred Companies" shall also include, where appropriate, Canadian Seller, with respect to Garant, in those instances in which Canadian Seller is bound by, or subject to, any contract, agreement, instrument or other document for or on behalf of Garant and the Canadian Business.

         "Undisputed Claim" means any Claim made by Buyer under Section 10.03 for which Sellers and Buyer agree that Buyer is entitled to indemnification under Section 10.02.

         "Unknown Conditions" means (i) Pre-Closing Environmental Liabilities undisclosed to Sellers or Buyer at the time of the Closing and not intended to be investigated pursuant to the Phase II Studies (as defined in Section 10.02(b)(6)), and (ii) demands from Governmental Authorities made following the Closing with regard to compliance of the Transferred Companies with Environmental Law. All Remedial Action for Unknown Conditions shall be performed in accordance with the requirements of Section 10.02(b)(9) hereof.

         "Working Capital" means, at any time, on a pro forma combined basis, the excess of current assets of the Transferred Companies, taken as a whole, at such time over current liabilities of the Transferred Companies, taken as a whole, at such time.

         "Work Plans" means any written plan or proposal for the design or implementation of any Remedial Action. (b) Each of the following terms is defined in the Section set forth opposite such term:


         Term                                                            Section

         AbleCo                                                           4.05
         Administrative Costs                                             7.07
         AIG                                                            10.02(b)
         AIG Policy                                                     10.02(b)
         Alternate Firm                                                   2.03
         ATT                                                            Preamble
         Argentina                                                      Recitals
         Assignment Expenses                                             12.04
         Assignment Liabilities                                          12.04
         Auditor                                                          2.03
         Benefit Arrangement                                              3.19
         Buyer                                                          Preamble
         Buyer's Environmental Indemnity                                10.02(b)
         Buyer Transferee                                                12.04
         Canadian Seller                                                Preamble
         Carlisle Lease                                                  10.02
         Claim                                                           10.03
         Closing                                                          2.02
         Closing Balance Sheet                                            2.03
         Closing Working Capital                                          2.03
         Closing Working Capital Statement                                2.03
         COBRA                                                            8.01
         Company Intellectual Property Rights                             3.16
         Company Securities                                               3.05
         Company-Specific Plans                                           8.01
         Contracts                                                        3.12
         Conveyance                                                      12.04
         Covered Employee                                                 8.01
         Credit Facility                                                  4.05
         Credit Support Documents                                         7.05
         Damages                                                         10.02


                                       14


         Term                                                            Section

         Deductibles                                                    10.02(b)
         Determination Date                                               2.03
         Dispute Letter Report                                          10.02(b)
         Dispute Resolution Consultant                                  10.02(b)
         DOJ                                                              7.02
         DOL                                                              3.03
         Employee                                                         3.19
         Employee Benefit Plans                                           3.19
         Environmental Claim                                             10.02
         Environmental Indemnity Expiration Date                        10.02(b)
         Environmental Indemnity Termination Date                       10.02(b)
         E&Y                                                              2.03
         ERISA Affiliate                                                  3.19
         Estimated Closing Balance Sheet                                  2.03
         Estimated Closing Working Capital                                2.03
         Estimation Date                                                  2.03
         FASB Reports                                                     3.19
         Field Work                                                     10.02(b)
         Field Work Dispute                                             10.02(b)
         Final Working Capital                                            2.04
         Financing                                                        4.05
         Financing Agreements                                             4.05
         Foothill                                                         4.05
         Foreign Employee Benefit Plan                                    3.19
         FTC                                                              7.02
         Garant                                                         Recitals
         Global                                                         Preamble
         Guarantor                                                        5.03
         Guaranty                                                         5.03
         Historic Policies                                              10.02(b)
         Huffy                                                          10.02(b)
         Huffy Contract                                                 10.02(b)
         Huffy Indemnity                                                10.02(b)
         Indemnified Party                                               10.03
         Indemnifying Party                                              10.03
         Insurance Copayments                                           10.02(b)
         IRS                                                              3.03
         Item 1 Litigation                                               10.02
         IXL                                                            Recitals
         Lead Party                                                     10.02(b)
         Leases                                                           3.15
         Leased Property                                                  3.15


                                       15



         Term                                                            Section

         Master Trusts                                                    3.19
         Material Contracts                                               3.12
         NFA                                                            10.02(b)
         New 401(k) Trust                                                 8.01
         New Pension Trusts                                               8.01
         Non-Reimbursable Amount                                        10.02(b)
         Objection Notice                                                 2.03
         Obligations                                                      5.03
         Observing Party                                                10.02(b)
         Open Escrow Items                                              10.02(b)
         Owned Properties                                                 3.15
         Panel                                                          10.02(b)
         Party                                                          10.02(b)
         Payment Disputes                                               10.02(b)
         Pension Plans                                                    3.19
         Phase II Studies                                               10.02(b)
         Potential Contributor                                           10.05
         Pollution Condition                                            10.02(b)
         Pre-Closing Buyer Insurance Payments                             7.07
         Pre-Closing Insurance                                            7.07
         Pre-Closing Insurance Claims                                     7.07
         Pre-Closing Sellers Insurance Payments                           7.07
         Pre-Closing WV Workers Compensation Liability                    7.07
         Products                                                         3.25
         Product Liability Claim                                          3.26
         Purchase Price                                                   2.01
         Risk Based Closure                                             10.02(b)
         Reasonable participation                                       10.02(b)
         Reference Working Capital Statement                            2.03(b)
         Risk Based Closure                                             10.02(b)
         Schedules                                                       12.11
         SDCA                                                             3.22
         Seller Names                                                     6.02
         Sellers                                                        Preamble
         Sellers' Assignment Conflict                                    12.04
         Sellers' Environmental Claims                                  10.02(b)
         Sellers' Environmental Indemnity                               10.02(b)
         Sellers' Environmental Payments                                10.02(b)
         Sellers' Escrow Account Reimbursements                         10.02(b)
         Senior Debt Commitment Letter                                    4.05
         SOWs                                                           10.02(b)
         Subsidiary Securities                                            3.08


                                       16


         Term                                                            Section

         Supplemental Reimbursements                                      7.07
         Target Working Capital                                           2.03
         Tax Return                                                       3.22
         Tax Sharing Agreement                                            9.02
         TCA                                                              3.22
         Third Party Claim                                               10.03
         Title IV Plan                                                    3.19
         Transfer 401(k) Plan                                             8.01
         Transfer Pension Plans                                           8.01
         Transfer Plans                                                   8.01
         True Temper Ireland                                            Recitals
         True Temper Seller                                             Preamble
         Unrelated Accounting Firm                                        2.03
         USI                                                            Preamble
         US Seller                                                      Preamble
         VCP                                                            10.02(b)
         WARN                                                             3.19
         Warranty Breach                                                 10.02
         Welfare Plans                                                    3.19
         Work Plan Dispute                                              10.02(b)
         Work Plan Dispute Review                                       10.02(b)
         Working Capital Accounting Principles                            2.03


                                    ARTICLE 2
                                PURCHASE AND SALE

         SECTION 2.01. Purchase and Sale of Shares and Purchased Assets; Assumption of Assumed Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, each of US Seller, True Temper Seller and Global agrees to sell, assign, transfer and convey, and Buyer agrees to purchase from US Seller, True Temper Seller and Global all right, title and interest in and to the Shares set forth on Schedule 2.01(a) at the Closing, in each case free and clear of all Liens.

         (b) Except as otherwise provided below, upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Canadian Seller, and Canadian Seller agrees to sell, convey, transfer, assign and deliver to Buyer at the Closing, free and clear of all Liens, other than Permitted Liens, all of Canadian Seller's right, title and interest in, to and under the Purchased Assets; provided, however, that Purchased Assets shall not include any Excluded Asset. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of the Closing, to assume and to subsequently pay, honor, satisfy, perform and fully discharge all Assumed Liabilities when due and payable in accordance with and subject to the terms and conditions of the relevant governing agreements, commitments and instruments. Buyer expressly understands and agrees that the Excluded Assets shall remain the property of the Canadian Seller and that Buyer shall not have any rights with respect thereto. Canadian Seller agrees to retain the Excluded Liabilities; provided, however, that Excluded Liabilities shall not include any Assumed Liabilities. Notwithstanding the foregoing, and for greater certainty, the Assumed Liabilities shall not include any Tax liability or obligation of the Canadian Seller.

         (c) The purchase price for the Shares and the Purchased Assets (the "Purchase Price") is $165 million in cash. The Purchase Price shall be paid as provided in Section 2.02 and shall be subject to adjustment as provided in Sections 2.03(a) and 2.04.

         (d) The Purchase Price shall be allocated in accordance with Schedule 2.01(d), as adjusted pursuant to Section 2.04(c). Sellers and Buyer agree to (i) be bound, and to cause its Affiliates to be bound, by the allocations on
Schedule 2.01(d), as adjusted pursuant to Section 2.04(c); provided that, allocation and price adjustment among Purchased Assets and Assumed Liabilities shall be in compliance with the applicable law, and (ii) act, and to cause its Affiliates to act, in accordance with the allocations set forth in Schedule 2.01(d), as adjusted pursuant to Section 2.04(c), in the preparation, filing and audit of any Tax Return (including, without limitation, the filing of any forms, information returns, reports or statements with its U.S. or Canadian income Tax Return, its Irish or UK corporation Tax Returns and any other Tax Return for the taxable year that includes the date of the Closing) and for all other tax and accounting purposes.

         SECTION 2.02. Closing. The closing (the "Closing") of the purchase and sale of the Shares and Purchased Assets hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as reasonably practicable, but in no event later than two (2) business days, after satisfaction or waiver of the conditions set forth in Article 9 (other than the conditions that by their terms shall be or must necessarily be satisfied at the Closing). The parties acknowledge that their current intention is for the Closing to occur on December 27, 2001. At the Closing:

         (a) Buyer shall deliver to US Seller, who shall receive funds on behalf of Sellers, the Purchase Price minus the Escrow Amount in immediately available funds by wire transfer to an account of US Seller with a bank designated by US Seller, by notice to Buyer, which notice shall be delivered not later than one business day prior to the Closing Date.

         (b) Buyer shall deliver to Escrow Agent the Escrow Amount in immediately available funds by wire transfer for deposit pursuant to the Escrow Agreement.

         (c) US Seller shall deliver to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto, or by other transfer forms, as applicable; provided, however, that the Share of Argentina shall be transferred and delivered as soon as reasonably practicable after compliance with all legal requirements in order to permit such transfer and delivery under Argentinian law.

         (d) Each of Buyer and Sellers shall execute and deliver, or cause to be executed and delivered, any and all contracts, agreements, instruments, certificates and other documents required to be delivered, or caused to be delivered, thereby under Article 9 hereof.

         (e) In the event that at the Closing Sellers are in breach of the last sentence of Section 3.15(a) with respect to a Real Property that is to serve as collateral for the Credit Facility and such breach has directly resulted in a reduction in the availability of funds from the Lenders on the Closing Date, then Buyer's sole remedy under this Agreement shall be to hold back, from the Purchase Price payable at Closing, an amount equal to the amount Buyer would have been able to borrow under such Credit Facility but for such breach minus the amount actually available to Buyer in light of such breach. In the event Sellers have not obtained the Landlord Estoppel in accordance with Section 5.07 and as a result the Lenders do not include the lease referred to in Section 5.07 as collateral under the Credit Facility, Buyer's sole remedy under this Agreement shall be to hold back, from the Purchase Price payable at Closing, the lesser of (A) an amount equal to the amount Buyer would have been able to borrow under such Credit Facility but for such failure to obtain the Landlord Estoppel minus the amount actually available to Buyer in light of such breach and (B) $1.125 million. In either such event, at the Closing, ATT and IXL shall instead issue a note or notes in principle amounts requested by Sellers in the form of the note attached hereto as Exhibit B equal in the aggregate to the amount or amounts so held back, and the note(s) together with the cash portion of the Purchase Price shall constitute valid delivery of the full Purchase Price. The issuance of such note shall not reduce the Working Capital of the Transferred Companies or be a breach of any representation or warranty of Sellers.

         SECTION 2.03. Closing Balance Sheet. (a) No later than two (2) days prior to the Closing Date, US Seller shall deliver to Buyer an unaudited pro forma combined balance sheet of the Transferred Companies (the "Estimated Closing

Balance Sheet"), and a statement of the estimated Working Capital of the Transferred Companies, taken as a whole ("Estimated Closing Working Capital"), as of November 24, 2001 (the "Estimation Date"). The Purchase Price payable at the Closing shall be (i) increased, if Estimated Closing Working Capital exceeds Target Working Capital, by an amount equal to such excess, or (ii) decreased, if Target Working Capital exceeds Estimated Closing Working Capital, by an amount equal to such excess. "Target Working Capital" means $132.7 million.

         (b) As promptly as practicable, but not later than seventy-five (75) days after the Closing Date, US Seller shall cause to be prepared and delivered to Buyer a pro forma combined balance sheet of the Transferred Companies (the "Closing Balance Sheet"), and a statement ("Closing Working Capital Statement") setting forth a calculation of Working Capital of the Transferred Companies, taken as a whole ("Closing Working Capital"), as of the close of business (New York City time) on the day immediately preceding the Closing Date (the "Determination Date"), together with a report of Ernst & Young LLP ("E&Y") prepared in accordance with generally accepted auditing standards in the U.S. certifying that the Closing Balance Sheet and Closing Working Capital Statement was prepared in accordance with GAAP, with such exceptions as are described in
Schedule 3.09(b) applied on a basis consistent with the Preliminary Balance Sheet; provided, however, that should E&Y be unable or unwilling to provide such report, US Seller shall promptly engage another independent public accounting firm of national reputation (the "Alternate Firm") to provide such report. E&Y or the Alternate Firm, as the case may be, shall hereinafter be referred to as the "Auditor". Sellers shall be responsible for the fees and expenses of the Auditor. The Closing Balance Sheet delivered pursuant to this Section 2.03 shall be prepared in accordance with GAAP, with such exceptions as are described in
Schedule 3.09(b) applied on a basis consistent with the Preliminary Balance Sheet, and the Closing Working Capital Statement shall be prepared in accordance with the working capital accounting principles set forth in Schedule 2.03(b) (the "Working Capital Accounting Principles"), applied on a basis consistent with the Reference Working Capital Statement.

         (c) If Buyer disagrees with the calculation of Closing Working Capital delivered pursuant to Section 2.03(b) or disputes that the Closing Working Capital Statement was prepared in accordance with Section 2.03(b), Buyer may, within thirty (30) days after delivery of the Closing Balance Sheet and the Closing Working Capital Statement, deliver a notice to US Seller (the "Objection Notice"), which shall set forth in reasonable detail the items on the Closing Working Capital Statement that Buyer disagrees with and Buyer's alternative calculation of such items and shall include any request for further information that is reasonably related to Buyer's review and verification of the disputed items on the Closing Working Capital Statement. Within seven (7) days after US Seller or its Affiliates or advisors furnishes such further information reasonably requested in the Objection Notice, Buyer shall deliver a final supplement to the Objection Notice. The Objection Notice, as so supplemented, shall specify those items or amounts included in the Closing Working Capital Statement with which Buyer disagrees, and Buyer and Sellers shall be deemed to have agreed with all other items and amounts included in the Closing Working Capital Statement or otherwise bearing on the calculation of Closing Working Capital delivered pursuant to Section 2.03(b).

         (d) Buyer and US Seller shall, during the fifteen (15) days following delivery of the Objection Notice or any final supplement thereto, use their respective commercially reasonable efforts to reach agreement on the disputed items and amounts in order to agree on a calculation of Closing Working Capital. If, during such period, Buyer and US Seller are unable to reach such agreement, any unresolved disputed items and amounts shall be promptly referred to PricewaterhouseCoopers (the "Unrelated Accounting Firm"). The Unrelated Accounting Firm shall be directed to render, as promptly as practicable, a written report that addresses only the unresolved disputed items and amounts specified in the Objection Notice, as supplemented. Each of US Seller and Buyer shall use their respective commercially reasonable efforts to agree on the procedures to be followed by the Unrelated Accounting Firm (including procedures with regard to presentation of evidence) within thirty (30) days following referral of the unresolved disputed items and amounts to the Unrelated Accounting Firm. If US Seller and Buyer are unable to agree upon such procedures at the end of the such thirty (30) day period, the Unrelated Accounting Firm shall establish such procedures giving due regard to the mutual intention of US Seller and Buyer to resolve the disputed items and amounts as quickly, efficiently and inexpensively as possible, which procedures may be, but not need be, procedures proposed by either US Seller or Buyer. Each of US Seller and Buyer shall then submit evidence in support of its position on each item and amount in dispute. In resolving each item or amount in dispute, the Unrelated Accounting Firm's decision will be strictly limited to the selection of either US Seller's position or Buyer's position on such disputed item or amount.

         Without limiting the generality of the foregoing, the parties acknowledge that the Purchase Price adjustment contemplated by Section 2.04 is intended to reflect the change in Working Capital from the Estimation Date to the Determination Date, and the parties further acknowledge that such change can only be measured if the calculation of Working Capital is performed in the same way, using the same methods, as of all relevant dates. The scope of the disputes to be resolved by the Unrelated Accounting Firm is limited, therefore, to whether the Closing Working Capital Statement was prepared in accordance with Section

2.03(b). The Unrelated Accounting Firm may not make any other determination, including any determination as to whether GAAP or the Working Capital Accounting Principles were followed in the preparation of the Preliminary Balance Sheet or the Reference Working Capital Statement. The parties acknowledge that Buyer has had opportunity to examine and challenge the Preliminary Balance Sheet and the Reference Working Capital Statement and the parties agree that the items and amounts on the Preliminary Balance Sheet and the Reference Working Capital Statement shall not be subject to modification in the calculation of Closing Working Capital other than for changes in the value of such items and amounts or change in circumstances or events occurring between the Balance Sheet Date and the Estimation Date and between the Estimation Date and the Determination Date. The Closing Working Capital Statement and the Closing Balance Sheet will be prepared not taking into account any changes in circumstances or events occurring after the opening of business on the Closing Date. Upon final resolution of all disputed issues, the Unrelated Accounting Firm shall issue a report showing the calculation of the Closing Working Capital of the Transferred Companies, taken as a whole, based on the Closing Balance Sheet. The resolution of the disputed items and amounts by the Unrelated Accounting Firm shall be final and binding on the parties.

         Sellers shall bear a percentage of the fees and expenses of the Unrelated Accounting Firm that equals (i) the difference between US Seller's calculation of Closing Working Capital delivered pursuant to Section 2.03(b) and Final Working Capital divided by (ii) the total difference between US Seller's calculation of Closing Working Capital delivered pursuant to Section 2.03(b) and Buyer's calculation of Closing Working Capital delivered pursuant to Section 2.03(c). Buyer shall bear a percentage of the fees and expenses of the Unrelated Accounting Firm that equals (i) the difference between Buyer's calculation of Closing Working Capital delivered pursuant to Section 2.03(c) and Final Working Capital divided by (ii) the total difference between US Seller's calculation of Closing Working Capital delivered pursuant to Section 2.03(b) and Buyer's calculation of Closing Working Capital delivered pursuant to Section 2.03(c).

         (e) Buyer and Sellers agree that they will, and agree to cause their respective independent accountants and the Transferred Companies to, cooperate and assist in the calculation of Closing Working Capital and the preparation of the Closing Balance Sheet and in the conduct of the audits and reviews referred to in this Section 2.03, including without limitation, making available to the extent necessary books, records, work papers and personnel, including the execution of customary release or indemnification letters required by the Auditor or taking of physical inventory.

         SECTION 2.04. Adjustment of Purchase Price. (a) If Estimated Closing Working Capital exceeds Final Working Capital, US Seller, on behalf of Sellers, shall pay to Buyer, as an adjustment to and refund of the Purchase Price, in the manner and with interest as provided in Section 2.04(b), the amount of such excess. If Final Working Capital exceeds Estimated Closing Working Capital, Buyer shall pay to US Seller, who shall receive funds on behalf of Sellers, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.04(b), the amount of such excess. "Final Working Capital" means Closing Working Capital (i) as shown in US Seller's calculation in the Closing Working Capital Statement delivered pursuant to Section 2.03(b), if no Objection Notice is delivered pursuant to Section 2.03(c); or (ii) if such Objection Notice is delivered, as agreed by Buyer and US Seller pursuant to Section 2.03(d) or, in the absence of such agreement, as shown in the Unrelated Accounting Firm's calculation delivered pursuant to Section 2.03(d); provided that in no event shall Final Working Capital be more than US Seller's calculation of Closing Working Capital delivered pursuant to Section 2.03(b) or less than Buyer's calculation of Closing Working Capital delivered pursuant to
Section 2.03(c).

         (b) Any payment pursuant to Section 2.04(a) shall be made at a mutually convenient time and place within ten (10) days after the Final Working Capital has been determined by delivery by Buyer or US Seller, on behalf of Sellers, as the case may be, of a certified or official bank check payable in immediately available funds to the other party or by causing such payments to be credited to such account of such other party as may be designated by such other party. The amount of any payment to be made pursuant to this Section 2.04 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest publicly announced by Bank of America in San Francisco from time to time as its "reference rate" during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

         (c) If an adjustment is made with respect to the Purchase Price pursuant to this Section, the allocations in Schedule 2.01(d) shall be adjusted in accordance with the Code and any state, local or foreign tax law and as mutually agreed by Buyer and US Seller. In the event that an agreement is not reached within 20 days after the determination of Final Working Capital, any disputed items shall be referred to the Unrelated Accounting Firm to resolve the disputed items. Upon resolution of the disputed items, the allocation reflected on the Schedule 2.01(d) shall be adjusted to reflect such resolution. The costs, fees and expenses of resolving the allocation disputes by the Unrelated Accounting Firm shall be borne equally by Buyer on the one hand and Sellers on the other. Buyer and Sellers agree to file any additional information return required to be filed pursuant to the Code or any state, local or foreign tax law.

         SECTION 2.05. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any right thereunder if an attempted assignment, without the consent of a third party, would constitute a breach or in any way adversely affect the rights of Buyer or Canadian Seller thereunder. Until the Closing Date, Canadian Seller will use its commercially reasonable efforts (but without the payment of any funds or monies therefore) to obtain all of the consents listed on Schedule 2.05 and after the Closing Date, Canadian Seller will cooperate with Buyer with respect thereto. If any such consent is not obtained, Canadian Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement; provided, however, that if such arrangement does not provide Buyer with the benefits, in all material respects, it would have been entitled to under such contract had it been freely assignable, Canadian Seller shall pay to Buyer an amount equal to the detriment thereof. Buyer and Canadian Seller agree, by way of example, that an arrangement that would be a mutually agreeable arrangement includes one in which Canadian Seller agrees to pay over or otherwise provide Buyer with benefits Canadian Seller derives under such contract and in which Buyer agrees to reimburse Canadian Seller for liabilities and obligations it would have been liable for had such contract been validly assigned to Buyer.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller jointly and severally represents and warrants to Buyer as of the date hereof that:

         SECTION 3.01. Corporate Existence and Power. Each Seller and Company
(i) is a corporation validly incorporated and validly existing under the laws of its jurisdiction of incorporation and (ii) has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, or would not reasonably be expected to have, a Material Adverse Effect. Each of US Seller, ATT and IXL is in good standing under the laws of its jurisdiction of organization. Each Seller and each Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Sellers, Schedule 3.01 sets forth all states in which a Company is qualified to do business as a foreign corporation. Sellers have, prior to the execution of this Agreement, made available to Buyer true and complete copies of the certificate of incorporation and by-laws (or other comparable corporate charter documents) of each of the Transferred Companies as in effect on the date hereof.

         SECTION 3.02. Corporate Authorization. The execution, delivery and performance by each member of the Parent Group of this Agreement and the Ancillary Agreements to which it is or will be a party and the consummation of the transactions contemplated hereby or thereby by each member of the Parent Group are within the corporate powers of such member of the Parent Group and have been or, in the case of the Ancillary Agreements, will be duly authorized by all necessary corporate action on the part of such member of the Parent Group. This Agreement has been duly and validly executed and delivered by each member of the Parent Group and constitutes a valid and binding agreement of such member of the Parent Group and each Ancillary Agreement to which each is, or will be, a party, has been, or will, upon execution and delivery by such member of the Parent Group, have been, duly and validly executed and delivered by such member of the Parent Group and constitutes, or will upon execution and delivery by such member of the Parent Group, constitute a valid and binding obligation of such member of the Parent Group.

         SECTION 3.03. Governmental Authorization. The execution, delivery and performance by each member of the Parent Group of this Agreement and the Ancillary Agreements to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby require no material action by or in respect of, or material filing with, any Governmental Authority other than
(i) compliance with any applicable requirements of the HSR Act and requirements of any Foreign Antitrust Laws; (ii) filings with the Pension Benefit Guaranty Corporation, the Internal Revenue Service ("IRS"), the Department of Labor ("DOL"), any applicable provincial Department or Ministry of Labour and any other similar Governmental Authority with respect to the transfer of assets and liabilities of Employee Benefit Plans or Foreign Employee Benefit Plans pursuant to this Agreement; (iii) filings with the Public Registry of Commerce of the City of Buenos Aires and (iv) any such action or filing as to which the failure to make or obtain would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.04. Noncontravention. The execution, delivery and performance by each member of the Parent Group of this Agreement and the

Ancillary Agreements to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby by each member of the Parent Group do not and will not (i) violate the certificate of incorporation or bylaws of such member of the Parent Group, (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) except as disclosed in Schedule
3.04 or as to matters which would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Transferred Company or to a loss of any benefit to which such Transferred Company is entitled under any provision of any agreement or other instrument binding upon such Transferred Company or (iv) result in the creation or imposition of any Lien on any asset of any Transferred Company, except for any Permitted Liens.

         SECTION 3.05. Capitalization. (a) The authorized, issued and outstanding capital stock of each Company on the date hereof is set forth in
Schedule 3.05.

         (b) All outstanding shares of capital stock of each Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 3.05 or on Schedule 3.05, there are no outstanding
(i) shares of capital stock or equity securities of the Companies, (ii) securities of any Company convertible into or exchangeable for shares of capital stock or equity securities of such Company or (iii) options or other rights to acquire from any Company, or other obligation of such Company to issue, any capital stock, equity securities or securities convertible into or exchangeable for capital stock or equity securities of such Company (the items in clauses 3.05(b)(i), 3.05(b)(ii) and 3.05(b)(iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of any Company to repurchase, redeem or otherwise acquire any Company Securities.

         SECTION 3.06. Ownership of Shares; Title to Purchased Assets. (a) US Seller, True Temper Seller or Global is the record and beneficial owner of the Shares set forth on Schedule 2.01(a), free and clear of any Lien and will transfer and deliver to Buyer at the Closing (or with respect to the Share of Argentina at such time as is mutually agreeable after such transfer is permitted under Argentinian law) valid title to the Shares as set forth on Schedule 2.01(a), free and clear of any Lien other than those created by Buyer or an Affiliate of Buyer.

         (b) Subject to Section 2.05, upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens, except for Permitted Liens.

         SECTION 3.07. Sufficiency of Assets. The property and assets of the Companies, the Subsidiaries and the Purchased Assets constitute all of the rights, privileges, property and other assets owned by USI and its direct or indirect subsidiaries which are used or held for use primarily in the Business and are adequate to conduct the Business as currently conducted.

         SECTION 3.08. Subsidiaries. (a) Each Subsidiary is validly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, consents and approvals the absence of which would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation are identified on Schedule 3.08.

         (b) The outstanding capital stock or other equity securities of each Subsidiary (other than one share of Argentina) is owned by a Company, directly or indirectly, free and clear of any Lien. There are no outstanding (i) securities of any Company or any Subsidiary convertible into or exchangeable for shares of capital stock or equity securities of any Subsidiary or (ii) options or other rights to acquire from any Company or any Subsidiary, or other obligation of any Company or any Subsidiary to issue, any capital stock, equity securities or securities convertible into or exchangeable for capital stock or equity securities of any Subsidiary (the items in clauses 3.08(b)(i) and 3.08(b)(ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of any Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 3.09. Financial Statements. (a) The unaudited condensed pro forma combined balance sheets of the Transferred Companies as of October 2, 1999 and September 30, 2000 and the related unaudited pro forma combined statement of operations, changes in invested capital, and cash flows for the years then ended, true and correct copies of which are attached hereto on Schedule 3.09(a), present fairly, in all material respects, the combined financial position of the Transferred Companies at October 2, 1999 and September 30, 2000 and the combined results of their operations and their cash flows for the years then ended, in conformity with GAAP, with footnotes omitted and with such other exceptions as are described in Schedule 3.09(a).

         (b) The Preliminary Balance Sheet and the related audited pro forma combined statement of operations, changes in invested capital, and cash flows for the year ended September 29, 2001, true and correct copies of which are attached hereto on Schedule 3.09(b), present fairly, in all material respects, the combined financial position of the Transferred Companies at September 29, 2001 and the combined results of their operations and their cash flows for the years then ended, in conformity with GAAP, with such exceptions as are described in Schedule 3.09(b).

         SECTION 3.10. Absence of Certain Changes. Except as disclosed in
Schedule 3.10, since the Balance Sheet Date, each of the Transferred Companies has conducted business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, since the Balance Sheet Date, there has not been:

                  (a) any change in business, operations or assets of or events relating to any of the Transferred Companies which has had or would reasonably be expected to have a Material Adverse Effect;

                  (b) any material change in any method of accounting or accounting practice by any of the Transferred Companies except for any such change required by reason of a concurrent change in GAAP;

                  (c) any (i) grant of any severance or termination pay to any director, officer or Employee of any Transferred Company, or (ii) increase in compensation or other benefits payable to any Employee of any Transferred Company pursuant to any severance or retirement plans or policies thereof, in each case of (i) and (ii) other than (A) in the ordinary course of business consistent with past practices, including without limitation (x) normal merit increases for salaried employees or
         (y) increases or grants required by contracts including, without limitation, collective bargaining agreements, if any, disclosed in
         Schedule 3.10, 3.12 or 3.19 or required by applicable law, and (B) increases, agreements and bonuses disclosed in Schedule 3.12 or 3.19;

                  (d) any amendment of any term of any outstanding security of any of the Companies, Canadian Seller (with respect to Garant) or any Subsidiary;

                  (e) other than pursuant to the Collateral Documents, any incurrence, assumption or guarantee by any of the Transferred Companies of any indebtedness other than in the ordinary course of business consistent with past practices and not in excess of $100,000 for each such event;

                  (f) any making of any loan, advance or capital contributions to or investment in any Person (including any intercompany transactions) by any of the Transferred Companies other than loans, advances or capital contributions to or investments made in the ordinary course of business consistent with past practices and in any event each such event not in excess of $100,000;

                  (g) other than in respect of the indebtedness under the Master Agreement or Collateral Documents or in compliance with this Agreement, any purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of any of the Transferred Companies under, any indebtedness or owing to any of the Transferred Companies, other than a purchase, cancellation, prepayment or discharge or waiver, not in excess of $100,000 per event;

                  (h) other than as a result of the transactions contemplated by this Agreement, any write-off or write-down of or any determination to write off or write down any of the assets or properties of any of the Transferred Companies in an aggregate amount exceeding $100,000;

                  (i) other than as a result of the transactions contemplated by this Agreement, any acceleration, termination, modification or cancellation of any contract by any Transferred Company for an amount greater than $100,000;

                  (j) any sale, lease, transfer or assignment of any material assets (other than inventory in the ordinary course of business) of any Transferred Company or any Subsidiary other than in the ordinary course of business;

                  (k) any action taken by any Transferred Company or Subsidiary prohibited by Section 5.01; or

                  (l) except as permitted by Section 5.01, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of any of the Companies or any Subsidiary, or any repurchase, redemption or other acquisition by any of the Companies or any Subsidiary of any outstanding shares of capital stock or other securities of any of the Companies or any Subsidiary.

         Notwithstanding the foregoing, the parties acknowledge that with respect to capital expenditures, so long as the provisions of Section 5.05 are complied with, Sellers shall be deemed to be in compliance with this Section.


         SECTION 3.11. No Undisclosed Material Liabilities. There are no liabilities of the Transferred Companies of any kind, other than:

                  (a) liabilities provided for in the Preliminary Balance Sheet (including to the extent reserved therefor therein) or disclosed in the notes thereto;

                  (b) liabilities not required under GAAP, with such exceptions as are described in Schedule 3.09(b), to be shown on the Preliminary Balance Sheet; provided that any such liabilities, individually or in the aggregate, shall not be material to the Transferred Companies taken as a whole;

                  (c) liabilities disclosed in, related to or arising under any agreements, instruments or other matters disclosed in this Agreement or any Schedule hereto including in Schedule 3.11 and liabilities and obligations not required to be so disclosed because of their failure to meet the materiality or minimum dollar thresholds set forth in the relevant Section;

                  (d) liabilities incurred in the ordinary course of business since the Balance Sheet Date; provided that any such liabilities, individually or in the aggregate, shall not be material to the Transferred Companies taken as a whole;

                  (e) Excluded Liabilities; and

                  (f) other undisclosed liabilities which, are not material to the Transferred Companies, taken as a whole.

         SECTION 3.12. Material Contracts. Schedule 3.12 sets forth a true and complete list of all agreements and contracts of the Transferred Companies (collectively "Contracts") of the following types (such Contracts are collectively, the "Material Contracts") which are in effect on the date hereof:

         (a) all patent, trademark, servicemark, tradename, copyright, royalty, license and inventor Contracts that involve an annual payment or receipt by a Transferred Company to or from another party of more than $25,000 for any one Contract;

         (b) all Contracts for the purchase or sale of any materials, supplies, equipment, merchandise, services or other assets that involve an annual payment by or to a Transferred Company of more than $100,000 for any one Contract;

         (c) all leases for personal property under which a Transferred Company is either lessor or lessee that involve annual payments or receipts of more than $100,000 for any one lease;

         (d) all Contracts, mortgages, indentures, notes, installment obligations and other instruments relating to indebtedness to which a Transferred Company is a party or by which it or its properties are bound, except any such agreement (A) with annual payments by a Transferred Company not exceeding $100,000, (B) which may be prepaid with not more than 60 days notice without the payment of a penalty or (C) entered into subsequent to the date of this Agreement as permitted by Section 5.01;

         (e) all distributor, representative and agency Contracts that involve an annual payment by a Transferred Company of more than $100,000 for any one Contract;

         (f) all government Contracts that involve an annual payment to or by a Transferred Company of more than $100,000 for any one Contract;

         (g) all material Contracts with any current or former officer, director or employee of any Transferred Company;

         (h) all Contracts under which any Transferred Company has agreed to indemnify or guarantee the obligations of any Person (except Contracts with customers of the Transferred Companies entered into in the ordinary course of business) or to share tax liability with any Person with liability which would reasonably be likely to exceed $100,000 for any one Contact;

         (i) all Contracts limiting the freedom of any Transferred Company to engage in any line of business or in any geographic area;

         (j) all Contracts relating to the acquisition by any Transferred Company of any operating business entered into since January 1, 1999 or the shares or other equity interests of any Person involving payments of more than $100,000 for any one Contract;

         (k) any partnership, joint venture or other similar agreement or arrangement;

         (l) except as disclosed in Schedule 3.15(b), all other agreements which are material to the operation of the Business taken as a whole;

         (m) all Contracts granting rights of first refusal with respect to the capital stock of the Companies;

         (n) except as disclosed in Schedule 3.19 or 3.21, all employment, consulting, termination, or severance agreements, collective bargaining agreements, labor contracts or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, termination pay, severance pay, joint defense or retirement plans or agreements of any Transferred Company; and

         (o) except as disclosed in Schedule 3.15(c), all Contracts granting a material Lien on a material asset of the Transferred Companies.

         Sellers have made available to Buyer complete and correct copies of all items listed on Schedule 3.12. Except as disclosed in Schedule 3.12, no Transferred Company is in default under the terms of any item listed on Schedule
3.12 which default has had, or would reasonably be expected to have, a Material Adverse Effect. Each of the Contracts listed in Schedule 3.12 is valid and in full force and effect with respect to the Transferred Company party thereto, and to the Knowledge of Sellers, no party has notified any Transferred Company in writing of its intention to cease to perform any material services required to be performed by it or withhold any material payment required to be made by it thereunder.

         SECTION 3.13. Litigation. Except as disclosed on Schedule 3.13, there is no action, suit, investigation or proceeding pending against, or to the Knowledge of Sellers, threatened against or affecting, the Transferred Companies or any of their respective properties before any court or arbitrator or any Governmental Authority which would reasonably be expected to result in a liability in excess of $50,000.

         SECTION 3.14. Compliance with Laws and Court Orders. No Transferred Company is in violation of any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.15. Real Property.

         (a) Schedule 3.15(a) sets forth all of the real properties owned in fee simple by any of the Transferred Companies (the "Owned Properties"). Except as set forth on Schedule 3.15(a), each Transferred Company has good, valid and marketable fee simple title (subject to Permitted Liens, Liens listed in Schedule 3.15(d) and Senior Debt Liens) to each of the Owned Properties listed next to its name on Schedule 3.15(a), except for properties listed on Schedule
5.01. On the Closing Date, none of the Owned Properties will be subject to a Lien other than Permitted Liens.

         (b) Schedule 3.15(b) sets forth a true, accurate and complete list of all of the real property leases ("Leases") in effect as of the date hereof under which any Transferred Company is a lessee (collectively, the "Leased Properties"). Sellers have made available to Buyer true, correct and complete copies of all such Leases, including all amendments, modifications and renewals thereof. All such Leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect as of the date hereof with respect to the Transferred Company party thereto. There are no existing defaults by any Transferred Company beyond any applicable grace periods under such Leases, except for defaults which would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no Transferred Company has received any notice of default, except for defaults which would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Schedule 3.15(b), the consummation of the transactions contemplated by this Agreement will not constitute a default, or give rise to a right of termination, cancellation or acceleration of any right under, any of the material Leases.

         (c) Except as otherwise set forth in Schedule 3.15(c), Sellers have not received any written notice (i) of any contemplated or pending change in the zoning classification or permitted use of any Real Property; (ii) of any special assessments payable after the date hereof with respect to any Real Property; or
(iii) of any default under any easement, covenant, document or agreement included in the Permitted Liens, except for defaults which would not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the value of the Real Property subject thereto or the manner in which such Real Property is currently being used by the applicable Transferred Company.

         SECTION 3.16. Intellectual Property. (a) Schedule 3.16 contains a true, accurate and complete list of all material registered and unregistered Intellectual Property Rights owned or licensed and used or held for use by the Transferred Companies or used in connection with and necessary in the conduct of the Business ("Company Intellectual Property Rights").

         (b) Schedule 3.16 sets forth a true, accurate and complete list of all material licenses, sublicenses and other agreements as to which a Transferred Company is a party and pursuant to which any Person is authorized to use any Company Intellectual Property Right.

         (c) Except as otherwise indicated in Schedule 3.16, and except for licenses granted in the ordinary course of business, the Transferred Companies exclusively own all right, title and interest in and to, and exclusively hold full legal, equitable and beneficial ownership of, the Company Intellectual Property Rights identified on Schedule 3.16 (including without limitation the exclusive right to use, sell, transfer, assign and license same without payment to any third parties), free and clear of all Liens other than Liens set forth in
Schedule 3.16.

         (d) No Company Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Transferred Companies or restricting the licensing thereof by the Transferred Companies to any Person, except for judgments, injunctions, orders, decrees or agreements which would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.17. Finders' Fees. Except for Deutsche Banc Alex Brown and Credit Suisse First Boston whose fees will be paid by Sellers, and Hilco Appraisal Services LLC, Cushman & Wakefield and Arthur Andersen whose fees will be the responsibility of Buyer there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Sellers or the Transferred Companies who might be entitled to any fee or commission from the Transferred Companies in connection with the transactions contemplated by this Agreement.

         SECTION 3.18. Employees. (a) All employees of Sellers or their subsidiaries who are engaged primarily in the Business are employed by the Transferred Companies.

         (b) As of the date hereof, Schedule 3.18(b) sets forth the names and titles of all current directors and all current officers of the Companies whose annual base salary exceeds $90,000 (other than those directors and officers who will resign from their positions at the Closing pursuant to Section 5.03). As of the date hereof, to the Knowledge of Sellers, Sellers have not received any written notice from any current employee of the Companies that he or she will or may cease voluntarily to remain an employee of any such Company or from any current employee of Garant or of Canadian Seller who is primarily engaged in the Canadian Business that he or she will refuse an offer of employment from Buyer on terms described in Article 8, in either case upon or as a result of the consummation of the transactions contemplated by this Agreement (other than those directors and officers who will resign from their positions at the Closing pursuant to Section 5.03).

         SECTION 3.19. Employee Benefit Plans.

         (a) Definitions.

                  (i) The term "Employees" shall mean all current and former employees of the Transferred Companies, as well as those employees of Canadian Seller employed primarily in connection with the Canadian Business, including any such employees on approved leaves of absence (whether family leave, maternity or parental leave, or workers' compensation, disability, medical leave or otherwise) and the term "Employee" shall mean any of the Employees.

                  (ii) The term "Employee Benefit Plans" shall mean each and all "employee benefit plans" as defined in Section 3(3) of ERISA, excluding any Foreign Employee Benefit Plans (as defined below), maintained or contributed to by a Company or US Seller, or any Person whose employees are treated as employed by a single employer which includes a Company or US Seller under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), or any predecessor or in which a Company or US Seller or ERISA Affiliate or any predecessor participates or participated and which provides benefits to Employees or with respect to which the Transferred Companies or Buyer may have any liability, which shall include (a) any such plans that are "employee welfare benefit plans", as defined in Section 3(1) of ERISA, including, but not limited to, retiree medical and life insurance plans ("Welfare Plans") and (b) any such plans that are "employee pension benefit plans" as defined in Section 3(2) of ERISA or to which any of the Transferred Companies contribute or may become liable to contribute ("Pension Plans").

                  (iii) The term "Benefit Arrangements" shall mean any life, medical and health insurance (or other commitment providing for insurance coverage including, without limitation, any self-insured arrangements), post-retirement insurance and hospitalization, savings, bonus, stock option, stock purchase, stock appreciation right, deferred compensation, incentive compensation, holiday, vacation, termination, retirement, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit contract, plan, arrangement or agreement, collective bargaining agreements, individual employment, consulting or termination contract, plan, agreement or arrangement or severance contract, plan, arrangement or agreement and any other policies or practices of the Transferred Companies providing employee or executive compensation or benefits to Employees, other than Employee Benefit Plans and Foreign Employee Benefit Plans.

         (b) Schedule 3.19 lists all material Employee Benefit Plans and all material Foreign Employee Benefit Plans and all material Benefit Arrangements. Such Schedule 3.19 also indicates whether any Pension Plans listed thereon participate in trusts sponsored by entities other than the Companies or the Subsidiaries for investment of plan assets (the "Master Trusts"). With respect to each of the material Employee Benefit Plans and material Benefit Arrangements, Sellers have delivered or made available to Buyer, as applicable, copies of any: (i) plans or programs and related trust documents and amendments thereto; (ii) the most recent summary plan descriptions and the most recent annual report (Form 5500 Series); (iii) the most recent actuarial valuation; and
(iv) the most recent determination letter received from the IRS (or in the case of any Retirement Benefits Scheme, the Inland Revenue approval letter). All such reports (Form 5500 Series) with respect to each Employee Benefit Plans have been properly filed in all material respects including the payment in full of any late fees, interest and penalties, if and to the extent applicable.

         (c) Except as shown on Schedule 3.19, (i) each Transferred Company is in compliance in all material respects with the terms of each Employee Benefit Plan or Benefit Arrangement as applicable and each Employee Benefit Plan or Benefit Arrangement has been maintained in all material respects in accordance with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations including, without limitation, ERISA and the Code where applicable; (ii) each Pension Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to such qualification; its related trust has been determined to be exempt from taxation under Section 501(a) of the Code; and nothing has occurred since the date of such letter that would adversely affect such qualification or exemption; and (iii) there are no material actions or proceedings (other than routine claims for benefits) pending or, to the Knowledge of Sellers, threatened, with respect to any such Employee Benefit Plan or Benefit Arrangement or against the assets of any such Employee Benefit Plan or any fiduciary to any such Employee Benefit Plan or Benefit Arrangement with respect to such plans or arrangements.

         (d) With respect to any Employee Benefit Plan or Benefit Arrangement, where applicable, (i) there has been no non-exempt "prohibited transaction" (including without limitation as a result of any of the transactions contemplated hereby) within the meaning of Section 4975(c) of the Code or
Section 406 of

ERISA involving the assets of any Employee Benefit Plan or Benefit Arrangement; and (ii) except as shown on Schedule 3.19, none of the Companies, the Subsidiaries nor US Seller nor any ERISA Affiliate is or was during the preceding six years obligated to contribute to any multiemployer plan which would give rise to any obligation by a Transferred Company and none of the Transferred Companies or US Seller has assumed any obligation of any predecessor of a Transferred Company or a Seller with respect to any multiemployer plan covering Employees.

         (e) Except as shown on Schedule 3.19 or as required by Section 4980B of the Code, no Employee Benefit Plan or Benefit Arrangement provides medical or death benefits with respect to Employees beyond their retirement or other termination of employment. Any continuation coverage provided under any Welfare Plans is in material compliance with Section 4980B of the Code and is at the expense of the participant or beneficiary. Copies of the most recent reports (the "FASB Reports") regarding post-retirement benefits under Employee Benefit Plans prepared in accordance with the applicable Financial Accounting Standards Board Statement have been made available to Buyer. Except as shown on Schedule 3.19, there has been no significant adverse change in the Employee Benefit Plans covered by any such FASB Report since the date of such report, and such FASB Reports accurately reflect the assets and liabilities as of the date issued of such Employee Benefit Plans.

         (f) No material accumulated funding deficiency or unpaid required installments within the meaning of Section 412 of the Code exists with respect to any Employee Benefit Plan that is subject to Title IV of ERISA (a "Title IV Plan"). With respect to each Title IV Plan, there has not occurred any reportable event within the meaning of Section 4043 of ERISA or the regulations thereunder. The Pension Benefit Guaranty Corporation has not instituted or, to the Knowledge of Sellers, threatened a proceeding to terminate any Title IV Plan.

         (g) With respect to the merger or spin-off of any Employee Benefit Plans or any assets thereunder occurring prior to the Closing Date, all applicable IRS forms have been timely filed by the relevant Company or Subsidiary or Seller and any and all rules set forth in ERISA or the Code or the regulations thereunder providing for the protection of participants in such Employee Benefit Plans have been followed in all material respects, including, but not limited to, the rule providing that each participant of any such plan will be entitled to a benefit after the merger or spin-off equal to or exceeding the benefit before such merger or spin-off and, in the case of a merger or spin-off between two defined contribution Employee Benefit Plans, the rule providing that each participant shall have an account balance after the merger at least equal to their account balance before such merger or spin-off.

         (h) No Employee Benefit Plan or Benefit Arrangement or any other agreement, program, policy or other arrangement by or to which any Company, any Subsidiary or US Seller is a party, is bound or is otherwise liable, by its terms or in effect could reasonably be expected to require any payment or transfer of money, property or other consideration on account of or in connection with the transactions contemplated by this Agreement which payment would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

         (i) Each Foreign Employee Benefit Plan (as defined below) has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with applicable regulatory entities. Except as properly reported in the books and records of the Transferred Companies or as indicated on Schedule 3.19, none of the Transferred Companies has incurred any obligations in connection with the termination of or withdrawal from any Foreign Employee Benefit Plan, or have any unfunded liability with respect to benefits under any such Foreign Employee Benefit Plan. "Foreign Employee Benefit Plan" means (A) any plan, fund or other similar program established or maintained outside the United States of America by a Transferred Company primarily for the benefit of Employees residing outside of the United States of America which plan, fund or other similar program provides retirement income for such Employees, results in a deferral of income for such Employees in contemplation of retirement or provides payments to be made to such Employees upon termination of employment, and which plan is not subject to ERISA or the Code, and (B) any plan, fund or other similar program established or maintained outside the United States of America by a Company, a Subsidiary or a Seller primarily for the benefit of Employees residing outside of the United States of America which plan, fund or similar program is not described in clause 3.19(i)(i)(A) above including, but not limited to, any plan, fund or other similar program established or maintained outside the United States of America by a Company, a Subsidiary or a Seller providing benefits comparable to those provided under Welfare Plans. The trustees (if any) of the True Temper Employee Benefits Plan and the True Temper Pension Plan for Executives have legal title to and control of all of the assets and investments of such of those Plans of which they are trustees, and there are no charges or encumbrances over any of the assets and investments of those Plans, in each case other than entitlements of members thereunder pursuant to the 1990 Pensions Act and any other applicable law. With respect to all of the Employees and directors of True Temper Ireland: (i) there are not in existence any service agreements to which True Temper Ireland is a party which cannot be terminated with "just cause" by 3 months notice or less (where not reduced in writing) by reasonable notice without giving rise to any claim for damages or compensation (other than the statutory redundancy payment or statutory compensation for unfair dismissals); and (ii) no liability has been incurred which has not been paid or otherwise satisfied by True Temper Ireland for breach of any contract of service, for redundancy payments or compensation for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any such person and no gratuitous payment has been promised which has not been paid or otherwise satisfied by True Temper Ireland in connection with the termination or proposed termination of the employment of any such person.

         SECTION 3.20. Environmental Matters. Except as disclosed on Schedule 3.20:

                  (a) no written notice, request for information, order, complaint or penalty has been received by a Seller, or a Company or a Subsidiary and to the Knowledge of Sellers, there are no judicial, administrative or other actions, suits or proceedings pending or threatened which allege a violation of or a liability under any Environmental Law, in each case relating to any Company or Subsidiary, the Purchased Assets or the Canadian Business, and arising out of any Environmental Law or relating to any Hazardous Substances;

                  (b) each Transferred Company is in material compliance with applicable Environmental Laws;

                  (c) each Transferred Company has and Canadian Seller has obtained or caused to be obtained with respect to the Canadian Business, all material Environmental Permits necessary for the operation of the Transferred Companies and of the Purchased Assets or the Real Property of the Canadian Business, as the case may be, to comply with all applicable Environmental Laws; each Transferred Company is in material compliance with the terms of its respective Environmental Permits and to the Knowledge of Sellers there are no proceedings pending or threatened to revoke such Environmental Permits; and

                  (d) none of the Companies, the Subsidiaries, Sellers (with respect to the Canadian Business in case of Canadian Seller) has filed any notice with any Governmental Authority under any Environmental Law reporting a Release or threatened Release of any Hazardous Substance where such notice has not been resolved to the satisfaction of the applicable Governmental Authority.

                  (e) To the Knowledge of Sellers, no Hazardous Substances have been Released or are otherwise present on, in, or under the Real Property in quantities or concentrations that are not in compliance with applicable

         Environmental Permits, exceed remedial action levels or otherwise must be reported to a Governmental Authority under applicable Environmental Laws.

                  (f) To the Knowledge of Sellers, there are no underground storage tanks present on, in or under any of the Real Property.

         Except as set forth in this Section 3.20, no other representations or warranties are made in or relating to this Agreement with respect to any matters arising under or relating to any Environmental Law or any Hazardous Substance.

         SECTION 3.21. Labor Matters. (a) Except as set forth on Schedule 3.21(a), there are no collective bargaining agreements in effect relating to the Employees of any Transferred Company or any other contract or commitment to any labor union or association representing any Employee of any Transferred Company, nor does any labor union or collective bargaining agent represent any Employee of any Transferred Company. To the Knowledge of Sellers, except as set forth on
Schedule 3.21(a), (i) there is no organizational effort currently being made or threatened to organize employees of any Transferred Company, nor was there any within the past two years, (ii) there has been no strike, slow-down, work stoppage, arbitration or other material work-related dispute involving any Transferred Company, and no such action is now pending or threatened, and (iii) no proceeding against any Transferred Company or controversy or dispute between any Transferred Company and any Employee has been threatened in writing, or has been initiated or filed and is still pending relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge, complaint or petition filed by an Employee or labor organization or labor union with the National Labor Relations Board, the Equal Employment Opportunity Commission, DOL or any comparable Governmental Authority. Each Transferred Company is in compliance in all material respects with the terms of, and is not currently in default in any material respect under, any collective bargaining agreement or other labor union contract or agreement covering any Employees.

         (b) Except as set forth on Schedule 3.21(b), no Company or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state or foreign laws, including with respect to the provision of any notice of any plant closing or mass layoff taking place up to and including the Closing Date, which remains unpaid or unsatisfied or which has not been accrued. Except as set forth on Schedule 3.21(b), no Company or Subsidiary has laid off more than 10% of its Employees at any single site of employment in any 90-day period during the last 12 months.

         SECTION 3.22. Tax Matters. (a) Except as set forth in the Preliminary Balance Sheet (including the notes thereto) or on Schedule 3.22, (i) each Company, each Subsidiary and each Seller have filed (or caused to be filed) in a timely manner, all material federal, state, local and foreign returns, reports, statements and forms required to be filed under the Code or applicable state, local or foreign tax laws (the "Tax Returns") and such Tax Returns are true, complete and correct in all material respects; (ii) each Company and each Subsidiary (and Canadian Seller with respect to the Purchased Assets) have timely paid (or the Seller Group of which such entity is or was a member has paid) all Taxes that have been incurred or are due; (iii) there is no outstanding agreement, waiver or consent providing for an extension of the statutory period of limitations with respect to any Taxes or Tax Returns of any Company or any Subsidiary and no power of attorney granted by any Company or any Subsidiary or any Seller Group with respect to any tax matter is currently in force; (iv) no tax liens or charges (except for liens for Taxes not yet due) have been filed and there is no action, suit, proceeding, investigation, audit, claim, dispute or appeal now existing or pending against any Company or any Subsidiary (or Canadian Seller) with respect to any Tax; (v) each Company and each Subsidiary (and Canadian Seller with respect to the Purchased Assets) has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and is not liable for any Taxes for failure to comply with such laws, rules and regulations, (vi) no Company or Subsidiary is a party to or is otherwise bound by any agreement or understanding providing for the allocation, sharing, assumption or indemnification of Taxes or has any obligation or liability under any such agreement or understanding to which it was once a party or otherwise bound; (vii) no Company or Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by such Company or such Subsidiary and to the Knowledge of Sellers, the IRS has not proposed any such adjustment or change in accounting method; (viii) no Company or Subsidiary has filed with respect to any item a disclosure statement pursuant to Section 6662 of the Code or any comparable disclosure with respect to foreign, state and/or local tax statutes for any tax year; (ix) no Company or Subsidiary has filed any agreement or consent under Section 341(f) of the Code; (x) no property of any Transferred Company organized in the United States is "tax-exempt use property" within the meaning of Section 168(h) of the Code nor property that Buyer will be required to treat as being owned by another person pursuant to
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (xi) no property of any Transferred Company directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the Code; (xii) the shares of True Temper Ireland do not derive the greater part of their value from Irish land or fixtures, Irish mineral rights or Irish off-shore exploration rights, and such shares were not acquired by Sellers, or any prior holder, in exchange for shares, debentures or other securities the greater part of the value of which was so derived; (xiii) True Temper Ireland has not, prior to Closing, claimed, received or enjoyed any exemption, reduction or relief from Irish Tax that is or may be subject to recapture or clawback either as a result of Closing or as a result of any event, occurrence or transaction that may occur subsequent to Closing in the ordinary course of business of True Temper Ireland; (xiv) the manufacturing activities carried on by True Temper Ireland commenced prior to July 22, 1998; and (xv) the goods produced by True Temper Ireland fall within the definition of goods regarded as manufactured as set forth in Section 443 of the Taxes Consolidation Act, 1997 (Ireland) (the "TCA"); (xvi) True Temper Ireland has not, prior to Closing, made any claim for rollover relief under section 597, 605 or 620 of the TCA in respect of which Irish Tax will be deferred until after Closing; and (xvii) True Temper Ireland has not, prior to Closing, claimed, received or enjoyed any exemption, reduction or relief in relation to:

         (1) Irish Stamp Duty that may be subject to clawback following Closing under section 79 or section 80 of the Stamp Duties Consolidation Act, 1999 (Ireland), as amended (the "SDCA");

         (2) Irish Companies Capital Duty that may be subject to clawback following Closing under section 119 of the SDCA; or

         (3) Irish Capital Gains Tax Group Relief that may be subject to clawback under section 623 of the Taxes Consolidation Act, 1999 (Ireland), as amended.

Schedule 3.22 contains a list of any tax audits of USI that were proposed, initiated or concluded by the IRS or any other foreign or domestic tax authority with respect to Taxes of any Transferred Company within three years of the date of this Agreement. US Seller is not a "foreign person" within the meaning of
Section 1445(b)(2) of the Code and will furnish an affidavit of this status substantially in the form of Exhibit C.

         (b) Each Company and each Subsidiary (and Canadian Seller with respect to the Canadian Business and the Purchased Assets) has timely withheld and paid over to the appropriate authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any officer, shareholder, director, current or former Employee, independent contractor, creditors, partner, shareholder, member or other interest holder or any other resident or non-resident third party or affiliated corporation third party, and has collected or withheld and paid over (and up to and including the Closing Date, will have timely collected or withheld and paid over) to the proper authority required to be so collected or withheld and paid over for all periods up to and including the Closing Date under all applicable laws.

         (c) Except for the group of which each Company and each Subsidiary (and the Canadian Seller with respect to the Canadian Business and the Purchased Assets) are now presently members, none of the Companies, the Subsidiaries or the Canadian Seller has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (or any similar provision of state, local, or foreign law). None of the Companies, the Subsidiaries or the Canadian Seller has any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as transferees or successor, by contract.

         SECTION 3.23. Intercompany Accounts; Affiliate Transactions. Schedule
3.23 contains a complete and accurate list of all intercompany balances as of the Balance Sheet Date between any of the Transferred Companies, on the one hand, and Sellers or any of their subsidiaries other than the Transferred Companies, on the other hand. Since the Balance Sheet Date, other than as set forth on Schedule 3.23, there has not been any accrual of liability by any Transferred Company to Sellers or any of their Affiliates or other transactions between any Transferred Company, on the one hand, and Sellers and any of their Affiliates, on the other hand, except in the ordinary course of business of any such Transferred Company consistent with past practice.

         SECTION 3.24. Insurance Coverage. (a) Sellers have made available to Buyer a complete and accurate list of, and true and complete copies of, all material insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Transferred Companies in effect on the date hereof. There are no material claims by Sellers or the Transferred Companies pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

         (b) Each insurance policy described in the first sentence of paragraph 3.24(a) above is valid and binding and in full force and effect with respect to the Transferred Company party thereto, no premiums due thereunder have not been paid and no Seller or Transferred Company has received any notice of cancellation or termination in respect of any such policy or to Knowledge of Sellers is in default thereunder. Since January 1, 1999, no Seller (with respect to the Business) or Transferred Company has been denied insurance coverage for which is has applied (or withdrawn such an application for insurance in anticipation of being denied coverage).

         SECTION 3.25. Product Warranties. Except as set forth on Schedule 3.25, to the Knowledge of Sellers, all products designed, manufactured, sold, serviced, leased or distributed by any of the Transferred Companies since October 1, 1999 (the "Products") are in material compliance with all express and implied warranties of such Transferred Company, and no material warranty liability exists for replacement thereof, recall or other damages in connection with such sales or deliveries. Except as set forth on Schedule 3.25, to the Knowledge of Sellers, there are no threatened material claims made for any product returns, recalls, warranty obligations or product services relating to any of the Products (including, without limitation, information products) or services any of the Companies.

         SECTION 3.26. Product Liability Claims; Product Safety. (a) Schedule 3.26(a) sets forth a complete and accurate summary of the amount of Product Liability Claims paid by any Transferred Company or their insurance carrier each year since May 31, 1995, the amount of Product Liability Claim outstanding on the date hereof and each Product Liability Claim incurred by any Transferred Company that involve a claim of more than $25,000 since May 31, 1995. "Product Liability Claim" means any claim arising out of any injury to individuals or property as a result of ownership or use of any product sold by a Transferred Company. To the Knowledge of Sellers, none of the Transferred Companies or Sellers (with respect to the Business) have received written notice of any non-compliance with any applicable regulatory codes.

         (b) Except as set forth in Schedule 3.26(b), since July 1, 1998, none of the Transferred Companies have been required to file, nor have any of them filed, a notification or other report with the United States Consumer Product Safety Commission or any other governmental agency concerning actual or potential hazards with respect to any Product.

         SECTION 3.27. Customers and Suppliers. (a) Schedule 3.27(a) sets forth a list of the ten largest customers of the Transferred Companies, taken as a whole, by revenue for the fiscal year ending on September 29, 2001. Except as set forth on Schedule 3.27(a), to the Knowledge of Sellers, since the Balance Sheet Date until the date hereof, no customer listed in Schedule 3.27(a) has:


                  (i) ceased or threatened to cease, purchasing from any of the Transferred Companies;

                  (ii) materially reduced its purchases from any of the Transferred Companies; or

                  (iii) materially and adversely changed the terms and conditions on which it is prepared to purchase from the Transferred Companies.

         (b) Except as set forth on Schedule 3.27(b), to the Knowledge of Sellers, since the Balance Sheet Date until the date hereof, no material supplier has materially and adversely changed the terms and conditions on which it is prepared to supply to the Transferred Companies.

         SECTION 3.28. Canadian Seller. (a) Canadian Seller is not a non-resident of Canada under the Income Tax Act (Canada).

         (b) Canadian Seller is registered for purposes of Part IX of the Excise Tax Act (Canada). The Purchased Assets are all or substantially all of the property that can reasonably be regarded as necessary to carry on the Canadian Business as a business.

         SECTION 3.29. Material Change. Except as set forth on Schedule 3.29, since January 1, 2001, the Transferred Companies have not (a) sold, transferred, assigned or disposed of assets (other than inventory in the ordinary course of business) in an amount that is material to the Transferred Companies, taken as a whole, or any Real Property, (b) vacated any plants, (c) relocated a material amount of machinery or equipment or (d) discontinued any line of business material to the Transferred Companies, taken as a whole.


                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as of the date hereof that:

         SECTION 4.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby are within the corporate powers of Buyer and have been or will be, in the case of Ancillary Agreements, duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer and each Ancillary Agreement to which Buyer is, or will be, a party has been, or will, upon execution and delivery by Buyer, have been, duly and validly executed and delivered by Buyer and constitutes, or will upon execution and delivery by Buyer, constitute a valid and binding obligation of Buyer.

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby require no material action by or in respect of, or material filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act and requirements of any Foreign Antitrust Laws and (ii) filings with the Pension Benefit Guaranty Corporation, IRS, DOL and any other similar Governmental Authority with respect to the transfer of assets and liabilities of Employee Benefit Plans or Foreign Employee Benefit Plans pursuant to this Agreement.

         SECTION 4.04. Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of such Buyer or (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree.

         SECTION 4.05. Financing. Buyer has received and furnished copies to US Seller commitment letters from Foothill Capital Corporation ("Foothill") and AbleCo Finance LLC ("AbleCo") dated as of December 21, 2001 pursuant to which Foothill and AbleCo have committed ("Senior Debt Commitment Letter"), subject to the terms and conditions thereof, to enter into a credit agreement with Buyer (the "Credit Facility"), from Massachusetts Mutual Life Insurance Company ("MassMutual") dated as of December 11, 2001 pursuant to which MassMutual has agreed, subject to the terms and conditions thereof, to purchase subordinated notes and from the Northwestern Mutual Life Insurance Company ("Northwestern") dated as of December 14, 2001 pursuant to which Northwestern has agreed, subject to the terms and conditions thereof, to purchase subordinated notes (collectively, the "Financing Agreements", and the financing to be provided thereunder or under any alternative arrangements made by Buyer is referred to herein as the "Financing"). The aggregate proceeds of the Financing will be in an amount sufficient to pay the Purchase Price, all fees, costs and expenses and any other amounts to be paid by Buyer hereunder. As of the date hereof, to the Knowledge of Buyer, no facts or circumstances exist that are reasonably likely to result in any of the conditions set forth in the Financing Agreements not being satisfied. Buyer will have at the Closing, the financial capacity to perform all of the obligations under this Agreement and the closing documents to be executed hereunder.

         SECTION 4.06. Purchase for Investment. Buyer is purchasing the applicable Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof and will not sell such Shares in violation of applicable federal, state or foreign securities laws. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

         SECTION 4.07. Litigation. There is no action, suit, investigation or proceeding pending against, or to the Knowledge of Buyer threatened in writing against, or affecting Buyer before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         SECTION 4.08. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Sellers or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.09. Inspections; No Other Representations. Buyer is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of companies such as the Transferred Companies, as contemplated hereunder. Buyer acknowledges that Sellers have given Buyer reasonable access to the key employees, documents and facilities of the Transferred Companies and based on such access, Buyer has undertaken its own due diligence investigation reasonably necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer will undertake prior to Closing such further investigation and request such additional documents and information as it deems necessary. Buyer agrees to accept the Shares of the Companies and the Subsidiaries and the Purchased Assets without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Sellers, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that Sellers make no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Transferred Companies or the future business and operations of the Transferred Companies, (ii) accuracy of any information developed by Sellers' consultants as set forth in those environmental reports relating to certain Real Property or (iii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Transferred Companies or their respective businesses or operations. Sellers hereby expressly agree that Buyer's agreements and acknowledgments set forth herein shall in no way limit the nature, extent or enforceability of, as the case may be, any representation, warranty, agreement, covenant or obligation made by, or to be performed by, Sellers or the Guarantor under this Agreement.

         SECTION 4.10. Investment Canada Act. Buyer is a WTO investor within the meaning of the Investment Canada Act.

         SECTION 4.11. Excise Tax Act. Buyer is, or will at the Closing be, registered for purposes of Part IX of the Excise Tax Act (Canada) and, to the Knowledge of Buyer, is acquiring under this Agreement ownership, possession or use of all or substantially all of the property that can reasonably be regarded as being necessary for Buyer to be capable of carrying on the Canadian Business as a business.

         SECTION 4.12. Quebec Sales Tax Act. Buyer is, or will at the Closing Date be, registered for purposes of the Quebec Sales Tax Act and, to the Knowledge of Buyer, is acquiring under this Agreement ownership, possession or use of all or substantially all of the property that can reasonably be regarded as being necessary for Buyer to be capable of carrying on the Canadian Business as a business.

                                    ARTICLE 5
                              COVENANTS OF SELLERS

         Sellers agree that:

         SECTION 5.01. Conduct of the Company. From the date hereof until the Closing Date, except as contemplated by this Agreement, Sellers shall cause each Transferred Company to conduct its business in the ordinary course consistent with past practice and to use its commercially reasonable efforts to preserve intact such Transferred Company's business organizations and relationships with third parties and to keep available the services of such Transferred Company's present officers and employees and continue all sales, marketing and promotional activities relating to the business and operations of the Transferred Companies (in each case other than as a result of action of Buyer or its Affiliates); provided, however, upon written notice to Buyer setting forth in reasonable detail the amount and nature of any payment that the Transferred Companies shall be permitted to make dividend payments (including cash or assets) and to repay, prepay or otherwise settle payables, receivables or other accounts due to or from any Seller or its Affiliates, it being understood that any payment so made but not disclosed on Schedule 5.01 shall be appropriately reflected on the Closing Balance Sheet. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as disclosed on Schedule 5.01, Sellers will not permit any Transferred Company to:

                  (a) adopt or propose any change in its certificate of incorporation or bylaws;

                  (b) merge or consolidate with any other Person or acquire a material amount of assets from any other Person;

                  (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments or (ii) otherwise in the ordinary course consistent with past practice;

                  (d) other than pursuant to or in connection with the Collateral Documents or the Master Agreement, incur or guarantee any obligation, liability or forgive or cancel any debt or claim or waive any right of value;

                  (e) authorize, issue or sell any securities, capital stock, stock options or warrants to acquire stock or other equity or debt interests, redeem or otherwise acquire any of the Shares or any other equity securities of the Transferred Companies; or

                  (f) agree or commit to do any of the foregoing.

         SECTION 5.02. Access to Information. From the date hereof until the Closing Date, Sellers will (i) give, and will cause each Transferred Company to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Transferred Companies, (ii) furnish, and will cause each Transferred Company to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to such Transferred Company as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of Sellers, the Companies or the Subsidiaries to cooperate with Buyer in its reasonable investigation of the Transferred Companies. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Sellers or the Transferred Companies. Notwithstanding the foregoing, Buyer shall not have access to personnel records of Sellers, the Companies or the Subsidiaries relating to individual performance or evaluation records, medical histories or other information which in Sellers' good faith opinion is sensitive or the disclosure of which could subject any Seller, any Company or any Subsidiary to risk of liability.

         SECTION 5.03. Resignations. US Seller will deliver to Buyer the resignations of all officers and directors of the Transferred Companies who will be officers, directors or employees of Sellers or any of their Affiliates after the Closing Date from their positions with the Transferred Companies at or prior to the Closing Date.

         SECTION 5.04. Guaranty. (a) In consideration of the transactions contemplated by this Agreement, USI (the "Guarantor") hereby unconditionally guaranties to Buyer (the "Guaranty") that Guarantor will duly and punctually pay and/or perform, as the case may be, all obligations, liabilities and undertakings of Sellers under this Agreement, including, without limitation, all obligations, liabilities and undertakings of Sellers under Article 10 of this Agreement and under the Tax Sharing Agreement (collectively, the "Obligations").

         (b) This Guaranty is an absolute, unconditional and continuing Guaranty by the Guarantor of the Obligations in accordance with their terms, and not of their collectibility only. Enforcement of the liabilities and obligations of the Guarantor hereunder is in no way conditioned upon any requirement that Buyer first attempts to collect or take any action against Sellers, or any other person primarily or secondarily liable with respect to the Obligations, or resort to any security or other means of obtaining payment of any of the Obligations which the Buyer may now have or may acquire after the date hereof or upon any other contingency whatsoever; provided, however, that nothing herein shall adversely affect Guarantor's rights to assert any defense available to Sellers under this Agreement or at law. Upon any default by Sellers in the full and punctual payment and/or performance of any or all of the Obligations in accordance with their terms, the liabilities and obligations of the Guarantor hereunder shall, at the option of Buyer, become forthwith due and payable to Buyer, without demand or notice of any nature, all of which are hereby expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by Buyer on any number of occasions until such time as the Obligations are paid or satisfied, as the case may be, in full in accordance with their terms.

         SECTION 5.05. Capital Expenditures. Between the Balance Sheet Date and the Closing Date, Sellers agree to cause the Transferred Companies to make, to commit or to incur capital expenditures of at least $2 million. In the event the Transferred Companies do not make, commit or incur at least $2 million of capital expenditures between the Balance Sheet Date and the Closing Date, Sellers and Buyer agree that Buyer's sole and exclusive remedy relating solely to Sellers' and the Transferred Companies' failure to fulfill their respective obligations under this Section 5.05 and to no other obligation contained in this Agreement shall be a reduction in the Purchase Price in an amount equal to the difference between $2 million and the aggregate amount so expended, committed or incurred and Buyer shall have no other remedy under Article 9 or 10 or otherwise.

         SECTION 5.06. Settlement of Intercompany Accounts; Settlement of other Debt; Success Payments. (a) All Intercompany Accounts between Sellers or their Affiliates, on the one hand, and the Transferred Companies, on the other hand, as of the Closing shall be settled, forgiven or paid in full on or prior to the Closing. "Intercompany Accounts" means all accounts, payables, receivables, accruals, liabilities or assets that are due to or owing from Sellers or their Affiliates, on the one hand, and the Transferred Companies, on the other hand.


         (b) Sellers agree to cause the Transferred Companies to settle and pay in full all indebtedness for borrowed money on or prior to the Closing.

         (c) Sellers shall be responsible for obligations and liabilities due to any Employee of the Transferred Companies that is primarily conditioned on the successful completion of the transactions contemplated hereby or payments primarily conditioned on any Employee of the Transferred Companies remaining employed by a Transferred Company through the successful completion of the transactions contemplated hereby and none of the Transferred Companies shall be liable for such payments; provided, however, that, subject to indemnification obligations set forth in 10.02(a), Buyer or the Transferred Companies, and not Sellers, shall be liable for any severance or termination obligations or liabilities and any obligations or liabilities under employment agreements.


         SECTION 5.07. Harrisburg Ground Lease Estoppel and Landlord Recognition Agreement. Sellers shall use reasonable best efforts to obtain, prior to the Closing, an estoppel from the landlord in the form attached hereto as Exhibit D (the "Landlord Estoppel"), pursuant to Article 20 of that certain Ground Lease dated March 16, 1999 between True Temper Hardware Company, an Ohio corporation, as landlord, and TTHA Corp, as tenant, with respect to the property known as 1500 South Cameron Street, Harrisburg, Pennsylvania (the "Harrisburg Ground Lease"). Seller shall also use reasonable best efforts (without the payment of any funds or monies) to obtain, prior to the Closing, a recognition agreement from the landlord in the form attached hereto as Exhibit E with respect to the Harrisburg Ground Lease.

                                    ARTICLE 6
                               COVENANTS OF BUYER

         Buyer agrees that:

         SECTION 6.01. Access. Buyer will and will cause each Transferred Company, on and after the Closing Date, to afford reasonably promptly to Sellers and their agents reasonable access to their properties, books, records, employees and auditors to the extent reasonably necessary to permit Sellers to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date; provided that any such access by Sellers shall not unreasonably interfere with the conduct of the business of Buyer or the Transferred Companies. To the extent the provisions of this Section
6.01 conflict with those in Section 10.02(b), the provisions of Section 10.02(b) shall govern.

         SECTION 6.02. Trademarks; Tradenames. After the Closing, Buyer shall not, and shall not permit their Affiliates to, use the names "USI" or "U.S. Industries, Inc." or any derivative thereof (the "Seller Names"). Buyer and the Transferred Companies shall promptly, but no later than three month after the Closing Date, destroy all business cards, signs, displays and other materials that contain the Seller Names. Notwithstanding the foregoing, for a period of six months after the Closing Date, the Transferred Companies may continue to use the Seller Names on any inventory, stationery, promotional materials or manuals in possession of a Transferred Company prior to the Closing Date so long as Buyer and the Transferred Companies destroy all remaining materials at the end of such period.

         SECTION 6.03. Preservation of Records. Buyer agrees, at its own expense, that it (a) shall preserve and keep the records of the Transferred Companies for periods prior to the Closing Date for a period of seven years from the Closing, or for any longer periods as may be required by any Governmental Authority or ongoing litigation and (b) shall make such records reasonably available at reasonable times upon reasonable notice to Sellers, at Sellers' cost and expense, as may be reasonably requested. In the event Buyer wishes to destroy such records after the time specified above, Buyer shall first give sixty (60) days' prior written notice to US Seller and US Seller shall have the right at its option and expense, upon prior written notice given to Buyer within that sixty (60) days period, to take possession of the records within ninety
(90) days after the date US Seller receives such notice.

                                    ARTICLE 7
                         COVENANTS OF BUYER AND SELLERS

         Buyer and Sellers agree that:

         SECTION 7.01. Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Buyer and Sellers will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Sellers and Buyer agree, and Sellers, prior to the Closing, and Buyer, after the Closing, agree to cause the Transferred Companies to execute and deliver such other documents, certificates, agreements and other writings (including, prior to Closing, such affidavits of title and possession, gap undertakings and similar documents, in form and substance reasonably acceptable to Sellers, as may be reasonably requested by Buyer's title insurance company) and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Sellers and Buyer agree to use reasonable best efforts to consummate or implement expeditiously the transactions contemplated by this Agreement.

         SECTION 7.02. Certain Filings. Sellers and Buyer shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement.

         SECTION 7.03. Public Announcements. Until six months after the Closing, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public announcements the making of which may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. If Buyer or a Seller or other affiliated entity of such parties, is so required to issue a press release or otherwise make a public statement it shall inform and provide draft copies to the other party hereto for review and comment prior to issuing it. Buyer agrees that Sellers may deliver a copy of this Agreement or the Tax Sharing Agreement to the holders of the Senior Debt Liens and any other persons reasonably requested by such holders.

         SECTION 7.04. Notices of Certain Events. From the date hereof until the Closing Date, Sellers and Buyer shall promptly notify the other of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

                  (c) any actions, suits, claims, investigations or proceedings commenced or threatened in writing relating to Sellers, Buyer or the Transferred Companies that, if pending or threatened in writing on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 or 4.07.

         SECTION 7.05. Treasury Matters. (a) Sellers shall continue to cause the funding of the Transferred Companies' checks, in accordance with past practices, which are presented for payment through the Determination Date. Sellers shall have no obligation to fund checks, wire transfers or other transfer orders which are presented for payment on and after the Closing Date, provided that such payable has been properly recorded on the Closing Balance Sheet in accordance with the Accounting Principles. Buyer shall so long as permitted by the banks at which such bank accounts are located assume all of the bank accounts of Garant or Canadian Seller to the extent relating to the Canadian Business as provided in Section 2.01(b) on the Closing Date and be prepared to fund the above-mentioned checks, wire transfers or other transfer orders which are presented for payment on and after the Closing Date. Amounts received in the lockbox and depository accounts of Sellers through the Determination Date shall be retained by Sellers notwithstanding that, consistent with past practices, such collections may not be credited to Sellers or their Affiliates until after the Closing Date; provided that such amounts retained by Sellers shall not be included in the Closing Balance Sheet.

         (b) Certain of the Transferred Companies are party to or financially supported by certain letters of credit, guarantees and a lease in respect of which Sellers or their Affiliates are subject to continuing obligations set forth in Schedule 7.05 (the "Credit Support Documents"). Buyer shall use its reasonable best efforts to cause the obligations of the Transferred Companies which are secured by the Credit Support Documents to be secured or discharged in such a manner that Sellers or their Affiliates will not be required to make any payments relating to the periods after the Closing under the Credit Support

Documents in relation thereto. Should any such payments be required of and paid by a Seller after the Closing, Buyer shall reimburse such Seller immediately upon demand. The Transferred Companies shall not incur any new obligations secured or supported by the Credit Support Documents after the Closing and Buyer shall cause the Transferred Companies not to incur any such obligations.

         (c) Buyer shall promptly deliver to Sellers a copy of any communication (or a summary of any oral communication) to or from Buyer or the Transferred Companies or their Affiliates that relate to the Credit Support Documents (including the Carlisle Lease). If such communication is from Buyer, a Transferred Company or an Affiliate, Buyer shall deliver a draft of such communication to Sellers prior to sending such communication in order to permit Sellers the opportunity to comment thereon. Buyer shall deliver to Sellers no later than 90 days after each fiscal year end of ATT an audited combined balance sheet of the Transferred Companies. Buyer shall also promptly deliver to Sellers any other document requested by Sellers that reasonably relate to the Credit Support Documents (including the Carlisle Lease).

         SECTION 7.06. Consents. Until the Closing Date, each of the parties hereto will use its commercially reasonable efforts (but without the payment of any funds or monies therefore) to obtain consents of all Persons and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement.

         SECTION 7.07. Pre-Closing Insurance. (a) Post-Closing Insurance. At the Closing, Buyer shall have in place, at Buyer's sole discretion, policies or programs that insure the assets and the business of the Transferred Companies against any loss or damage, including without limitation, any arrangements required by the State of West Virginia with respect to workers' compensation, for all periods on and after the Closing, it being understood that such policies or programs may include, in Buyer's sole discretion, self insurance or other similar arrangements.

         (b) Cooperation. Sellers, Transferred Companies and Buyer agree to cooperate with each other to make the benefits of the insurance and self insurance policies or programs listed in Schedule 7.07(b), or any successor policies or programs, to the extent they relate to any period prior to the Closing (the "Pre- Closing Insurance"), available to Buyer (subject in all events to the terms and conditions of such Pre-Closing Insurance and the determinations of the insurer thereunder). Sellers shall not be liable, and Buyer shall hold Sellers harmless, in connection with any adverse determination by an insurer in respect of any Pre- Closing Insurance Claims; provided, however, that the foregoing limitations on Sellers' liability shall in no way be construed to limit or adversely affect Sellers' obligations to Buyer under this
Section 7.07 or Sellers' and Buyer's agreements under this Section 7.07 including, without limitation, the provisions of Section 7.07(f) hereof which limit Buyer's financial obligations under this Section 7.07 to an aggregate maximum $4.4 million plus Administrative Costs.

         (c) Administrative Costs. Buyer shall reimburse Sellers for the amount of any applicable administrative or processing fees or other costs and expenses paid by Sellers to a third party relating to Pre-Closing Insurance Claims and the processing thereof ("Administrative Costs"), promptly upon receipt of reasonable documentation or invoices relating thereto. In the alternative, upon delivery to Buyer of such reasonable documentation or invoices, Sellers shall be permitted to deduct such Administrative Costs from the amounts payable to Buyer under Section 7.07(d).

         (d) Processing of Claims; Reimbursement of Pre-Closing Insurance Claims. Sellers or its agents shall, after the Closing, process claims and other settlement charges other than Administrative Costs (defined below) relating to the Pre-Closing Insurance ("Pre-Closing Insurance Claims") in the ordinary course of business in accordance with the provisions of Pre-Closing Insurance. In the event that (i) the Sellers receive any proceeds from Pre-Closing Insurance and (ii) a claim has been paid by Buyer to a third party, then Sellers shall, subject to Section 7.07(c) hereof, promptly after receipt of reasonable documentation of such payment, pay or reimburse Buyer, with respect to the amount so paid by Buyer, the amount of proceeds received by Sellers.

         (e) Reimbursement of Sellers. Buyer and Sellers acknowledge that at the Closing, Sellers will maintain the Pre-Closing Insurance and any required letters of credit supporting such Pre-Closing Insurance. In addition, Buyer and Sellers acknowledge that in order to permit ATT to be a Qualified Self Insurer under the laws of the State of West Virginia, USI has guaranteed a letter of credit issued for the benefit of the State of West Virginia for liabilities arising out of the business of the Transferred Companies relating to workers compensation in the State of West Virginia as to periods prior to the Closing (the "Pre-Closing WV Workers Compensation Liability"). As a result, USI may make payments in respect of all such foregoing liabilities ("Pre-Closing Sellers Insurance Payments"). Buyer agrees that in the event USI or its Affiliates make any Pre- Closing Sellers Insurance Payments, Buyer shall reimburse USI, up to a maximum of $4.4 million, within 10 days of demand accompanied by reasonable documentation of such payment, for any and all such payments (net of the amount of any Supplemental Reimbursement due and owing to Buyer under Section 7.07(f)). Regardless of whether any amounts in excess of such $4.4 million are paid by Sellers or its Affiliates, Buyer shall have no obligation to reimburse Sellers for Pre-Closing Sellers Insurance Payments in excess of $4.4 million. Buyer agrees that Sellers shall have the sole right to control all actions taken in respect of and to defend against any Pre-Closing Insurance Claim or Pre-Closing WV Workers Compensation Liability.

         (f) Reimbursement of Buyer. Buyer and Sellers acknowledge that at the Closing Buyer will remain liable for the Pre-Closing WV Workers Compensation Liability and underlying liability for claims covered by the Pre-Closing Insurance. Buyer may only make payments in respect of such foregoing liabilities if Sellers approve such payments in advance and in writing or if Sellers have failed to pay any such liability or claim for a period of 30 days after written notice from Buyer to Sellers following a final determination that Buyer or Sellers are liable for such liability or claim requesting that Sellers make such payment ("Pre-Closing Buyer Insurance Payments"). Sellers agree that in the event that Buyer makes such Pre-Closing Buyer Insurance Payments, such payments shall be deemed a reimbursement of Sellers under Section 7.07(e). Notwithstanding anything to the contrary contained herein, in the event the Pre-Closing Buyer Insurance Payments plus all reimbursements paid to Sellers under Section 7.07(e) minus all reimbursements by Seller to Buyer under this subsection exceed $4.4 million, Sellers shall reimburse Buyer, within 10 days of demand accompanied by reasonable documentation of such payment, the amount of such excess ("Supplemental Reimbursements").

         (g) Access. Buyer will and will cause each Transferred Company, on and after the Closing Date, to afford USI and Sellers and their agents reasonable access to their properties, books, records, employees and auditors to the extent reasonably necessary to permit Sellers to comply with this Section. Sellers will afford Buyer and its agents reasonable access to their properties, books, records, employees and auditors to the extent reasonably necessary to permit Buyer to comply with this Section.

         SECTION 7.08. Confidentiality. After the Closing, Buyer and Sellers will hold, and will use their respective reasonable best efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, all confidential documents and information provided to them pursuant to this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from sources other than the party giving access under this Agreement. Notwithstanding the foregoing, Buyer, the Transferred Companies and Seller may disclose confidential information if compelled to do so by judicial or administrative process or by law; provided that, in the event that a party is so compelled, such party shall provide the other with prompt notice of such request or requirement in order to enable the other parties to seek an appropriate protective order or other remedy. After the Closing, Buyer will cause the Transferred Companies to comply with this Section.

         SECTION 7.09. Certain Post-Closing Assistance. Buyer agrees to cause, after Closing, the appropriate personnel of the Transferred Companies at no cost or expense to Sellers, to prepare all customary accounting, tax, environmental, employment, benefits-related and similar reports for the Transferred Companies for periods up to the Closing Date which are reasonably requested by Sellers. Sellers agree to provide Buyer, at no cost or expense to Buyer, with information in the possession and control of Sellers in respect of accounting, tax, environmental, employment, benefits-related and similar reports for Transferred Companies after the Closing Date to the extent reasonably requested by Buyer.


                                   ARTICLE 8
                               EMPLOYEE BENEFITS

         SECTION 8.01. Employee and Employee Benefit Matters.

         (a) Employment of Employees at Closing. On or prior to the Closing Date, Buyer agrees that (i) Buyer or its Affiliate will offer to employ those Employees employed, immediately prior to the Closing Date, by Garant or by Canadian Seller employed primarily in connection with the Canadian Business; and
(ii) the Companies and their Subsidiaries will not terminate any Employees solely as a result of the consummation of the transactions contemplated by this Agreement and will at the Closing continue to compensate any such Employees who continue in their employment, in either case, with respect to Employees not covered by a collective bargaining agreement at substantially equivalent compensation and benefit levels and, with respect to those Employees covered by a collective bargaining agreement, at the same wages and on the same terms and conditions of employment in effect as of the Closing Date. Additionally, Buyer agrees to continue the Employee Benefit Plans, Foreign Employee Benefit Plans and Benefit Arrangements and, in the case of those covered by a collective bargaining agreement, such Employee Benefit Plans, Foreign Employee Benefit Plans and Benefit Arrangements shall be continued pursuant to such collective bargaining agreement, as any of the same may be amended from time to time; provided, however, that Buyer shall not continue any stock option plan maintained by the Companies and their Subsidiaries or Sellers granting options to any Employees for the purchase of any Shares or shares of common stock of Sellers and shall not be required to make any matching contribution in stock under any 401(k) Plan or allow the continued investment of 401(k) Plan assets in shares of common stock of Sellers beyond such period as may be reasonably necessary to permit 401(k) Plan participants to effect an orderly disposition of such common stock, except to the extent fiduciary requirements under ERISA or other applicable law would require otherwise. With respect to current Employees, Buyer hereby agrees to indemnify Sellers from any and all termination or severance liability incurred with respect to terminations on or subsequent to the Closing Date except liability incurred with respect to all statutory notice and severance pay and common law damages for wrongful dismissal to Employees of Canadian Seller who are offered employment by Buyer or its Affiliate in accordance with this Section 8.01(a) and who do not accept employment with Buyer or its Affiliates. Sellers hereby agree to indemnify Buyer from any and all termination or severance liability (1) incurred with respect to Employees of Canadian Seller who are offered employment by Buyer or its Affiliate in accordance with this Section 8.01(a) and who do not accept employment with Buyer or its Affiliate or (2) incurred prior to the Closing Date which liability has not been properly accrued prior to the Closing Date (including, without limitation, any liability related to or arising out of WARN, the continuation coverage rules of Section 4980B of the Code and part 6 of Subtitle B of Title I of ERISA ("COBRA"), and any similar state, local or foreign laws with respect to the Employees) excluding any liability associated with Buyer or its Affiliates not meeting their obligations hereunder or Buyer not offering substantially similar employment to Employees and, as a result, Employees claiming wrongful dismissal damages from Seller or Buyer or any of their respective Affiliates.

         (b) Assumption of Plans. With respect to each Employee Benefit Plan, Foreign Employee Benefit Plan or Benefit Arrangement maintained exclusively for the benefit of Employees ("Company-Specific Plans"), Buyer agrees that the Companies and Subsidiaries will retain or assume sponsorship of such plans on and after the Closing Date (but only, in connection with any Foreign Employee Benefit Plan or Benefit Arrangement maintained primarily for employees based in Canada and administered or provided through a third party, to the extent that the arrangements with such third party permit such sponsorship; provided, that Buyer and Sellers agree to use their reasonable best efforts to cause such arrangements to be modified as and if necessary to permit such sponsorship). The Companies and Subsidiaries will retain or assume, and will hold Sellers harmless for, all liabilities arising out of or under the Company-Specific Plans.

         (c) Transfer of Assets of 401(k) Plan. After the Closing Date, Sellers shall cause the assets related to the Employees participating in the USI Retirement Savings and Investment Plan (the "Transfer 401(k) Plan") held in Master Trusts to be transferred to a successor trust or trusts or other funding medium established by Buyer (the "New 401(k) Trust"). Buyer will use reasonable best efforts to establish the New 401(k) Trust and to deliver to Sellers the opinion or letter referred to in clause 8.01(c)(ii) below within 30 days of the Closing Date and

Sellers shall use reasonable best efforts to deliver to Buyer the opinion referred to in clause 8.01(c)(iii) below. Such transfer shall occur as soon as reasonably practicable following receipt by US Seller of (i) notification from Buyer that the applicable New 401(k) Trust has been established, (ii) an opinion from counsel to Buyer that the forms of the documents constituting such New 401(k) Trust are in substantial compliance with the requirements for qualification and exemption from United States federal income taxation under Sections 401(a) and 501(a) respectively, of the Code and a representation from Buyer that the New 401(k) Trust will be timely submitted to the IRS for a favorable determination letter and that Buyer will make such plan amendments as are requested by the IRS, and (iii) a similar opinion from counsel to US Seller or letter with respect to the applicable Transfer 401(k) Plan, and (iv) at least thirty (30) days have elapsed after the filing of any required Form 5310 with respect to the transfer of assets of the Transfer 401(k) Plan. Subject to
Section 401(a)(12) of the Code, the amount of assets transferred from any trust in which a Transfer 401(k) Plan is invested prior to the Closing Date shall be equal to the fair market value of the assets related to the plan on the date of transfer. Sellers shall use their best efforts to transfer amounts pursuant to this Section 8.01(c), in cash, unless Buyer and Sellers otherwise agree except with respect to assets held in any fund invested solely in USI common stock, which such assets will be transferred in-kind.

         (d) Transfer of Assets of Defined Benefit Plan. After the Closing Date, Seller shall cause the assets and liabilities related to the Employees participating in the Lawn and Garden Pension Plan (the "Transfer Pension Plan"), as calculated below, held in Master Trusts to be transferred to a successor trust or trusts or other funding medium established by Buyer (the "New Pension Trusts"). Buyer will use reasonable best efforts to establish the New Pension Trusts and to deliver to Seller the opinion or letter referred to in clause (ii) below within 30 days of the Closing Date. The amount of such transfer shall be calculated in accordance with section 1.414(1)-1(n)(1) of the Treasury Regulations applying the following PBGC assumptions used for plans terminating as of the Closing Date:

         o PBGC interest rates used to value annuities specified in Table I of Appendix B of Part 4044 of the PBGC regulations promulgated under ERISA;

         o        1983 Group Annuity Mortality Table;

         o Expense load in accordance with Appendix C of Part 4044 of the PBGC regulations promulgated under ERISA;

         o Expected retirement ages as specified in Appendix D of Part 4044 of the PBGC regulations promulgated under ERISA; and


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

         o        No other demographic assumption shall be used.

The amount of assets to be transferred shall be calculated as of the Closing Date, based on employee data as of December 31, 2000, aged to the Closing Date and credited with actual trust earnings from the Closing Date to the actual transfer date, adjusted for applicable benefit payments and plan expenses in accordance with past practices, with such assets to be invested in accordance with past practice and the fiduciary requirements of ERISA prior to the transfer. Such transfer shall occur as soon as reasonably practicable following receipt by Seller of (i) notification from Buyer that the applicable New Pension Trust has been established, (ii) an opinion from counsel to Buyer that the forms of the documents constituting such New Pension Trust are in substantial compliance with the requirements for qualification and exemption from United States federal income taxation under Section 401(a) and 501(a) respectively, of the Code and a representation from Buyer that the New Pension Trust will be timely submitted to the IRS for a favorable determination letter and that Buyer will make such plan amendments as are requested by the IRS, and (iii) a similar opinion from counsel to Seller or letter with respect to the Transfer Pension Plans, and (iv) at least thirty (30) days have elapsed after the filing of any required Form 5310 with respect to the transfer of assets of the Transfer Pension Plan. Seller shall use its best efforts to transfer amounts pursuant to this Section 8.01(d) in cash, unless Buyer and Seller otherwise agree.

         (e) Interim Administration of Transfer Plans. Prior to the transfer of the assets of the Transfer 401(k) Plan and Transfer Pension Plan (together, "Transfer Plans") to the New 401(k) Trust and New Pension Trusts pursuant to
Section 8.01(c) and 8.01(d), Sellers shall continue the administration of the Employee Benefit Plans and Benefit Arrangements in accordance with past practice. For purposes of the preceding sentence, "administration of the Employee Benefit Plans and Benefit Arrangements" shall include all actions required on a routine basis for the proper maintenance of Employee Benefit Plans and Benefit Arrangements including the Transfer Plans, the New 401(k) Trust, the New Pension Trust and the Company-Specific Plans until the assets are transferred to the New Pension Trust or other trust established by Buyer, including, but not limited to, transfer to the applicable trusts of any employer, employee contributions, and loan repayments previously funded by Buyer funds, and the payment of all benefits or other distributions to participants required by the provisions of such plans. As consideration for Sellers' obligation to continue the administration of such plans, Buyer agrees to reimburse Sellers, upon the delivery of proper invoices identifying the charges associated with the applicable plan and services provided, for pro rata out-of-pocket expenses incurred by Sellers in administration of the plans including, but not limited to, the routine fees charged by the Transfer Plans' or Company-Specific Plans' trustees, actuaries or third-


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

party administrators in accordance with past practice. If the transfer to the New 401(k) Trust and New Pension Trusts has still not occurred by the end of the 60 day period following the Closing Date, Buyer shall continue to reimburse Sellers for the applicable portion of all fees incurred by Sellers in the administration of the plans and, if the transfer has not occurred because of the failure of Buyer to satisfy the requirements of Sections 8.01(c) or (d) above, Buyer shall in addition pay Sellers $10,000 for each month, pro-rated by calendar days, after the date of the expiration of the 60 day period until the transfer to the New 401(k) Trust and New Pension Trusts has occurred, but in no event shall such administration continue by Sellers beyond 90 days after the Closing Date, unless the transfer has not occurred through the failure of Sellers to satisfy its responsibilities under Section 8.01(c) or 8.01(d) or Sellers' counsel under Section 8.01(c)(iii) or 8.01(d)(iii) of this Agreement. In such event, Sellers shall satisfy only its fiduciary obligations and Buyer shall be responsible for all obligations and other expenses applicable to such matters.

         (f) Sellers and Buyer agree to provide each other with such records and information as the other may reasonably request in order to carry out its respective obligations under this Section 8.01. During the period following the Closing and prior to the transfer of Assets of the Transfer Plans to the New 401(k) Trust and New Pension Trusts pursuant to Section 8.01(c) and 8.01(d), Sellers shall promptly forward to Buyer any correspondence or written communications received from IRS, the Pension Benefit Guarantee Corporation or DOL with respect to any Transfer Plan.

         (g) Notwithstanding anything contained in this Agreement, Buyer shall continue the administration of the medical benefit coverage currently provided by ATT to employees of Sellers, USI and its Affiliates who are not Employees (the "Covered Employees") in accordance with past practice until ninety (90) days after the Closing Date. As consideration for Buyer's obligation to continue the administration of such coverage, Sellers agree to reimburse Buyer, upon the delivery of proper invoices identifying the charges associated with the benefits and services provided, for all benefits paid by Buyer (whether or not attributable to claims incurred after the Closing Date) with respect to the Covered Employees (and for which Buyer was not previously reimbursed), and for out-of-pocket expenses incurred by Buyer in the administration of such coverage (including the pro rata share of any stop-loss, excess or similar insurance maintained in connection with such coverage).


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


                                    ARTICLE 9
                              CONDITIONS TO CLOSING

         SECTION 9.01. Conditions to Obligations of Buyer and Sellers. The obligations of Buyer and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

                  (a) Any applicable waiting period under the HSR Act or any Foreign Antitrust Laws relating to the transactions contemplated hereby shall have expired or been terminated.

                  (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

                  (c) Each of US Seller and Buyer shall have received evidence reasonably satisfactory to it that Senior Debt Liens listed on Schedule 9.01(c) (other than on the shares or assets of Elgin Handles Limited) and in Section A of Schedule 3.15(d) will be released by the holders thereof upon payment of the Purchase Price by Buyer (which evidence of release may be filed with the appropriate recording offices after Closing), and that the other documents listed in Section B of Schedule 3.15(d) have been duly recorded or delivered for recording in the applicable real estate records.

         SECTION 9.02. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a) (i) Sellers shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date, and (ii) the representations and warranties of Sellers, contained in this Agreement and in any certificate or other writing delivered by Sellers pursuant hereto shall be true, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, at and as of the Closing Date, as if made at and as of such date, with only such exceptions (A) as, individually or in the aggregate, would not have or would not reasonably be expected to have a Material Adverse Effect or (B) as are results of any action permitted by Section 5.01, and Sellers shall have delivered a certificate as to the truth of the matters referred in this Section 9.02(a) signed by the vice president of each of Sellers.

         (b) Buyer shall have received an opinion of (i) Davis Polk & Wardwell,


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

special counsel to Sellers, dated the Closing Date substantially to the effect specified in clause (i) of the first sentence of Section 3.01 and Section 3.02, as applicable, with respect to USI, Global, US Seller and ATT, (ii) Fraser Milner Casgrain LLP special counsel to Sellers, dated the Closing Date substantially to the effect specified in clause (i) of the first sentence of
Section 3.01 and Section 3.02 with respect to Canadian Seller, (iii) Masons Solicitors, special counsel to Sellers, dated the Closing Date substantially to the effect specified in clause (i) of the first sentence of Section 3.01 and
Section 3.02 with respect to True Temper Ireland and (iv) Slaughter and May, special counsel to Sellers, dated the Closing Date substantially to the effect specified in clause (i) of the first sentence of Section 3.01 with respect to True Temper Seller, in each case with such exceptions are reasonably acceptable to Buyer. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than New York (with respect to Davis Polk & Wardwell), Canada (with respect to Fraser Milner Casgrain LLP), Ireland (with respect to Masons Solicitors) and England (with respect to Slaughter and May) or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Buyer, and, as to matters of fact, upon certificates of officers of Sellers and the Transferred Companies, copies of which certificates shall be contemporaneously delivered to Buyer; and each counsel to Sellers may assume that the laws of Illinois are substantially similar to the jurisdiction in which such law firm is located. Persons providing debt or equity financing to Buyer in connection with the transaction contemplated by this Agreement shall be entitled to rely on the opinion or opinions of legal counsel of Sellers delivered pursuant to this paragraph 9.02(b) as if such opinion or opinions had been addressed to such Persons.

         (c) Sellers shall have executed and delivered an Escrow Agreement in the form attached hereto as Exhibit A.

         (d) Canadian Seller shall have executed and delivered an Assignment and Assumption Agreement in the form attached hereto as Exhibit F and all other agreements, instruments, certificates and other documents necessary to sell, transfer, assign and convey the Purchased Assets to Buyer and for Buyer to assume all Assumed Liabilities reasonably requested Buyer, including a deed of sale or transfer/deed of land with limited warranties (in customary form) with respect to the Owned Property included in the Purchased Assets.

         (e) Sellers shall have executed and delivered the tax sharing and indemnification agreement in the form attached hereto as Exhibit G (the "Tax Sharing Agreement").

         (f) Foothill and/or AbleCo shall have provided financing to Buyer


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

pursuant to the Senior Debt Commitment Letter.

         (g) Buyer shall have received all documents regarding the existence of Sellers, USI, the Companies and the Subsidiaries and the authority of such parties to execute, deliver and perform the Agreement, all in form and substance reasonably satisfactory to Buyer.

         SECTION 9.03. Conditions to Obligation of Sellers. The obligation of Sellers to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by them at or prior to the Closing Date and (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, in all material respects at and as of the Closing Date, as if made at and as of such date and Buyer shall have delivered a certificate as to the truth of the matters referred to in this Section 9.03(a) signed by the vice president of Buyer.

         (b) Sellers shall have received an opinion of Katten Muchin Zavis, special counsel to Buyer, dated the Closing Date substantially to the effect specified in Sections 4.01 and 4.02, with such exceptions are reasonably acceptable to Sellers. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than Illinois or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Sellers, and, as to matters of fact, upon certificates of officers of Buyer, copies of which certificates shall be contemporaneously delivered to Sellers.

         (c) Buyer shall have executed and delivered an Escrow Agreement in the form attached hereto as Exhibit A.

         (d) Buyer shall have executed and delivered an Assignment and Assumption Agreement in the form attached hereto as Exhibit F and all other agreements, instruments, certificates and other documents necessary to sell, transfer, assign and convey the Purchased Assets to Buyer and for Buyer to assume all and Assumed Liabilities, reasonably requested by Sellers.

         (e) Buyer shall have executed and delivered the Tax Sharing Agreement.

         (f) Sellers shall have received all documents regarding the existence of

Buyer and the authority of such parties to execute, deliver and perform the Agreement, all in form and substance reasonably satisfactory to Sellers.

         (g) Buyer shall have executed and delivered an effective, irrevocable election under Section 338(h)(10) of the Code in form and substance satisfactory to Seller.


                                   ARTICLE 10
                            SURVIVAL; INDEMNIFICATION

         SECTION 10.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until 18 months after the Closing Date; provided that (i) the representations and warranties contained in Sections 3.05, 3.06 and 4.09 shall survive indefinitely, (ii) the representations and warranties contained in
Section 3.13 and 3.22 shall survive until their applicable statutes of limitations has expired and (iii) the representations and warranties contained in Section 3.20 shall survive until the Closing Date. The covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing until such time as such covenants or agreement shall terminate or otherwise expire in accordance with their respective terms. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence with respect to the specific claim, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity with an reasonably detailed description thereof shall have been given to the party against whom such indemnity may be sought prior to such time.

         SECTION 10.02. Indemnification. (a) Subject to the other provisions of this Article 10, Sellers jointly and severally hereby indemnify Buyer and its Affiliates, officers, directors, employees and agents against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation or remediation, reasonable consulting or engineering fees in connection with any investigation or remediation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer or any of its Affiliates arising out of (i) any misrepresentation or breach of warranty (each such misrepresentation and breach of warranty a "Warranty Breach"), (ii) breach of covenant or agreement made or to be performed by Sellers pursuant to this Agreement, (iii) any Excluded Liability (except for any Tax Liabilities which will be governed by the Tax Sharing Agreement) or (iv) Item 1 set forth on
Schedule 3.13 (the "Item 1 Litigation"); provided that with respect to indemnification by Sellers for any Warranty Breach (other than with respect to Sections 3.05, 3.06 and 3.22) pursuant to this Section, (A) Sellers shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches exceeds 1% of the Purchase Price and then only to the extent of such excess, (B) Sellers shall not be liable for any single claim which results in Damages of $7,500 or less (and such claims shall not be aggregated for purposes of clause 10.02(a)(A)) and (C) Sellers' maximum liability for all such Warranty Breaches shall not exceed 25% of the Purchase Price. Section 10.02(b) shall govern all indemnification claims for all environmental matters. With respect to Sections 3.05 and 3.06 hereof, Sellers shall indemnify Buyer for all Damages with respect to such Warranty Breaches; provided that, Sellers' maximum aggregate liability for such Warranty Breaches shall not exceed the Purchase Price. For the purpose of determining whether any Warranty Breach has occurred with respect to a claim for indemnification or for the purposes of measuring Damages with respect to any Warranty Breach of Sellers' representations and warranties contained in Article 3, such representations and warranties other than those set forth in Sections 3.27 and 3.29 shall be deemed to have been made without any materiality or Material Adverse Effect qualifications or dollar thresholds contained therein.

         (b) (1) General. Sellers jointly and severally hereby indemnify and defend Buyer and its Affiliates, their directors, officers, employees and agents and their respective successors and assigns (the "Sellers' Environmental Indemnity") from and against all Pre-Closing Environmental Liabilities and Remedial Action Costs incurred or suffered by Buyer or its Affiliates solely to the extent of Sellers' obligations set forth pursuant to this Section 10.02(b). Buyer and its Affiliates, and after the Closing the Transferred Companies, jointly and severally hereby defend and indemnify Sellers and their Affiliates, their directors, officers, employees and agents and their respective successors and assigns (the "Buyer's Environmental Indemnity") from and against all Post-Closing Environmental Liabilities and Remedial Action Costs incurred or suffered by Sellers and their Affiliates as well as any Environmental Liabilities not specifically accepted by Sellers under Sellers' Environmental Indemnity including but not limited to Buyer's obligations set forth pursuant to Sections 10.02(b). Sellers' Environmental Indemnity and Buyer's Environmental Indemnity shall be subject to the terms, conditions, rights and limitations set in forth in Sections 10.02(b)(2)-10.02(b)(12) below.

         (2) Sellers' Environmental Indemnity; Environmental Cap and Survival. Notwithstanding any obligations accepted or agreed to by Sellers pursuant to the provisions of this Section 10.02(b), Sellers' Environmental Indemnity shall expire


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

upon the earlier to occur of the ninth anniversary following the Closing Date, subject to the last sentence of Section 10.01 (the "Environmental Indemnity Expiration Date") or the Environmental Indemnity Termination Date. "Environmental Indemnity Termination Date" means the date on which the Sellers' Environmental Payments in the aggregate equal the Environmental Cap. "Sellers' Environmental Payments" means payments in respect of the Sellers' Environmental Indemnity, whether any such payment is made by Sellers directly or made from the Escrow Account, whether to Buyer, a Seller or a third party in payment of Pre-Closing Environmental Liabilities and/or Remedial Action Costs; provided, however, that any Sellers' Escrow Account Reimbursements shall not be included in Sellers' Environmental Payments. In no event shall Sellers be liable for any Sellers' Environmental Payments in excess of $6 million. Under no circumstance shall Sellers have any obligation or liability regarding Pre-Closing Environmental Liabilities to Buyer, its Affiliates, their directors, officers, employees and agents and their successors, assigns or transferees, except as set forth in this Section 10.02(b). Sellers shall provide Buyer with a semi-annual accounting of all Seller Environmental Claims which have accrued against the Environmental Cap and shall provide written notice to Buyer in the event the Environmental Cap has been attained prior to the Environmental Indemnity Expiration Date. Unless explicitly provided otherwise herein, all Remedial Action Costs and other Costs incurred by Sellers in meeting their obligations under this Section 10.02(b) (i) shall accumulate toward the Environmental Cap and (ii) to the extent funds are available, shall be paid or reimbursed to Sellers in accordance with, and from the Escrow Account established pursuant to, the Escrow Agreement attached hereto as Exhibit A. Any objections of Buyer to release of funds from the Escrow Account that cannot be resolved pursuant to the terms of the Escrow Agreement ("Payment Dispute") shall be submitted to the Panel and resolved pursuant to the terms of Section 10.02(b)(10) hereof.

         (3) Direct Payment of Buyer Environmental Claims. Buyer Environmental Claims shall be paid by Sellers to Buyer in accordance with the terms and conditions of Article 10; provided, however, that if Sellers commit a Payment Default, Buyer shall be permitted, but not required, to obtain, in accordance with the terms and conditions of Article 10, reimbursement of any Buyer Environmental Claim and to submit Buyer Payment Request (as defined in the Escrow Agreement) in respect of a matter that has not otherwise been resolved or satisfied prior to the time of such Payment Default directly from the Escrow Account. Notwithstanding the foregoing, Sellers shall be permitted to draw against the Escrow Account as reimbursement for all payments made by Sellers to Buyer in respect of Buyer Environmental Claims and the actual amount so drawn by Sellers as reimbursement for payments made by Sellers to Buyer in respect of Buyer Environmental Claims shall be referred to herein as the "Sellers' Escrow Account Reimbursements"; provided, however, that Sellers shall not be permitted to seek or obtain Sellers' Escrow Account Reimbursements for the initial $1,500,000 of Buyer Environmental Claims paid by Sellers to Buyer (the "Non-Reimbursable Amount").

         (4) Contingent Claim Notices; Disputed Amounts. Buyer and Sellers agree that if the sum of (i) the Sellers' Environmental Payments, plus (ii) the aggregate amount of all Contingent Notice Claims (as defined in the Escrow Agreement) that relate to Seller's Environmental Indemnity, plus (iii) all Disputed Amounts (as defined in the Escrow Agreement) that relate to Seller's Environmental Indemnity (the amounts referred to in the foregoing clauses (ii) and (iii) being referred to herein collectively as "Open Escrow Items") equals or exceeds the Environmental Cap, Sellers shall cease to have obligations under this Section 10.02(b) unless and until the aggregate amount of Open Escrow Items are reduced or eliminated (but unpaid) such that the sum of Sellers' Environmental Payments plus the aggregate total of Open Escrow Items is less than the Environmental Cap.

         (5) Environmental Insurance Policy. At or prior to Closing, Sellers and Buyer shall purchase the Environmental Pollution Legal Liability Select insurance policy from AIG that is quoted in the proposal from AIG as set forth as Schedule 10.02(b)(5) hereto (the "AIG Policy"). The AIG Policy is being purchased, to the extent allowed under that Policy, to cover Pre-Closing Environmental Liabilities. Payment of the premium for the AIG Policy shall be divided equally between Sellers and Buyer, and said payment shall be made so that at Closing, Sellers will provide evidence of AIG's binding of said policy. Sellers' 50% share of the premium payment obligation shall not be construed as a Remedial Action Cost and shall not accrue against the Environmental Cap. USI shall be the "first named insured" on the AIG Policy and Buyer, Ames True Temper, Inc., True Temper Ireland and Sellers will be "named insureds". Upon the earlier to occur of the Environmental Indemnity Expiration Date and the Environmental Indemnity Termination Date, Sellers will direct AIG to list Buyer as the first named insured and USI, Sellers, True Temper Ireland and Ames True Temper, Inc. as named insureds. Buyer, or at Buyer's request Sellers, shall request AIG to list successors and assigns to the Transferred Companies and the Real Property as named insureds. Regarding any claim to be submitted by Sellers to AIG, (i) Sellers shall provide Buyer with prior notice of the submittal; (ii) Buyer shall have the right to approve the claim submittal and all other correspondence and submittals to AIG regarding the claim, which approval shall not be unreasonably withheld or delayed; (iii) Sellers shall provide Buyer with the opportunity to be present during all meetings and telephone calls with AIG regarding the claim; and (iv) Sellers shall not settle or compromise a claim actually or potentially covered by the AIG Policy without the approval of Buyer, which approval shall not be unreasonably withheld or delayed.

The AIG Policy includes certain deductibles to be incurred prior to coverage being provided (the "Deductibles"). Also, for certain claims or losses, the AIG Policy imposes a cost sharing provision and will reimburse the insureds for only 50% of otherwise covered costs ("Insurance Copayments"). Sellers and Buyer will share equally all Insurance Copayments and Deductibles for claims or losses which the Parties are seeking coverage under the AIG Policy, however Sellers' share of Insurance Copayments shall accumulate toward the Environmental Cap and be reimbursed to Sellers from the Escrow Account.

         (6) Conduct of Phase II Environmental Investigations. As soon as reasonably possible following Closing, weather permitting, Sellers and Buyer will arrange to have certain intrusive investigations conducted at twelve of the Real Properties (the "Phase II Studies"). Schedule 10.02(b)(6) contains a list of the Real Properties that will be the subject of Phase II Studies, the scopes of work (the "SOWs") that will comprise the Phase II Studies and designation of Sellers or Buyer as the party responsible for performing each of the investigations (the "Lead Party"). The Lead Party in all cases will be obligated to ensure that the SOWs are properly and fully performed and that its designated contractor or consultant prepares a report of its findings, final copies of which will be promptly provided to the other Party. In all cases, the Lead Party will cooperate with and allow the other Party (the "Observing Party" and each of the Lead Party and Observing Party, a "Party") to observe and reasonably participate in its conduct of the Phase II Studies. "Reasonable participation" shall be broadly construed and shall include, by way of example and not limitation, being given reasonably advance notice of dates for conduct of the investigations, obtaining "split samples" where such samples are to be taken as part of the SOWs and participating in conferences with site contacts. The Work Plans and conduct of Phase II Studies will be subject to the approval of the Observing Party, which approval shall not be unreasonably withheld or delayed. Disputes regarding approval of the Observing Party shall be resolved pursuant to
Section 10.02(b)(10). The Observing Party will participate, at its sole option, in any Phase II Study for which it is not the Lead Party. However, in each case where it chooses to participate as an Observing Party, written notice of that election shall be provided to the Lead Party reasonably in advance of the performance of any work at the Real Property in question.

         The Lead Party and Observing Party, in each instance, shall be fully responsible for the costs incurred in the conduct of the work they have been assigned under this subsection (b)(6) and under subsection (b)(7) below; however, Sellers' Costs shall accumulate toward the Environmental Cap and be reimbursed to Sellers from the Escrow Account.

         In the event the sample results or other findings generated by the Phase II Studies disclose the presence of Hazardous Substances in excess of Applicable Remedial Objectives, Sellers and Buyer shall follow the requirements and standards set forth in Section 10.02(b)(9).

         Disputes that may arise between the Parties as they relate to implementation of the SOWs will be addressed pursuant to the dispute resolution procedures set forth in Section 10.02(b)(10) hereof.

         (7) Indemnification For Known, Potential Known and Unknown Conditions.
Schedule 10.02(b)(7) contains a summary of the environmental risks for matters that relate to the condition of the Real Property at issue (Part I of the Schedule) and that pertain to the Transferred Companies' Compliance with Environmental Law (Part II of the Schedule) and that are considered Known Conditions, Group A and B Potential Known Conditions and Unknown Conditions. The subject Schedule sets forth the extent to which Sellers and Buyer have financial responsibility for the matters contained therein and whether Sellers or Buyer will be the Lead Party or the Observing Party for purposes of addressing each risk. Sellers' Environmental Indemnity for Schedule 10.02(b)(7) Part II, Unknown Conditions shall only apply to Pre-Closing Environmental Liabilities which are
(i) unknown to Buyer at the time of Closing and (ii) arise as a result of Third Party Claims including but not limited to Claims of Governmental Authorities.

         Further, in order to resolve Pre-Closing Environmental Liabilities arising under Part II of Schedule 10.02(b)(7), the Lead Party shall use reasonable efforts to have employees of the Transferred Companies conduct the Remedial Actions, provided, however, that the Lead Party shall comply with all requirements of this Section 10.02(b). Notwithstanding the assignment of responsibility set forth in Schedule 10.02(b)(7), Sellers shall be the Lead Party for all Unknown Conditions (i) for which either Party seeks indemnification under the Huffy Indemnity (see subsection (b)(8) below) until the earlier to occur of the Environmental Indemnity Expiration Date and the Environmental Indemnity Termination Date subject to the approval of Buyer, which approval shall not be unreasonably withheld or delayed; (ii) which arise subsequent to the transfer by Buyer of its interest in the operation or Real Property and where Buyer has assigned its rights and obligations as a Lead Party to another person; or (iii) is a Pre-Closing Environmental Liability of a type or nature which was "unknown" at the time of Closing but which arises out of a Pollution Condition for which Sellers' are the Lead Party for a Known Conditions and Potential Known Conditions matter. The terms Lead Party and Observing Party shall have the same connotation, rights and obligations as set forth in Section 10.02(b)(6). Except as agreed otherwise by the Parties, the Lead Party shall be obligated to undertake all Remedial Actions reasonably necessary to address any Pre-Closing Environmental Liability (i) listed as a Known Condition,
(ii) identified through conduct of the Phase II Studies, or (iii) which arise as Unknown Conditions. All such Remedial Action, to the extent practicable, shall be consistent with the requirements of (A) the AIG Policy, (B) the Huffy Indemnity, and (C) the requirements of Section 10.02(b)(9). Notwithstanding anything to the contrary set forth in this Agreement, Sellers shall have no obligation to provide Buyer with Sellers' Environmental Indemnity for any Unknown Conditions unless Buyer provides Sellers with written notice of the claim, pursuant to Section 10.03 hereof, within thirty (30) days following the disclosure of such Unknown Condition to Buyer. If the Unknown Condition requires or warrants Remedial Action in less than thirty days, Buyer will provide Sellers with notice reasonably in advance of the required date of response.

         Sellers and Buyer further covenant and agree that reimbursement or payment of Remedial Action Costs incurred in addressing any Pre-Closing Environmental Liability by Sellers or Buyer, regardless of its classification as a Known Condition, Potential Known Condition or Unknown Condition, shall follow the following procedure: First, the Parties will seek indemnification from Huffy Corp. ("Huffy") and its affiliates (as set forth in Section 10.02(b)(8)) if the Real Property was originally conveyed to Ames True Temper, Inc. from Huffy; next, the Parties will seek coverage under the AIG Policy, except for matters or conditions expressly excluded under the AIG Policy; and finally, where, after reasonable efforts, the Huffy Indemnity and AIG Policy fail to provide defense and indemnity adequate to address a Pre-Closing Environmental Liability in satisfaction of 10.02(b)(9), Sellers' Environmental Indemnity shall apply. Sellers and Buyer will take all reasonable steps to avoid invalidation of and to maximize coverages available under the AIG Policy and Huffy Indemnity; provided, however, that steps taken to secure coverage from the Huffy Indemnity or the AIG Policy shall not (A) delay, limit or interfere with the performance of Remedial Actions required pursuant to Section 10.02(b)(9) hereof, or (B) fail to satisfy the requirements of Section 10.02(b)(9) hereof.

         (8) Huffy Asset Purchase Agreement and Other Insurance. Sellers and Buyer acknowledge and agree that certain of the Real Property was conveyed to Ames True Temper, Inc. from Huffy as part of that certain asset purchase agreement dated February 11, 1999 (the "Huffy Contract"). Buyer has reviewed the Huffy Contract and acknowledges that certain Pre-Closing Environmental Liabilities are currently subject to or may in the future be subject to an environmental indemnification from Huffy, as set forth in Article X of that Contract (the "Huffy Indemnity"). In order to avail themselves of the potential benefits of the Huffy Indemnity, Sellers and Buyer will take all reasonable steps to maintain and comply with its requirements. By way of example and not limitation, the Parties will abide by the "non-acceleration" provision of the Huffy Indemnity.


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

Further, for so long as Sellers' Environmental Indemnity is in effect, all demands for indemnification of any Pre-Closing Environmental Liability potentially available pursuant to the Huffy Indemnity will be made, upon Buyer's approval, to Huffy by Sellers. Buyer's approval of such notice shall not be unreasonably withheld or delayed. In the event Huffy provides or by court order is required to provide reimbursement for Remedial Action Costs incurred by Sellers or Buyer, said reimbursement will be distributed pursuant to the percent payment obligations set forth in Schedule 10.02(b)(7) hereof. Any costs incurred by Sellers in securing such reimbursement or in obtaining reimbursement or recovery from third parties (including the Historic Policies, described below) under any legal theory shall be accumulated against the Environmental Cap as Remedial Action Costs, however any costs recovered and attributed to Sellers will replenish the Environmental Cap (to the extent Sellers have already expended those Remedial Action Costs).

         Sellers and Buyer shall also work cooperatively, following Closing, to locate policies of insurance ("Historic Policies") that were carried by the Companies and their predecessors prior to Closing that may provide coverage for Pre-Closing Environmental Liabilities. Sellers shall make all reasonable efforts to enforce potential coverage under the Historic Policies but shall have no obligation to bring an action to enforce such coverage. Any monies recovered under such policies shall be credited 50% each to Sellers and Buyer, net any legal, consultant or expert fees.

         (9) Cooperation, Applicable Remedial Objectives and "No Further Action" Letters, and Completion of Remedial Action.

         (A) Cooperation. To the extent that any Known Condition, Potential Known Condition or Unknown Condition, including any results generated through conduct of the Phase II Studies, requires reporting of any fact or data to any Governmental Authority according to prevailing and applicable Environmental Law, the Lead Party for such matter shall make the required report to the appropriate authority(ies). The Lead Party shall provide the Observing Party with prior notice of its intent to serve such notice and shall give the Observing Party reasonable opportunity to review, comment on and approve any submissions intended to be made by Lead Party to the Governmental Authority, including but not limited to correspondence, sampling or Remedial Action plans, or responses to any agency demands, notices of violation, etc., which approval shall not be unreasonably withheld or delayed. Disputes regarding approval of submissions shall be resolved pursuant to Section 10.02(b)(10). The Lead Party shall accept any of the Observing Party's reasonably requested comments to said submissions. The Lead Party shall also provide the Observing Party with the opportunity to be present during meetings or telephone calls with said Authority, although the


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

Observing Party shall not intervene or obstruct the course of the Lead Party's communications or negotiations with said Authority. Finally, the Lead Party will provide the Observing Party with at least two weeks prior, written notice of its intent to conduct any field activities (whether consisting of sampling, Remedial Action or other efforts) at any Real Property or site for which either Party seeks the protections provided pursuant to Section 10.02(b)(1) and whether arising out of matters which are considered Known Conditions and Potential Known Conditions or Unknown Conditions along with a plan detailing the work to be performed (the "Field Work"). The Observing Party shall be entitled to participate in any Field Work by observing Lead Party's activities and obtaining split samples from the Lead Party and shall have the right to review, comment upon and approve all Work Plans, which approval shall not be unreasonably withheld or delayed. Disputes regarding approval of Work Plans shall be resolved pursuant to Section 10.02(b)(10).

         (B) Applicable Remedial Objectives and "No Further Action" Letters. In the event data or other facts disclosed to Sellers or Buyer as a result of the investigation of matters which are Known Conditions and Potential Known Conditions, or which come to the Parties' attention as Unknown Conditions, constitute evidence of (1) Hazardous Substances in excess of Applicable Remedial Objectives, or (2) non-compliance with applicable Environmental Laws (each matter arising under (i) or (ii) being defined herein as a "Pollution Condition"), the Lead Party (as established pursuant to Schedule 10.02(b)(7)) shall resolve the Pollution Condition in the following manner: (i) the Lead Party shall provide notice to Huffy (where appropriate), AIG and any Governmental Authority (in the event reporting is required pursuant to applicable Environmental Law); (ii) if reporting to a Governmental Authority is required or if a Governmental Authority has initiated the action that requires that the Pollution Condition be addressed, the Lead Party will take all actions reasonably necessary to obtain closure, sign-off, a "no further action letter" or similar notice of completion from the Governmental Authority that has retained jurisdiction over the Pollution Condition consistent with Applicable Remedial Objectives (collectively, an "NFA"); (iii) if reporting to a Governmental Authority is not required by Environmental Law or if, after six months, said Authority fails to respond to the Lead Party's request to resolve the Pollution Condition, the Lead Party, except as set forth below in this
Section 10.02 (b)(9)(B) and except for Compliance Matters, shall enter evidence of the Pollution Condition (and the Real Property, if necessary to achieve resolution) into the State/Province's voluntary cleanup (action) program ("VCP") or similar agency process, and the Lead Party shall undertake all actions reasonably necessary to obtain an NFA by the program in question, consistent with Section 10.02(b)(9). (If the VCP is available, the Lead Party shall make reasonable attempts to have both Buyer and Sellers named as "released" persons by the Governmental Authority); and (iv) if reporting to a

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Governmental Authority and VCP are not applicable or available for the Pollution
Condition, or if both Parties agree in writing that the VCP, while available, is not a satisfactory process for resolution of the Pollution Condition, the Lead Party shall (a) develop and implement a Remedial Action program consistent with Applicable Remedial Objectives and designed to attain the applicable NFA criteria and/or bring the Pollution Condition into compliance with applicable Environmental Law, or (b) if allowed under applicable Environmental Law, perform a site specific risk assessment and conduct remediation ("Risk Based Closure") to bring the area of concern within Applicable Remedial Objectives. The Lead Party shall make best efforts to pursue Remedial Actions that are consistent with the requirements of the AIG Policy and the Huffy Indemnity; provided, however that such efforts shall not (A) delay, limit or interfere with the performance of Remedial Actions required pursuant to Section 10.02(b)(9) or (B) fail to satisfy the requirements of Section 10.02(b)(9). Notwithstanding anything in the foregoing to the contrary, Buyer may, upon prior written notice to Sellers, elect not to resolve a Pollution Condition or otherwise address a Pre-Closing Environmental Liability, which election shall not waive any rights the Parties have pursuant to this Section 10.02(b) regarding (1) performance of other Remedial Actions and (ii) the later conduct of any Remedial Action the Parties have elected not to conduct at a particular time. However, in the event Buyer elects not to address a Pollution Condition or Pre-Closing Environmental Liability as set forth in this subsection (b)(9)(B), Buyer shall be solely responsible for all Remedial Action Costs arising out of or attributable to the delay in addressing the Environmental Liability.

         The Lead Party shall be entitled to use any method of Remedial Action to address any Pollution Condition provided the chosen Remedial Action is (1) consistent with Applicable Remedial Objectives; (2) approved by a Governmental Authority to obtain an NFA or equivalent; or (3) otherwise in compliance with applicable Environmental Laws, where the Parties have agreed in writing to remediate a Pollution Condition without the oversight of a Governmental Authority; provided, however, that all Remedial Actions shall be consistent with the use of the Real Property subject to the Remedial Action at the time of Closing. Notwithstanding the foregoing, unless otherwise approved by the Buyer (in Buyer's sole discretion), engineered barriers and/or institutional controls (other than a deed restriction limiting use of the property to industrial purposes) shall be used only if (1) the structure constituting an engineered barrier exists at the time the Remedial Action is implemented (or with reasonable repair or improvement would qualify as an engineered barrier) and/or the institutional control satisfies the requirements of Environmental Laws applicable at the time the Remedial Action is completed; (2) use of engineered barriers or institutional controls will not unreasonably limit or restrict the use, occupancy, or operation of the property for industrial purposes; and (3) the Barrier Cost Difference is less


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


than $1,000,000.

         (C) Completion of Remedial Action. The Lead Party shall be deemed to have completed its obligation to address any Known Conditions, Potential Known Conditions or Unknown Condition upon receipt of an NFA or similar determination by a Governmental Authority with jurisdiction for such matters or certification from a Dispute Resolution Consultant, where no VCP or Authority has intervened, that the Remedial Action is complete, provided, however, that conditions discovered, subject to the limitations of subsection (b)(11) hereof, subsequent to receipt of the NFA or similar determination by a Governmental Authority or after completion of Remedial Action, but prior to the Environmental Indemnity Termination Date, which create new liabilities or obligations relating to the same Pollution Condition, shall be addressed under the same terms as the prior Remedial Action, including without limitation, terms regarding payment, Lead Party status and cooperation, unless otherwise agreed by the Parties.

         (10) Dispute Resolution. The Parties shall employ one of two methods of dispute resolution, depending on whether (i) the conflict arises during and is directly associated with the conduct of the Phase II Studies, any Field Work or the design or implementation of any Work Plan or, (ii) if it is associated with any interpretation of other provisions of this Section 10.02(b).

         (A) Field Work and Work Plan Disputes. The Parties shall follow the procedure set forth in this subparagraph (A) to resolve any conflict regarding the conduct of activities that occurs while Sellers and/or Buyer are actively performing Phase II field activities or any Field Work (or have temporarily halted such activities specifically to resolve a dispute) ("Field Work Dispute"). The Parties shall also first attempt to resolve any dispute regarding the design or implementation of any Work Plan ("Work Plan Dispute") pursuant to this subsection (b)(10)(A).

         The Parties will use reasonable best efforts to identify an environmental consultant, who has been jointly accepted by Sellers and Buyer to resolve Field Work Disputes and Work Plan Disputes (the "Dispute Resolution Consultant") no later than 10 business days after Closing. In the event the Dispute Resolution Consultant leaves the employ of the firm he/she is listed with at the time of this Agreement or decides to terminate services as Dispute Resolution Consultant, or in the event the Parties desire to change the Dispute Resolution Consultant, Sellers and Buyer upon prior, written consent shall jointly select another Dispute Resolution Consultant. Unless otherwise agreed to by the Parties in writing, the replacement Dispute Resolution Consultant shall not have worked for any of Sellers, Buyer or their respective environmental attorneys' law firms in the preceding twenty-four (24) month period.


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

         In the event Buyer or Sellers cannot resolve implementation of any Field Work Dispute after reasonable attempts to do so, either Party, upon e-mail or telefax notice to the other, shall serve notice of its resort to the Dispute Resolution Consultant. The Dispute Resolution Consultant or his or her designee shall respond to and resolve any Field Work Dispute. The Parties shall jointly communicate the nature of the Field Work Dispute to the Dispute Resolution Consultant by telephone, and the Field Work Dispute will be resolved as expeditiously as practicable by the Dispute Resolution Consultant or designee. The Parties agree to be bound by the decision(s) of the Dispute Resolution Consultant or designee with regard to Field Work Disputes.

         In the event Buyer or Sellers cannot resolve any dispute regarding the design or implementation of any Work Plan, following five (5) days written notice to the other Party of its intent seek the review of the Dispute Resolution Consultant, Sellers or Buyer (or both) may submit a written description of any Work Plan Dispute to the Dispute Resolution Consultant, a copy of which will be provided to the opposing Party. The opposing Party shall have five (5) days to provide a written response to the Dispute Resolution Consultant and the disputing Party. The decision of the Dispute Resolution Consultant with regard to the Work Plan Disputes shall not be binding and either Party may seek de novo review and decision from the Panel pursuant to Section 10.02(b)(10)(B) ("Work Plan Dispute Review").

         For both Field Work Disputes and Work Plan Disputes, the Dispute Resolution Consultant shall prepare a letter ("Dispute Letter Report") to the Parties summarizing each issue presented for resolution and his/her determination or decision. Sellers and Buyer shall have five business days to provide comments on each Dispute Letter Report to the Dispute Resolution Consultant, who shall accept and revise the summary letter at his/her own discretion. Costs and expenses of the Dispute Resolution Consultant shall be divided equally between the Buyer and the Seller.

         (B) All Other Disputes. For all Work Plan Dispute Reviews, Payment Disputes and/or if the Buyer or Sellers disagree regarding the obligations or performance of either Party pursuant to this Section 10.02(b) (other than Field Work Disputes), the decision of the Dispute Resolution Consultant pursuant to
Section 10.02(b)(9)(C), or the interpretation of the terms of the Section 10.02(b), the Party initiating the dispute shall provide written notice to the other Party. Buyer and Sellers shall attempt to resolve the dispute through good faith negotiations for a period of seven (7) business days. However, if the dispute is not resolved by the Parties through such negotiations, then with five
(5) days prior, written notice to the opposing party, the dispute shall be submitted to binding arbitration pursuant to the rules of the American Arbitration Association.


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

The Arbitration shall be heard by a panel of arbitrators, consisting of at least one attorney and one environmental consultant (the "Panel"). The Panel shall be provided all written information available concerning the subject of the dispute, except for the decision of the Dispute Resolution Consultant for any Work Plan Dispute, and shall, within seven (7) days of a hearing, render a decision on the issue in dispute, which shall be binding on the Parties. With regard to disputes concerning Work Plans or Remedial Actions, the Panel's review will be limited to whether the Work Plan or Remedial Action complies with the requirements of Section 10.02(b). The Panel will be required to apply the law, including, but not limited to, any Environmental Law, applicable to the Real Property or site which is the nexus of the dispute. Also, hearings held with regard to any such dispute shall be venued (i) in Chicago, Illinois in the event Sellers provide notice of the dispute, (ii) New York, New York, in the event Buyer provides notice of the dispute, or (iii) another location mutually agreed to in writing by Sellers and Buyer. The non-prevailing party shall pay costs and expenses of the Panel and the prevailing party, including without limitation reasonable fees and expenses of attorneys.

         (11) Non-Acceleration. Each Party agrees that it will not, and agrees to use its best efforts to ensure that its Affiliates, successors, transferees and assigns do not, voluntarily or by discretionary action, accelerate the timing, or increase the cost, of any of the obligations of the other party under this Section 10.02(b).

         (12) Access. Until the Environmental Indemnity Expiration Date, Buyer and Sellers shall, and after the Closing Date Buyer shall cause the Transferred Companies to, afford the other party and its employees, advisors and consultants reasonable access its files, documents and properties that reasonably relate to the Sellers' Environmental Indemnity or the Buyer's Environmental Indemnity.

         (c) Subject to the other provisions of this Article 10, Buyer, and after the Closing each Transferred Company, jointly and severally hereby indemnifies Sellers and their Affiliates, officers, directors, employees and agents against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Sellers or any of their Affiliates arising out of (i) any Warranty Breach, (ii) breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement, (iii) any Assumed Liability, except for and to the extent of Sellers' indemnification obligations as provided in Section 10.02(b) above or (iv) any Assignment Liabilities; provided that with respect to indemnification by Buyer for any Warranty Breach (other than with respect to Section 4.05 or 4.09) pursuant to this Section 10.02(c), (A) Buyer shall not be liable unless the aggregate amount of Damages with respect to such Warranty Breaches exceeds 1% of the Purchase Price and then only to the extent of such excess, (B) Buyer shall not be liable for any single claim which results in


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

Damages of $7,500 or less (and such claims shall not be aggregated for purposes of clause (A)), and (C) Buyer's aggregate maximum liability for all such Warranty Breaches shall not exceed 25% of the Purchase Price. With respect to Sections 4.05 and 4.09 hereof, Buyer shall indemnify Sellers for all Damages with respect to such Warranty Breaches; provided that, Buyer's maximum aggregate liability for such Warranty Breaches shall not exceed the Purchase Price. For the purpose of determining whether any Warranty Breach has occurred with respect to a claim for indemnification or for the purposes of measuring Damages with respect to any Warranty Breach of Buyer's representations and warranties contained in Article 4, such representations and warranties shall be deemed to have been made without any materiality or Material Adverse Effect qualifications or dollar thresholds contained therein.

         (d) Buyer, the Transferred Companies and Sellers acknowledge that USI is currently a lessee under the Industrial Building Lease dated January 13, 2000 between FR Development Services, Inc., as landlord, and USI, O. Ames Company and True Temper Hardware Company, jointly and severally as Tenant, as amended by the First Amendment to Lease dated as of November 30, 2000 between Garden Drive, L.P., as successor landlord, and USI and ATT, collectively as Tenant, and further amended by the Second Amendment to Lease dated as of April 25, 2001 between Garden Drive, L.P. and Morris Haimowitz, LLC, individually and jointly as successor landlord, and USI and ATT, collectively as Tenant (the "Carlisle Lease"). Notwithstanding anything in this Agreement, USI, Sellers and the Transferred Companies may take actions necessary to remove USI as a lessee under the Carlisle Lease (and Buyer shall cooperate in any such removal); however, if USI remains a lessee or otherwise liable under the Carlisle Lease for any period of time after the Closing, as between Buyer and the Transferred Companies, on the one hand, and Sellers, on the other hand, Buyer and the Transferred Companies shall be solely responsible for any payments under or Damages arising out of or relating to the Carlisle Lease or the leasehold interest thereunder, regardless of whether such Damages arise out of contractual, regulatory, statutory or tort claims. Therefore, after the Closing, each of Buyer and the Transferred Companies, jointly and severally agrees (i) to indemnify USI, Sellers and their Affiliates against, and agrees to hold each of them harmless from, any and all payments under or Damages arising out of or related to the Carlisle Lease or the leasehold interest thereunder and (ii) that upon making any payment under or with respect to any obligation under the Carlisle Lease, USI shall be subrogated to the rights of the landlord under the Carlisle Lease against ATT with respect to such obligation. In order to secure the indemnity obligations of Buyer and each Transferred Company under clause (i) of the immediately preceding sentence, ATT will grant to USI, on the Closing Date, a mortgage on all of ATT's interest in the Carlisle Lease and shall enter into such documents as shall be reasonably necessary to grant and perfect such mortgage. USI hereby agrees that,


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

if requested by any financial institution providing the Financing to Buyer, USI will enter into a subordination agreement satisfactory to such financial institution pursuant to which USI will subordinate its mortgage on ATT's interest in the Carlisle Lease to any mortgage thereon granted by ATT for the benefit of such financial institution. This Section shall in no way constitute a waiver or release of any liability or obligation of Sellers resulting from a breach of the representations and warranties set forth in Section 3.15(b).

         (e) Notwithstanding any other provision of this Agreement, True Temper Seller's aggregate liability under this Agreement (including under Section 10.02(b))and the Ancillary Agreements shall in no event exceed $3 million.

         SECTION 10.03. Procedures. (a) The party seeking indemnification under
Section 10.02 (the "Indemnified Party") agrees to give prompt written notice, but no later than 7 days after receipt thereof, to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding ("Claim") in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request.

         (b) The Indemnifying Party shall be entitled to participate in the defense of, investigation of, or corrective action required to be undertaken in response to, any Claim asserted by a third party, including any Governmental Authority ("Third Party Claim") and, subject to the limitations set forth in this Section or Section 10.02(b), shall be entitled to control and appoint lead counsel for such defense, in each case at its expense subject to the deductible and maximum liability described in Section 10.02.

         (c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section or
Section 10.02(b), (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or if the settlement imposes injunctive or other equitable relief against the Indemnified Party and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

         (d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim (including any


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counterclaims filed by Sellers) and shall provide reasonable access upon reasonable notice at reasonable times to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. This cooperation shall be provided without cost or expense of the other party other than reimbursement of out-of-pocket travel or similar expenses subject to the provisions of Section 10.02.

         (e) Each Indemnified Party shall use reasonable efforts to collect any amounts available under insurance coverage, or from any other Person alleged to be responsible, for any Damages payable under Section 10.02. Buyer acknowledges that Sellers or their Affiliates shall not make indemnity payments under Section
10.02 with respect to any Damages for which indemnity is available under the agreements listed in Schedule 10.03(e) until and unless Sellers, Buyer or their Affiliates have used reasonable best efforts to collect any amount available under such agreements from such indemnifying party.

         (f) In addition to the foregoing, with respect to the Item 1 Litigation, Sellers shall have the sole right to defend such litigation and to control or appoint counsel for such defense. Buyer shall, and shall cause the Transferred Companies to, use reasonable best efforts to assist and cooperate with Sellers in the defense of Item 1 Litigation and to comply with requests of Sellers that are reasonably related to the defense of Item 1 Litigation, including assigning, or asserting on behalf Sellers, any claims against Huffy under the Huffy Contract.

         (g) Certain Matters Regarding Escrow Account Payments. Payments are permitted to be paid from the Escrow Account in accordance with the terms of the Escrow Agreement as follows:

         (i) All Sellers' Environmental Payments less the Non-Reimbursable Amount ("Sellers' Environmental Claims") are permitted to be paid from or reimbursed to Sellers from the Escrow Account.

         (ii) Notwithstanding anything to the contrary contained in this Agreement, in the event of a Payment Default, Buyer shall be permitted to obtain reimbursement from the Escrow Account for any Claim in accordance with the terms and conditions of this Article 10 and to submit a Buyer Payment Request, whether a Buyer Environmental Claim or Buyer Non-Environmental Claim, that has not otherwise been resolved or satisfied prior to the time of such Payment Default.

         SECTION 10.04. Calculation of Damages. (a) The amount of any Damages payable under Section 10.02 by the Indemnifying Party shall be net of


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any (i) amounts recovered (net of reasonable costs of collection of such amounts including, but not limited to, reasonable attorneys fees) under applicable insurance policies, from any other third party with indemnification obligations or from any other Person responsible therefor and (ii) the actual Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages. If the Indemnified Party receives any amounts under applicable insurance policies, from any other third party with indemnification obligations or from any other Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount.

         (b) The Indemnifying Party shall not be liable under Section 10.02 for any (i) Damages relating to any matter that (A) with respect to Damages arising from a Warranty Breach, is included in the Closing Working Capital Statement or the Preliminary Balance Sheet to the extent set forth as a specific liability or reserve or (B) the Indemnified Party had otherwise been adequately compensated for pursuant to the Purchase Price adjustment under Section 2.04 or (ii) consequential or punitive Damages.

         (c) Buyer and Sellers shall take and shall cause their respective Affiliates (and as to Buyer, the Transferred Companies after the Closing) to take all reasonable steps to mitigate and otherwise minimize their Damages to the maximum extent reasonably possible upon and after becoming aware of any event which would reasonably be expected to give rise to any Damages.

         SECTION 10.05. Assignment of Claims. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to
Section 10.02 and the Indemnified Party could have recovered all or a part of such Damages from a third party (a "Potential Contributor") based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

         SECTION 10.06. Exclusivity. Except as specifically set forth in this Agreement, Buyer waives any rights and claims it may have against Sellers, whether in law or in equity, relating to the Transferred Companies or the Shares, the Canadian Business, the Purchased Assets or the Excluded Liabilities or the transactions contemplated hereby. The rights and claims waived by Buyer include, without limitation, claims for contribution or other rights of recovery


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arising out of or relating to any environmental, health or safety statute, law, regulation or rule, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the Closing, Article 10 and the Tax Sharing Agreement will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement (other than those contained in Sections 2.01, 2.04, 5.02, 5.03, 5.04, 6.01, 6.02, 6.03, 7.05, 7.07(b), 7.07(g), 7.08 and 7.09 and Article 8) or
other claim arising out of this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the waiver of rights and claims by Buyer under this Section and the provisions of Article 10 shall not apply to any allegation or claim by Buyer against any member of the Parent Group for fraud or willful misrepresentation in connection with the transactions contemplated by this Agreement.

         SECTION 10.07. Indemnity Payments to Be Adjustments to Purchase Price.
(a) Sellers and Buyer shall treat any payments that Buyer or Sellers shall receive pursuant to Article 10 as an adjustment to and refund of the purchase price for tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to Buyer or Sellers causes any such payment not to be treated as an adjustment to or refund of the purchase price for Federal Tax purposes.

         (b) To the extent that any indemnity payment due by Sellers pursuant to this Agreement or the Tax Sharing Agreement relates to True Temper Ireland, Sellers (or any other Indemnifying Party) shall make such indemnity payment to Buyer as a refund of purchase price paid in respect of shares of True Temper Ireland.


                                   ARTICLE 11
                                   TERMINATION

         SECTION 11.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written agreement of US Seller and Buyer;

         (b) by either US Seller or Buyer if the Closing shall not have been consummated on or before January 15, 2002; provided, however, that the terminating party may not exercise this right if it or any of its Affiliates is in breach of its obligations under this Agreement; or

         (c) by either US Seller or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction.

         The party desiring to terminate this Agreement pursuant to clauses 11.01(b) or 11.01(c) shall give notice of such termination to the other party. If this Agreement is terminated as provided herein:

                  (i) upon written request therefor, Buyer will redeliver to Sellers all documents, work papers and other material of Sellers or the Transferred Companies, relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; and

                  (ii) all filings, applications and other submissions made shall, to the extent practicable, be withdrawn from the agency or other person to which made.

         SECTION 11.02. Effect of Termination. If this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (i) failure of either Buyer or Sellers to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either Buyer or Sellers hereto of any representation or warranty contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Section 11.02 and Article 12 shall survive any termination hereof pursuant to Section 11.01.


                                   ARTICLE 12
                                  MISCELLANEOUS

         SECTION 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Buyer, to:

         c/o Wind Point Partners
         676 N. Michigan Avenue
         Suite 3300
         Chicago, Illinois 60611
         Attention: Richard Kracum
         Fax: 312-295-4820

         with a copy to:

         Katten Muchin & Zavis
         525 W. Monroe
         Suite 1600
         Chicago, Illinois 60661
         Attention: Steven V. Napolitano
         Fax: 312-577-8749

if to Sellers, to:

         c/o U.S. Industries, Inc.
         101 Wood Avenue South
         P.O. Box 169
         Iselin, NJ 08830-0169
         Attention: General Counsel
         Fax: (732) 767-2208

         with a copy to:

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York 10017
         Attention: Jeffrey D. Berman
         Fax: (212) 450-4800

         and a copy to (for all notices related to environmental matters):
         Edwards & Angell, LLP
         51 John F. Kennedy Parkway
         Short Hills, NJ 07078
         Attention: Eric J. Nemeth
         Fax: (973) 376-3380

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 12.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by US Seller and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 12.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that none of the Transferred Companies shall be liable for or with respect to any costs or expenses incurred by or on behalf of Sellers or USI in connection with the Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the fees, costs and expenses of Hilco Appraisal Services, LLC, Cushman & Wakefield and Arthur Andersen in connection with the appraisal of inventory, machinery and equipment, real estate and audits, which shall not exceed $500,000 in the aggregate, shall be borne by Buyer.

         SECTION 12.04. Successors and Assigns. The provisions of this Agreement, together with the Tax Sharing Agreement and the Escrow Agreement, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Sellers and Buyer, respectively, may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement, the Tax Sharing Agreement or the Escrow Agreement without the consent of Buyer or US Seller, respectively, except that Buyer may assign its right to purchase the Shares or Purchased Assets to its Affiliates and that at or after the Closing, Buyer may assign, in whole or in part, its rights under this Agreement together with the Tax Sharing Agreement and the Escrow Agreement for collateral security purposes to Lenders and after such collateral assignment, Lenders may exercise all of the rights and remedies of Buyer hereunder and thereunder, but in each case no such assignment shall relieve Buyer of its obligations hereunder and thereunder. In addition, after the Closing, Buyer, or its successor in interest, may assign this Agreement, together with the Tax Sharing Agreement and the Escrow Agreement, to one acquirer (who may acquire such interest as a part of a group of affiliated entities) of, or successor in interest to, all or substantially all of the business operations of the Transferred Companies, taken as a whole, as such business operations are conducted at the time of such assignment or transfer whether through a purchase of assets and liabilities or all of the capital stock, merger, recapitalization or a substantially similar transaction; provided however, that such assignee or successor assumes all obligations of Buyer hereunder and thereunder and agrees to be bound by the provisions hereunder and thereunder; provided, further, that no such assignment or transfer shall relieve Buyer, or its successor in interest, of its obligations hereunder or thereunder; provided further that Buyer and Sellers agree that Buyer may not assign or transfer this Agreement or the Tax Sharing Agreement or the Escrow Agreement if doing so would materially and adversely affect the rights of Sellers hereunder, including without limitation, under any insurance policies or other agreements with third parties that relate in any material respect to Sellers' obligations hereunder or thereunder (a "Sellers' Assignment Conflict"). Notwithstanding the foregoing, Sellers and Buyers will use reasonable best efforts to resolve any potential Sellers' Assignment Conflict in connection with a sale that complies with the preceding sentence so long as Buyer promptly reimburses Sellers for all costs, fees and expenses (including fees and expenses of counsel and other advisors) incurred by Sellers arising from or related to the Sellers' efforts to resolve any Sellers' Assignment Conflict ("Assignment Expenses"). Without limiting the foregoing, after the Closing, Buyer, or its successor in interest, may enter into agreements or arrangements pursuant to which Buyer, or its successor in interest, agrees to enforce its rights hereunder (including without limitation with respect to Article 10) and pay over any amounts received by it hereunder to any Buyer Transferee and a Conveyence shall neither expand, broaden, enhance or increase, on the one hand, nor restrict, contract, reduce or decrease, on the other, Buyer's or Sellers' respective rights, obligations or liabilities hereunder or the Tax Sharing Agreement or the Escrow Agreement. "Buyer Transferee" shall mean any third party acquirer or transferee of all or any portion of the assets of the Transferred Companies, or capital stock of any Transferred Company, whether pursuant to a sale, merger, recapitalization or a substantially similar transaction (a "Conveyance"). All Assignment Expenses and Damages suffered by Sellers (including the diminution of insurance or other indemnification benefits) arising out of or in connection with an assignment or transfer by Buyer or its Affiliate or resulting from any transfer or assignment shall be referred to as "Assignment Liabilities".

         SECTION 12.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Illinois, without regard to conflicts of law rules of such state.

         SECTION 12.06. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Northern District of Illinois (or if such action cannot be brought therein, in any Illinois State court sitting in Chicago), so long as such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Illinois. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process on such party.

         SECTION 12.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 12.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except that after any collateral assignment of rights hereunder to Lenders as permitted by Section 12.04, Lenders may exercise the rights and remedies of Buyer hereunder.

         SECTION 12.09. Entire Agreement. This Agreement, the Tax Sharing Agreement, the Escrow Agreement, the Assignment and Assumption Agreement and the Confidentiality Agreement (a) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and (b) does not confer upon any Person other than the parties hereto any rights or remedies hereunder (it being explicitly understood that nothing in this Agreement shall confer any such third party beneficiary rights upon any current or former employee of the Transferred Companies or their Affiliates). The provisions of the Confidentiality Agreement other than Sections 7, 8, 9, 10 and 13 shall terminate upon the Closing.

         SECTION 12.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 12.11. Disclosure Schedules. The parties acknowledge and agree that (i) the disclosure schedules ("Schedules") attached to this Agreement may include certain items and information solely for informational purposes for the convenience of Buyer and (ii) the disclosure by Sellers of any matter in the Schedules shall not be deemed to constitute an acknowledgment by Sellers that the matter is required to be disclosed by the terms of this Agreement or that the matter is material. If any Schedule discloses an item or information in such a way as to make its relevance to the disclosure required by another Schedule readily apparent, the matter shall be deemed to have been disclosed in such other Schedule, notwithstanding the omission of an appropriate cross-reference to such other Schedule.

         SECTION 12.12. Tax Sharing. This Agreement and the Tax Sharing Agreement shall be the only Tax Sharing Agreement relating to any Company, any Subsidiary or the Canadian Business.

         SECTION 12.13. Bulk Sales Legislation. Buyer hereby waives compliance with all relevant bulk sales legislation respecting the sale of the Purchased Assets. Sellers agree to indemnify and hold Buyer harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer or any of its Affiliates as a result of any failure to comply with any such bulk sales legislation, except for any and all Damages incurred by Buyer or any of its Affiliates (including the Transferred Companies after the Closing) resulting from the failure of Buyer or its Affiliates to discharge in due course any of the Assumed Liabilities.

         SECTION 12.14. English Language. The parties confirm that it is their wish that this Agreement as well as any other documents relating hereto including notices, have been and shall be drawn up in English only. Les parties aux presents conferment leur volonte quecette convention de meme tous les documents, y compris tous avis s y rattachant, soient rediges en anglais seulement.

         SECTION 12.15. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       JUSI HOLDINGS, INC.


                                       By: /s/ Steven C. Barre
                                          -----------------------------------
                                          Name:  Steven C. Barre
                                          Title: Vice President and Assistant
                                                 Secretary

                                       SPEAR & JACKSON PLC
                                       By: U.S. Industries, Inc., as director


                                       By: /s/ Steven C. Barre
                                          -----------------------------------
                                          Name:  Steven C. Barre
                                          Title: Senior Vice President

                                       USI GLOBAL CORP.


                                       By: /s/ Steven C. Barre
                                          -----------------------------------
                                          Name:  Steven C. Barre
                                          Title: Vice President

                                       USI CANADA INC.


                                       By: /s/ Steven C. Barre
                                          -----------------------------------
                                          Name:  Steven C. Barre
                                          Title: Vice President

                                       U.S. INDUSTRIES, INC., as Guarantor


                                       By: /s/ Steven C. Barre
                                          -----------------------------------
                                          Name:  Steven C. Barre
                                          Title: Senior Vice President

                                       ATT ACQUISITION CO.


                                       By: /s/ Michael J. Solot
                                          -----------------------------------
                                          Name:  Michael J. Solot
                                          Title: President

                                                                       EXHIBIT A

                            FORM OF ESCROW AGREEMENT

         AGREEMENT dated as of December __, 2001 among ATT Acquisition Co., a Delaware corporation ("Buyer"), JUSI Holdings, Inc., a Delaware corporation ("US Seller"), Spear & Jackson plc, an English corporation ("True Temper Seller"), USI Global Corp., a Delaware corporation ("Global"), USI Canada Inc., an Ontario corporation ("Canadian Seller" and together with US Seller, True Temper Seller and Global, "Sellers"), U.S. Industries, Inc., a Delaware corporation (USI and together with the Sellers, the "Seller Parties") and [_________], as Escrow Agent ("Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, Buyer and the Seller Parties have entered into a Stock and Asset Purchase Agreement dated as of December 21, 2001 (the "Purchase Agreement");

WHEREAS, pursuant to Section 10.02(a) or 10.02(b) of the Purchase
Agreement, Sellers may be obligated to make certain payments to Buyer or to third parties in connection with certain Pre-Closing Environmental Liabilities and other liabilities of the Transferred Companies;

         WHEREAS, USI has agreed to guaranty the obligations and liabilities of Sellers in the Purchase Agreement;

         WHEREAS, pursuant to Section 2.02(b) of the Purchase Agreement, Buyer and the Seller Parties have agreed that Buyer shall deposit $4,500,000 (the "Escrow Amount") of the Purchase Price with the Escrow Agent to be held for the sole benefit of Buyer subject only to the express conditions set forth herein, upon the fulfillment of which Buyer shall no longer have any right, title or interest in the various portions of the Escrow Amount to be released in accordance with this Agreement to the Seller Parties pursuant to this Agreement;

         WHEREAS, the Escrow Amount is being deposited with the Escrow Agent for the purpose of satisfying certain of the Seller Parties' obligations to Buyer under the Purchase Agreement; and

         WHEREAS, the Escrow Agent shall apply the Escrow Amount as provided in this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to them in the Purchase Agreement.

         SECTION 2. Appointment of Escrow Agent. Buyer and the Seller Parties hereby appoint the Escrow Agent to act as escrow agent on the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment on such terms and conditions.

         SECTION 3. Deposit of Funds. In accordance with Section 2.02(b) of the Purchase Agreement, on the Closing Date Buyer shall deliver to the Escrow Agent the Escrow Amount in immediately available funds in accordance with the Purchase Agreement to be held, invested and disbursed by the Escrow Agent as provided herein. The Escrow Agent shall deposit, upon receipt, the Escrow Amount into a separate interest bearing account (the "Escrow Account") established for such purpose. Until the earlier to occur of (a) the satisfaction of the condition or conditions upon which the Escrow Agent is authorized by Section 5 to release funds (solely with regard to the funds entitled to be so released), or (b) the termination of this Agreement pursuant to Section 7, (i) the Escrow Account shall be held for the benefit of Buyer, (ii) legal title to the Escrow Amount shall remain with Buyer and (iii) any right, title or interest of the Seller Parties in the Escrow Amount is conditioned upon, and shall remain subject and subordinate to the right, title and interest of Buyer in and to the Escrow Amount. Upon the satisfaction of the conditions set forth in Section 5 hereof (solely with regard to Funds entitled to be released as a result of the satisfaction of such condition or conditions) or termination of this Agreement pursuant to Section 7 hereof, all right, title and interest to those funds entitled to be released as a result of such satisfaction or termination shall vest fully in the Seller Parties.

         SECTION 4. Investment of Escrow Amount; Reporting. (a) The Escrow Agent shall invest and reinvest the Escrow Amount in either (i) direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America, (ii) repurchase agreements fully collateralized by securities of the kind specified in clause (i) above, (iii) money market accounts at or certificates of deposit issued by a bank or trust company organized under the laws of the United States of America or a State thereof (a "United States Bank"), (iv) commercial paper issued by a domestic corporation and given the highest rating by Standard & Poor's Corporation and Moody's Investors Service, Inc. or (v) demand deposits with any United States Bank or any federal savings and loan institution having a combined capital surplus in excess of [$250,000,000]. Any interest, dividend, profit or loss on any such investment shall be attributed to or borne by the Sellers. The Escrow Amount and the Escrow

Account, if any, shall be managed by the Escrow Agent.

         (b) Reports. Escrow Agent will provide Buyer and the Seller Parties with semi-annual reports on the status of the Escrow Account and with copies of all invoices, bills or other statements that are submitted to the Escrow Agent for payment by the other party. Parties.

         SECTION 5. Release of Escrow Amounts.

         (a) Joint Requests for Disbursement. If the Escrow Agent receives a certificate (or any number of counterparts thereof) (i) signed by both an officer of Buyer and an officer of US Seller, (ii) directing the Escrow Agent as to payment of all or any part of the Escrow Amount and (iii) identifying the amount and type of the payment and the party to whom payment shall be made ("Joint Request Certificate"), the Escrow Agent shall immediately release such amount from the Escrow Account as directed in such certificate.

         (b)(i) Sellers' Requests for Reimbursements. The Seller Parties may request reimbursement of Seller Environmental Claims arising under Section 10.02(b) of the Purchase Agreement from the Escrow Account as follows. The Seller Parties shall deliver to the Escrow Agent and Buyer written notice stating that the Seller Party is entitled to reimbursement of Seller Environmental Claims pursuant to Section 10.02(b) of the Purchase Agreement ("Seller Payment Request"). Any such Seller Payment Request shall include invoices, statements, bills or other charges for which the Seller Party seeks payment or reimbursement from the Escrow Account, together with instructions to the Escrow Agent. The Escrow Agent shall disburse funds from the Escrow Account pursuant to the Seller Party's instructions for each Seller Payment Request unless Buyer provides the Seller Parties and Escrow Agent with a written notice of its objection to release of the funds by the Escrow Agent ("Buyer Objection Notice") within ten (10) days following delivery of each Seller Payment Request. Buyer's sole basis for serving a Buyer Objection Notice shall be that the Remedial Action Costs for which the Seller Parties seek payment or reimbursement are not authorized pursuant to Section 10.02(b)(2) of the Agreement and each Buyer Objection Notice shall state with specificity the basis for Buyer's objection to payments.

         (ii) Buyer's Requests for Reimbursements. Buyer may request reimbursement of Buyer Environmental Claims or Buyer Non-Environmental Claims from the Escrow Account as follows. Buyer shall deliver to Escrow Agent and the Seller Parties written notice stating that Buyer is entitled to reimbursement of Buyer Environmental Claims or Buyer Non-Environmental Claims pursuant to Section 10.02(a) or 10.02(b) of the Purchase Agreement setting forth the basis (including certification that a Payment Default has occurred) and amount of any such Buyer Non-Environmental Claim or Buyer Environmental Claim, as the case may be ("Buyer Payment Request"). Any such Buyer Payment Request shall include appropriate documentation or evidence in support of such Buyer Payment Request, including, if applicable, invoices, statements, bills or other charges, together with instructions to the Escrow Agent. The Escrow Agent shall disburse funds from the Escrow Account pursuant to Buyer's instructions for each Buyer Payment Request unless a Seller Party provides Buyer and Escrow Agent with a written notice of its objection to release of the funds by the Escrow Agent ("Seller Objection Notice") within ten (10) days following delivery of each Buyer Payment Request. The Seller Parties' sole basis for serving a Seller Objection Notice shall be that the Buyer Environmental Claim or Non-Environmental Claim, as applicable, for which Buyer seeks payment or reimbursement is not authorized pursuant to Article 10 of the Purchase Agreement and each Seller Objection Notice shall state with specificity the basis for the Seller Parties' objection to payments.

         (iii) In the event the Parties cannot resolve any dispute under either
Section 5(b)(i) or 5(b)(ii) hereof within seven business days of service of a Buyer Objection Notice or Seller Objection Notice, as applicable, and the dispute relates to a Seller Environmental Claim or Buyer Environmental Claim, as the case may be, the matter shall be submitted to arbitration pursuant to
Section 10.02(b)(10) of the Purchase Agreement.

         (iv) If a Buyer Objection Notice or Seller Objection Notice has been timely filed, the Escrow Agent shall only disburse the funds pursuant to the Seller Payment Request or Buyer Payment Request, as applicable under Section 5(a) or 5(c) hereof, as the case may be.

         (c) Adjudicated/Arbitrated Claims. For claims that have been disputed and resolved by judgment of a court or order of an arbitration panel, pursuant to Section 10.02(b)(10) or other binding arbitration process mutually agreed to by the Seller Parties and Buyer, Buyer or the Seller Parties may submit a certificate ("Dispute Resolution Certificate") to the Escrow Agent and the other party, to the effect that such person has received a final non-appealable judgment or order from a court of competent jurisdiction or arbitrator (and attaching a copy of such judgment or order) resolving the dispute. The Dispute Resolution Certificate shall set forth in reasonable detail the substance of such judgment or arbitration order and shall be submitted with instructions regarding disbursement, if any, of the applicable portion of the Escrow Amount. The Escrow Agent shall disburse the amount according to the Dispute Resolution Certificate and submitted instructions.

         (d) Indemnifiable Contingent Costs. In the event Buyer becomes aware of any potential or contingent claim, or facts which may be the basis for such a claim, for which Buyer believes in good faith that it may be entitled to indemnification pursuant to Article 10 of the Purchase Agreement but for which a Buyer cannot make a Buyer Payment Request because the information required to be certified in a Buyer Payment Request is not available to Buyer, Buyer shall have the right to deliver to the Escrow Agent written notice of such potential or contingent claim (a "Contingent Claim Notice"), which Contingent Claim Notice shall describe the basis for any such potential or contingent claim and the estimated maximum amount thereof. The Escrow Agent shall continue to hold the estimated maximum amount set forth in the Contingent Claim Notice with respect to any matter for which Buyer has delivered a Contingent Claim Notice, until such amount is disbursed in accordance with this Section 5.

         (e) Retention of Disputed Amounts. If the Escrow Agent timely receives a Seller Objection Notice or Buyer Objection Notice, the Escrow Agent shall retain the disputed amount (the "Disputed Amount") referenced in such notice until the first to occur of the following:

                  (i) receipt by the Escrow Agent of a certificate signed by both an officer of Buyer and an officer of US Seller pursuant to paragraph (a) above, in which case the Escrow Agent shall make such disbursement of the disputed amount in accordance with the directions set forth in such certificate; or

                  (ii) receipt of a Dispute Resolution Certificate.

         The Seller Parties and Buyer agree to use reasonable best efforts to resolve the objections in the Seller Objection Notice or Buyer Objection Notice within 30 days of the date of such notice.

         [Sellers and Buyer to discuss appropriate dispute resolution mechanics with respect to Contingent Claim Notices and Disputed Amounts and if mutually acceptable, such provisions to be inserted]

         (f) Expiration of Indemnity; Release of Remaining Funds. If any part of the Escrow Amount remains on deposit with the Escrow Agent hereunder on the Environmental Indemnity Expiration Date, the Escrow Agent shall release and promptly deliver to the Seller Parties such amount, less amounts relating to any outstanding Buyer Payment Request or any Contingent Claim Notice.

         (g) Release of Interest. The Escrow Agent will release all interest collected on the Escrow Amount to US Seller, on behalf of the Sellers, on a quarterly basis.

         SECTION 6. Substitute Form W-9. Each of Buyer and the Seller Parties shall provide the Escrow Agent with a correct taxpayer identification number on a substitute Form W-9 within 90 days of the date hereof and indicate thereon that it is not subject to backup withholding on income earned on any amount received hereunder.

         SECTION 7. Termination of Escrow Account. This Agreement shall terminate when the Escrow Agent shall have released from the Escrow Account the entire Escrow Amount pursuant to Section 5 hereof.

         SECTION 8. Escrow Agent. The Escrow Agent shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own negligence or willful misconduct. The Seller Parties agree to indemnify, hold harmless and defend the Escrow Agent from and against any and all losses, claims, liabilities and reasonable expenses, including the reasonable fees of its counsel (collectively, the "Losses"), which it may suffer or incur hereunder, or in connection herewith, arising solely from the acts of the Seller Parties, except damages arising solely and directly from Escrow Agent's own gross negligence or willful misconduct. Buyer agrees to indemnify, hold harmless and defend the Escrow Agent from and against any and all Losses, which it may suffer or incur hereunder, or in connection herewith, arising solely from the acts of the Buyer, except damages arising solely and directly from Escrow Agent's own gross negligence or willful misconduct. The Seller Parties, on the one hand, and Buyer, on the other, severally as to 50 percent each, agree to indemnify, hold harmless and defend the Escrow Agent from and against any and all Losses, which it may suffer or incur hereunder, or in connection herewith, arising out of the fault of both Buyer and the Seller Parties or neither Buyer nor the Seller Parties, except such Losses as shall result solely and directly from Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent shall not be bound in any way by any agreement or contract between Buyer and the Seller Parties (whether or not the Escrow Agent has knowledge thereof) and the only duties and responsibilities of the Escrow Agent shall be to hold and invest the Escrow Amount received hereunder and to release such Escrow Amount in accordance with the terms of this Escrow Agreement. The Escrow Agent's fees and expenses for acting as Escrow Agent hereunder are set forth in Schedule I hereto. Such fees and expenses shall be paid by Buyer.

         SECTION 9. Miscellaneous. (a) Notices. All notices or other communications to either party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given, if to the Seller Parties, to:

         c/o U.S. Industries, Inc.
         101 Wood Avenue South
         P.O. Box 169
         Iselin, NJ 08830-0169
         Attention: General Counsel
         Fax: (732) 767-2208

with a copy to:

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York 10017
         Attention: Jeffrey D. Berman
         Fax: (212) 450-4800

and a copy to:

         Edwards & Angell, LLP
         51 John F. Kennedy Parkway
         Short Hills, NJ 07078-2701
         Attention: Eric J. Nemeth
         Fax: (888) 325-9146

if to Buyer, to:

         c/o Wind Point Partners
         676 N. Michigan Avenue, Suite 3300
         Chicago, Illinois 60611
         Attention: Richard Kracum
         Fax: (312) 255-4820

with a copy to:

         Katten Muchin & Zavis
         525 West Monroe Street
         Suite 1600
         Chicago, IL 60661-3693
         Attention: Steven V. Napolitano
         Fax: (312) 577-8749

if to the Escrow Agent, to:

         [Name of Escrow Agent]
         [Address]
         [Fax:]

         (b) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         (c) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflicts of law rules of such state.

         (d) Definitions. Terms used herein that are defined in the Purchase Agreement are, unless otherwise defined, used herein as therein defined.

         (e) Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (f) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         (g) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         (h) Other. The Seller Parties shall have no obligation to provide additional sums to the Escrow Agent in the event the Escrow Amount is fully expended prior to the Environmental Indemnity Expiration Date.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       ATT ACQUISITION CO.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                       JUSI HOLDINGS, INC.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                       SPEAR & JACKSON PLC


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                       USI GLOBAL CORP.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                       USI CANADA INC.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                       U.S. INDUSTRIES, INC.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                       [NAME OF ESCROW AGENT],
                                       as Escrow Agent


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                                                      SCHEDULE I
                                                             to Escrow Agreement

                        ESCROW AGENT'S FEES AND EXPENSES

[to come]

                                ESCROW AGREEMENT

                                                                       EXHIBIT G

         TAX SHARING AND INDEMNIFICATION AGREEMENT dated as of _________, 2001, among JUSI Holdings, Inc., a Delaware corporation ("US Seller"), Spear & Jackson plc, an English corporation ("True Temper Seller"), USI Global Corp., a Delaware corporation ("Global"), USI Canada Inc., an Ontario corporation ("Canadian Seller" and together with US Seller, True Temper Seller and Global, "Sellers"), ATT Acquisition Co., a Delaware corporation (the "Buyer"), and solely for purposes of Section 4, U.S. Industries, Inc., a Delaware corporation ("USI").

         WHEREAS, Buyer and Sellers have entered into the Stock and Asset Purchase Agreement (as defined herein); and

         WHEREAS, in connection with the transaction contemplated by the Stock and Asset Purchase Agreement, Buyer and Sellers wish to enter into an agreement governing tax sharing and indemnification and certain related tax matters.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Buyer and Sellers agree as follows:

         1. Definitions. Except as otherwise defined herein, all terms used ----------- herein shall have the same meaning as in the Stock and Asset Purchase Agreement among Sellers and Buyer dated ____________, 2001 (the "Stock and Asset Purchase Agreement"). For purposes hereof, (a) "Tax Sharing Agreement" shall mean this Tax Sharing and Indemnification Agreement dated

_____________, 2001; (b) "Seller Year" or "Seller Years" shall mean all taxable periods of any Company or any Subsidiary ending on or before the Closing Date;
(c) "Buyer Year" or "Buyer Years" shall mean all taxable periods of any Company or any Subsidiary beginning after the Closing Date; (d) "Straddle Period" shall mean any taxable period of any Company or any Subsidiary that includes (but does not end on) the Closing Date; (e) "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit that could be carried forward or back to reduce Taxes; provided, however, that "Tax Asset" shall not include any such loss, credit or deduction related to True Temper Ireland; (f) "Federal Tax" means any Tax imposed under Subtitle A of the Code with respect to which any Company or any Subsidiary has filed or will file a Tax Return; and (g) "Federal Tax Return" means any Tax Return filed with respect to Federal Tax. For purposes hereof, a Person's liability for Tax shall be deemed to include without limitation, such Person's obligation to withhold any Tax in respect of any other Person.

         2. Tax Matters.

         (a) Filing. For any Straddle Period, Buyer shall timely prepare and file with or deliver to the appropriate authorities or other persons all Tax Returns required to be filed or delivered and shall pay all Taxes due with respect to such Tax Returns; provided that Sellers shall reimburse Buyer (in accordance with the procedures set forth in Section 3(a)) for any amount owed by Sellers pursuant to Section 3(a) with respect to such Straddle Period. Any such Straddle Period Tax

Returns shall be prepared in a manner consistent with past practice of the relevant Company or Subsidiary and without a change of any election or any accounting method if such methods are in compliance with applicable law, and shall be submitted by Buyer to the relevant Seller (together with schedules, statements and, to the extent requested by such Seller, supporting documentation) at least 25 days prior to the due date (including extensions) of such Tax Returns. Such Seller shall have the right to review all work papers and procedures used to prepare any such Tax Return. If such Seller, within 10 business days after delivery of such Tax Return, notifies Buyer in writing that it objects to any items in such Tax Return, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) by an internationally recognized independent accounting firm chosen and mutually acceptable to both Buyer and such Seller. Upon resolution of all such items, the relevant Tax Return shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. The costs, fees and expenses of such accounting firm shall be borne equally by Buyer and the applicable Seller.

         For any Seller Year, Sellers shall timely prepare and file with or deliver to the appropriate authorities or other persons all Tax Returns based on or measured by income that are required to be filed or delivered after the Closing Date. Seller shall pay all Taxes due with respect to such Tax Returns or otherwise due with respect to any Seller Year, except to the extent specifically reflected as a liability of any Company or any Subsidiary on the Closing Balance Sheet. Buyer and

Sellers agree to cause the Companies or Subsidiaries to file all Tax Returns for periods that include the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a Tax Return filed on that basis. The final Federal Tax Return filed by the Sellers with respect to any Company or any Subsidiary shall reflect a tax period ending as of the close of the Closing Date.

         (b) Cooperation. Sellers, the Companies, the Subsidiaries and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Sellers recognize that Sellers and their Affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Companies or the Subsidiaries to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agrees, and agrees to cause the Companies and the Subsidiaries, (i) to use their best efforts to properly retain and maintain such records until the expiration of the applicable statute of limitations (giving effect to any extension thereof), and thereafter not to dispose of such records without first offering them to the Sellers, (ii) to allow Sellers and their agents and representatives (and agents or representatives of any of Sellers' Affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Sellers reasonably deem necessary or appropriate from time to time, such activities to be conducted during normal business hours, and
(iii) to prepare, in accordance with past practice and on a timely basis if such practice is in accordance with applicable law, the information required by Sellers to file their Tax Returns in accordance with past practice.

         (c) Refunds. Any refunds or credits of Taxes of the Companies (other than refunds related to True Temper Ireland) or the Subsidiaries for any Seller Year shall be for the account of Sellers, except to the extent reflected as an asset or a reduction in a Tax liability on the Closing Balance Sheet. Any refunds or credits of Taxes (i) of the Companies or the Subsidiaries for any Buyer Year, and (ii) of True Temper Ireland for any Seller Year, shall be for the account of Buyer; provided, however, that Sellers shall not benefit from any refund or credit, to the extent that such refund or credit is reflected as an asset or a reduction of a Tax liability on the Closing Balance Sheet. Any refunds or credits of Taxes for the Companies or the Subsidiaries for any Straddle Period shall be equitably apportioned between Sellers and Buyer. Buyer shall, if Sellers so request and at Sellers' expense, file or cause the Companies or the Subsidiaries to file for and obtain any refunds or credits to which Sellers are entitled under this Section 2(c). Buyer shall permit Sellers to control the prosecution of any such refund claim; provided, however, that Buyer and Sellers shall jointly control the prosecution of any refund claim involving any matter that may be reasonably expected to adversely affect Buyer's tax position for any Buyer Year. Where deemed appropriate by Sellers, shall cause any Company or any Subsidiary to authorize by appropriate powers of attorney such Persons reasonably satisfactory to Buyer as Sellers shall designate to represent the Company or the Subsidiary with respect to such refund claim. Buyer shall pay, or cause the Companies or the Subsidiaries to pay, to Sellers any such refund within 20 days after the refund is received, except to the extent the amount of any such refund is applied to offset a liability of Sellers to Buyer under this Tax Sharing Agreement or the Stock and Asset Purchase Agreement outstanding as of the date Buyer receives such refund. In the case of an amount that is applied to reduce a Tax liability for a Buyer Year or increase a Tax Asset that can be carried forward to a Buyer Year, Buyer shall pay, or cause the Company or the Subsidiary to pay, to Sellers the amount of any such reduction in Tax liability or the amount of any benefit resulting from such increase in Tax Asset, as the case may be, within 20 days after the Tax benefit is actually realized, except to the extent that any such amount otherwise payable to Sellers is applied to offset a liability of Sellers to Buyer under this Tax Sharing Agreement or the Stock and Asset Purchase Agreement outstanding as of the date such Tax benefit is actually realized. In such case, the benefit resulting from an increase in a Tax Asset shall be considered equal to the excess of (x) the amount of Taxes that would have been payable (or of the Tax refund, offset or other reduction in Tax liability actually receivable) by any Company, any Subsidiary, Buyer or any Affiliate of Buyer, over (y) the amount of Taxes actually payable (or of the Tax refund, offset or other reduction in Tax liability that would have been receivable) by any Company, any Subsidiary, Buyer or any Affiliate of Buyer. Sellers and Buyer shall treat any payments that Sellers or Buyer shall receive pursuant to this Section 2(c) as an adjustment to the purchase price for tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to Sellers or Buyer causes any such payment not to be treated as an adjustment to the purchase price for Federal Tax purposes.

         (d) Amended Returns. Sellers shall, at their expense, be responsible for filing any amended consolidated, combined or unitary Tax Returns for Seller Years which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state, local or foreign taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax returns are filed by any Company or any Subsidiary, any required amended returns resulting from such Seller Year examination adjustments, as finally determined, shall be prepared by Sellers and furnished to the Company or the Subsidiary, as the case may be, for approval (which approval shall not be unreasonably withheld), signature and filing at least 30 days prior to the due date for filing such returns.

         (e) Transfer and Other Taxes. All transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes, but not including the Canadian Federal Goods and Services Tax, the

Canadian Federal Harmonized Sales Tax (together with the Canadian Federal Goods and Services Tax, the "GST") and the Quebec Sales Tax (the "QST")) and related fees and expenses (including any penalties, interest and additions to Tax, but not including interest and penalties relating to the GST and/or QST) incurred in connection with this Tax Sharing Agreement and the transactions contemplated hereby shall be borne equally by Sellers and Buyer. Buyer will file any necessary Tax Returns and other documentation with respect to all such Taxes and fees, and Sellers shall cooperate with Buyer in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws. All expenses relating to filing Tax Returns and other documents pursuant to this Section 2(e) shall be borne equally by Sellers and Buyer.

         (f) Tax Covenants. (i) Buyer covenants that it will not cause or permit the Company, any Subsidiary or any Affiliate of Buyer to take any action on the Closing Date other than in the ordinary course of business (including, but not limited to, the distribution of any dividend or the effectuation of any redemption, but other than such transactions expressly required by applicable law or expressly permitted by this Tax Sharing Agreement or the Stock and Asset Purchase Agreement, including but not limited to the Section 338(h)(10) Election as described below and any elections pursuant to Code Section 338 or any similar provision of state, local or foreign law).

         (ii) Buyer and US Seller agree to make a timely, effective and irrevocable election under Section 338(h)(10) of the Code and under any comparable statutes in any other jurisdiction ("Section 338(h)(10) Election") with respect to ATT, IXL and each of their domestic Subsidiaries, and file such election in accordance with applicable regulations. The Section 338(h)(10) Election shall properly reflect the Price Allocation (as hereinafter defined). As soon as practicable after the Closing Date, Buyer shall deliver to US Seller a statement (the "Allocation Statement") allocating the ADSP (as such term is defined in Treasury Regulations Section 1.338-4) (the "Aggregate Deemed Sales Price") of the assets of ATT, IXL and each of their Subsidiaries in accordance with the Treasury regulations promulgated under Section 338(h)(10). US Seller shall have the right to review the Allocation Statement. If within 30 days after receipt of the Allocation Statement US Seller notifies Buyer in writing that it objects to the allocation of one or more items reflected in the Allocation Statement, US Seller and Buyer will negotiate in good faith to resolve such dispute. If US Seller and Buyer fail to resolve such dispute within 30 days, then (1) US Seller and Buyer within 5 days after such 30-day period expires shall select an internationally recognized accounting firm which is reasonably acceptable to US Seller and Buyer and which has no material relationship with US Seller or Buyer (the "Accounting Referee"); (2) the Accounting Referee shall determine whether the allocation was reasonable and, if not reasonable, shall appropriately revise the Allocation Statement; and (3) the costs, fees and expenses of the Accounting Referee shall be borne equally by US Seller and Buyer. If US Seller does not respond within 30 days, or upon resolution of the disputed items, the allocation reflected on the Allocation Statement (as such may have been adjusted) shall be the "Price Allocation" and shall be binding on the parties hereto. US Seller and Buyer agree to act, and cause their Affiliates to act, in accordance with the Price Allocation in the preparation, filing and audit of any Tax Return.

         (iii) Buyer and the Canadian Seller agree to elect jointly in the prescribed form under section 22 of the Income Tax Act (Canada) (and the equivalent provision of any applicable provincial tax statute, including paragraph 184 of the Quebec Income Tax Act (Quebec)) as to the sale of the accounts receivable forming part of the Purchased Assets and described in section 22 of the Income Tax Act (Canada) (and any provincial equivalent) and to designate in such election the face value of such accounts receivable and an amount equal to the portion of the Purchase Price allocated to such assets pursuant to Schedule 2.01(d) of the Stock and Asset Purchase Agreement, as adjusted pursuant to Section 2.04(c) of the Stock and Asset Purchase Agreement, as the consideration paid by the Buyer therefor. Canadian Seller and Buyer shall each file such election with the Canada Customs and Revenue Agency ("CCRA") forthwith after execution therefor and, in any event, with the respective income tax returns for the year of sale to make such election.

         (iv) Buyer and Canadian Seller agree to elect jointly under section 167 of Part IX of the Excise Tax Act (Canada) (the "ETA") to have subsection 167(1.1) of Part IX of the ETA apply to the sale under the Stock and Asset Purchase Agreement ( "Section 167 Election"); provided, however, that Buyer is registered for purposes of the GST on the Closing Date and has provided its business number for GST purposes ("Business Number") to Canadian Seller on or prior to the Closing Date. The Buyer shall file the election in the manner and within the time prescribed by the ETA.

         (v) Buyer and Canadian Seller agree to elect jointly under paragraph
75.1 of the Quebec Sales Tax Act (Quebec) in connection with the purchase of the Purchased Assets ("Section 75.1 Election"); provided, however, that Buyer and Canadian Seller agree to make the Section 167 Election pursuant to section 2(f)(iv) above. The Buyer shall file the Section 75.1 Election in the manner and within the time prescribed by the Quebec Sales Tax Act (Quebec).

         (vi) Buyer and Canadian Seller agree that, should Buyer fail to provide its Business Number to Canadian Seller on or prior to the Closing Date, or should the Section 167 Election and/or the Section 75.1 Election be rejected by the CCRA and/or the Quebec Ministry of Finance:

                  (A) Canadian Seller shall provide to Buyer sufficient documentation (including, without limitation, such documentation or particulars referred in subsection 223(2) of the ETA) charging to Buyer, at the applicable tax rate, the GST in accordance with the ETA, and/or the QST in accordance with the Quebec Sales Tax Act (Quebec), in connection with the sale of the Canadian Business.

                  (B) Buyer shall pay to Canadian Seller forthwith and not less than 10 days following the receipt of the documentation referred to in section

         2(f)(vi)(A) above, the full amount of GST and/or QST payable by Buyer and required to be collected by Canadian Seller in connection with the sale of the Canadian Business.

                  (C) Canadian Seller shall provide to Buyer, within 10 days of receipt of a written request from Buyer, an amount equal to 50% of the taxes that Buyer is required to pay to Canadian Seller pursuant to section 2(f)(vi)(B) above (the "Reimbursable Amount"); provided, however, that Canadian Seller has received the Business Number from Buyer on or prior to the Closing Date.

                  (D) Buyer shall submit to the appropriate government authorities any necessary invoices, agreements and documentation required for the Buyer to claim the input tax credit and the equivalent thereof pursuant to the Quebec Sales Tax Act (Quebec) for the GST and/or QST paid to Canadian Seller pursuant to section 2(f)(vi)(B) above, with Buyer's next monthly GST and/or QST tax return after the month the CCRA and/or the Quebec Ministry of Finance advises Buyer in writing that the Section 167 Election and/or the Section 75.1 Election, as the case may be, is considered to be invalid or inapplicable.

                  (E) Buyer shall pay to Canadian Seller the Reimbursable Amount, if any, no later than 45 days after Buyer files its next monthly GST and/or QST tax return (the "Due Date") as contemplated in section 2(f)(vi)(D) above; provided, however, if Buyer does not receive any credit (including any input tax credit), offset, refund, or any other benefit (the "Refund") in respect of or relating to the GST or QST paid to Canadian Seller on or prior to the Due Date,

         Buyer shall pay to Canadian Seller the Reimbursable Amount within 2 business days after Buyer receives the Refund, but this exception to the payment on the Due Date shall be applicable only if Buyer demonstrates in good faith that the failure of Buyer to receive such Refund by the Due Date is not attributable to any action or omission by Buyer or any of its Affiliates, including the taking or omitting to take any action that is reasonably necessary or advisable in connection with receiving such Refund.

                  (F) Any penalties or interest resulting from the rejection of
         Section 167 Election and/or Section 75.1 Election made under this Tax Sharing Agreement shall be borne equally by Buyer and Canadian Seller.

         (vii) Canadian Seller shall have delivered to Buyer evidence satisfactory to Buyer that all taxes required to be paid by Canadian Seller under the Retail Sales Tax Act (Ontario) have been paid and, in the case of the Retail Sales Tax Act (Ontario), the delivery of a certificate issued under section 6 of that Act which covers all periods up to and including the Closing Date shall constitute satisfactory evidence for the purposes of the taxes required to be paid under that Act.

         (viii) Sellers agree not to elect under Section 172(b)(3) of the Code to relinquish the carryback period with respect to any net operating loss for the Sellers' taxable year ending in 2002 that includes the transaction contemplated by the Stock and Asset Purchase Agreement.

         3. Indemnification.

         (a) General Provisions. Except to the extent such Taxes are reserved for on the Closing Balance Sheet, Sellers agree to indemnify and hold Buyer (including the Companies and the Subsidiaries) and its Affiliates, (and their respective officers, directors, employees and agents) (each in its capacity as an indemnitee, an "Indemnitee") harmless from and against (i) all liability for Taxes of the Companies and the Subsidiaries for any Seller Year and portion of any Straddle Period ending on the Closing Date and any expense or other liability (including, without limitation, reasonable attorney fees) arising out of or incident to the imposition, assessment or assertion of such Taxes, (ii) all liability for Taxes of the Canadian Seller to the extent such liability results in a Lien on any of the Purchased Assets, and any expense or other liability (including, without limitation, reasonable attorney fees) arising out of or incident to the imposition, assessment or assertion of such Taxes, (iii) all liability (as a result of Treasury Regulation ss. 1.1502-6(a) or similar state, local or foreign law or otherwise) for Taxes of Sellers, the Companies and the Subsidiaries or any other corporation which is or has been affiliated with Sellers, the Companies and the Subsidiaries on or prior to the Closing Date and any expense or other liability (including, without limitation, reasonable attorney fees) arising out of or incident to the imposition, assessment or assertion of such Taxes, (iv) any Tax resulting directly or indirectly from the
Section 338(h)(10) Election or as a consequence of any election pursuant to
Section 338 of the Code or any similar provision of any state, local or foreign law and any expense or other liability (including, without limitation, reasonable attorney fees) arising out of or incident to the imposition, assessment or assertion of such Tax, and (v) any Tax and any expense or other liability (including, without limitation, reasonable attorney fees) arising out of or incident to the imposition, assessment or assertion of such Tax or other liability for any taxable period or portion thereof ending on or prior to the Closing Date resulting from any breach of any representation in
Section 3.22 of the Stock and Asset Purchase Agreement. Notwithstanding the foregoing, Sellers shall not indemnify and hold harmless any Indemnitee from or against any liability for Taxes attributable to (i) any action not in the ordinary course of business taken on the Closing Date by Buyer (other than any such action expressly required by applicable law or expressly required or permitted by the Stock and Asset Purchase Agreement or this Tax Sharing Agreement), such action not in the ordinary course of business being referred to as a "Buyer Tax Act" (provided that (1) any action that results in a clawback or recapture of Irish CGT, stamp duty or company capital duty as a result of True Temper Ireland having claimed, received or enjoyed any exemption, reduction or relief from Irish Tax, and (2) the Section 338(h)(10) Election or any election under Section 338(g) of the Code, shall not constitute a Buyer Tax Act for purposes of this Tax Sharing Agreement), or (ii) a breach by Buyer of its obligations under this Tax Sharing Agreement. If Sellers' indemnification obligation under this Section 3(a) arises in respect of an adjustment which makes allowable to Buyer, any of its Affiliates or, effective upon the Closing, any Company or any Subsidiary any deduction, amortization, exclusion from income or other allowance ("Tax Benefit") which would not, but for such adjustment, be allowable, then any payment by Sellers to Buyer pursuant to this Section 3(a) shall be an amount equal to (x) the amount otherwise due but for this paragraph (including, but not limited to, any Tax on any taxable income recognized by Buyer as a result of any indemnification payments), minus
(y) the actual Tax Benefit realized by Buyer (net of the present value of any actual reduction in Tax Benefit available to Buyer as a result of the treatment of the indemnity payment as an adjustment to the purchase price) as determined by Buyer's accountants.

         Buyer (in its capacity as an indemnifying party, an "Indemnifying Party") agrees to, and shall cause the Companies and the Subsidiaries to, indemnify and hold Sellers and their Affiliates (and their respective officers, directors, employees and agents) (each in its capacity as in indemnitee, an "Indemnitee") harmless from and against (i) all liability for Taxes of the Companies and the Subsidiaries for any Buyer Year and the portion of any Straddle Period beginning after the Closing Date, (ii) all liability for Taxes attributable to a Buyer Tax Act or to a breach by Buyer of its obligations under this Tax Sharing Agreement or the Stock and Asset Purchase Agreement, and (iii) any Tax imposed on any Company or any Subsidiary that Sellers have no obligation to make any payment pursuant to Section 3(a).

         In the case of any Straddle Period:

         (i) real, personal and intangible property Taxes ("Property Taxes") of a Company or a Subsidiary, or the Canadian Seller primarily relating to the Canadian Business, for property held during the portion of the Straddle Period ending on the Closing Date shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period prior to and including the Closing Date and the denominator of which is the number of days in the Straddle Period (for purposes of this paragraph (i), Straddle Period shall include the taxable period for Property Taxes of Canadian Seller); and

         (ii) the Taxes (other than Property Taxes) of a Company or a Subsidiary for the portion of the Straddle Period ending on the Closing Date shall be computed as if such taxable period ended as of the close of business on the Closing Date.

         Sellers' indemnity obligation in respect of Taxes for a Straddle Period shall initially be effected by their payment to Buyer of the excess of (x) such Taxes as are paid or payable for the portion of the Straddle Period ending on the Closing Date over (y) the amount of such Taxes for the Straddle Period paid by Sellers or any of their Affiliates and the balance of such Tax liabilities reserved for, if any, on the Closing Balance Sheet, plus the amount of such Taxes paid by the Companies or the Subsidiaries on or prior to the Closing Date for the Straddle Period. Sellers shall initially pay such excess to Buyer at least 3 days prior to the return, report or form with respect to the final liability for such Taxes is filed. If the sum of (1) the amount of such Taxes paid by Sellers or any of their Affiliates (other than the Companies or the Subsidiaries), (2) the balance of such Tax liabilities reserved for on the Closing Balance Sheet, and (3) the amount of such Taxes paid by the Companies or the Subsidiaries on or prior to the Closing Date for the Straddle Period, exceeds the amount payable by Sellers pursuant to clause (x) of the second preceding sentence, Buyer shall pay such excess to Sellers at least 3 days prior to the return, report or form with respect to the final liability for such Taxes is filed. The payments to be made pursuant to this paragraph by Sellers or Buyer with respect to a Straddle Period shall be appropriately adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to Straddle Period Taxes.

         (b) Losses Net of Insurance, etc. The amount of any loss, liability, claim, damage, expense or Tax (collectively, a "Loss") for which indemnification is provided under this Section 3 shall be net of any amounts recovered (net of reasonable costs of collection of such amounts including, but not limited to, reasonable attorney fees) by the Indemnitee under insurance policies with respect to such Loss and shall be reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. For purposes of this Tax Sharing Agreement, an Indemnitee shall be deemed to have "actually realized" a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnitee is reduced below the amount of Taxes such Indemnitee would be required to pay but for the incurrence or payment of such Loss as determined by such Indemnitee's accountants. The amount of any reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the Indemnitee's liability for Taxes and payments between Sellers and Buyer to reflect such adjustment shall be made if necessary. Any indemnity payment under this Tax Sharing Agreement or the Stock and Asset Purchase Agreement shall be treated as an adjustment to the purchase price for tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnitee or any of its Affiliates causes any such payment not to be treated as an adjustment to the purchase price for Federal Tax purposes.

         (c) Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto pursuant to Section 3(a) shall terminate 60 days after the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any waiver, mitigation or extension thereof); provided, however, such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Indemnitee or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

         (d) Procedures Relating to Indemnification of Tax Claims. If a claim shall be made by any taxing authority, which, if successful, might result in an indemnity payment to Buyer pursuant to Section 3(a), Buyer shall notify Sellers in writing of such claim (a "Tax Claim") within 10 days of receipt of any written notice from the taxing authority, and shall give Sellers such other information with respect thereto as Sellers may reasonably request.

         With respect to any Tax Claim (other than a Tax Claim relating solely to Taxes of the Company for a Straddle Period), Sellers may, at their own expense, participate in and assume the defense of any such claim, suit, action, litigation or proceeding (including any Tax audit). If Sellers assume such defense, Sellers shall control all proceedings taken in connection with such Tax Claim (including selection of counsel) and may, in their reasonable discretion, pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in their reasonable discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that the prior written consent of Buyer shall be required for any matter that may reasonably be expected to adversely affect Buyer's tax position for any Buyer Year. Sellers and Buyer shall jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes of the Companies or the Subsidiaries for a Straddle Period.

         Buyer, the Companies and the Subsidiaries shall cooperate reasonably with Sellers in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon Sellers' request) the provision to Sellers of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder.

         In no case shall Buyer, the Companies or the Subsidiaries settle or otherwise compromise any Tax Claim relating to a Seller Year or a Straddle Period without Sellers' prior written consent (which consent shall not be unreasonably withheld). Neither party shall settle a Tax Claim relating solely to Taxes of a Company or a Subsidiary for a Straddle Period without the other party's prior written consent (which consent shall not be unreasonably withheld).

         (e) Resolution of Claims. Buyer and Sellers shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonable efforts to resolve any such claim or liability; provided that such party shall not be required to make such efforts if they would be detrimental in any material respect to such party.

         (f) To the extent that any indemnity payment pursuant to this Tax Sharing Agreement or the Stock and Asset Purchase Agreement by the Sellers relates to True Temper Ireland, Sellers (or any other indemnifying party) shall make such indemnity payment to the Buyer as a refund of purchase price paid in respect of shares of True Temper Ireland.

         4. Guarantees. USI (the "Guarantor") hereby unconditionally guarantees to Buyer (the "Guaranty") that Guarantor will duly and punctually pay and/or perform, as the case may be, all obligations, liabilities and undertakings of Sellers under this Tax Sharing Agreement.

         This Guaranty is an absolute, unconditional and continuing Guaranty by the Guarantor of the obligations, liabilities and undertakings of Sellers under this Tax Sharing Agreement in accordance with their terms and not of their collectibility only. Enforcement of the liabilities and obligations of the Guarantor hereunder is in no way conditioned upon any requirement that Buyer first attempts to collect or take any action against Sellers, or any other person primarily or secondarily liable with respect to such obligations, or resort to any security or other means of obtaining payment of any of the obligations, liabilities and undertakings of Sellers which Sellers may have or may acquire after the date hereof or upon any contingency whatsoever; provided, however, that nothing herein shall adversely affect Guarantor's rights to assert any defense available to Sellers under this Tax Sharing Agreement, the Stock and Asset Purchase Agreement or at law. Upon any default by Sellers in the full and punctual payment and/or performance of any or all of the obligations under this Tax Sharing Agreement, the liabilities and obligations of the Guarantor hereunder shall, at the option of Buyer, become forthwith due and payable to Buyer, without demand or notice of any nature, all of which are hereby expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by Buyer on any number of occasions until such time as the obligations of Sellers under this Tax Sharing Agreement are paid or satisfied, as the case may be, in full in accordance with their terms.

         5. Notwithstanding any other provision of this Tax Sharing Agreement, True Temper Seller's aggregate liability under this Tax Sharing Agreement, the Stock and Asset Purchase Agreement and Ancillary Agreements shall in no event exceed $3 million.

         6. Miscellaneous.

         (a) Except as otherwise expressly provided in this Tax Sharing Agreement, the provisions in Article 12 (other than sections 12.03) of the Stock and Asset Purchase Agreement shall apply equally to this Tax Sharing Agreement.

         (b) The fees, costs and expenses of Hilco Appraisal Services, LLC, Cushman & Wakefield and Arthur Andersen in connection with the appraisal of inventory, machinery and equipment, real estate and audits, which shall not exceed $500,000 in the aggregate, shall be borne by the Buyer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       JUSI HOLDINGS, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       SPEAR & JACKSON PLC


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       USI GLOBAL CORP.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       USI CANADA INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       ATT ACQUISITION CO.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       For purposes of Section 4 only
                                       U.S. INDUSTRIES, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title: